As filed with the Securities and Exchange Commission on
                                December 1, 2005

                                REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 4 TO FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                     AVVAA WORLD HEALTH CARE PRODUCTS, INC.
                 (Name of Small Business Issuer in its Charter)


        Nevada                         3272                    88-395714

   (State or other               (Primary Standard          (I.R.S. Employer
   jurisdiction Of                   Industrial            Identification No.)
  incorporation or                Classification
    organization)                   Code Number)

                            Box 459, 1710 Shuswap Ave
                            Lumby,BC, Canada V0E 2G0
                                 (250) 379-2727
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   JOHN FARLEY
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                     AVVAA WORLD HEALTH CARE PRODUCTS, INC.
                            BOX 459, 1710 SHUSWAP AVE
                            LUMBY,BC, CANADA V0E 2G0
                                 (250) 379-2727
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                             RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 ROUTE 9 SOUTH, SUITE 204
                           MANALAPAN, NEW JERSEY 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                  AMOUNT TO BE   OFFERING PRICE        AGGREGATE OFFERING       AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED              REGISTERED     PER SHARE                 PRICE                        FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001             23,239,436      $.071                 $ 1,650,000                 $  194.21
per share (1)

Common Stock, par value $.001             12,222,222      $ .20                 $ 2,444,444                 $  287.71
per share (2)

Common Stock, par value $.001              9,166,667      $ .25                 $ 2,291,667                 $  269.73
per share (3)

Common Stock, par value $.001              9,166,667      $ .30                 $ 2,750,000                 $  323.68
per share (4)

Common Stock, par value $.001              6,111,111      $ .45                 $ 2,750,000                 $  323.68
per share (5)

    Total                                 59,906,103                            $11,886,111                 $1,399.01
                                          ----------                            -----------                 ---------

(1) Represents shares of common stock issuable in connection with the conversion of promissory notes aggregating $1,100,000, held by Alpha Capital

Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc, respectively. We are required to register 150% of the shares of common stock calculated to be due upon conversion of the promissory notes. The price of $.071 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the estimated conversion price of the promissory notes. Specifically, 80% of the average of the three lowest closing bid prices of our common stock for the 30 trading days prior to conversion.

(2) Represents shares of common stock issuable in connection with the exercise of our Class A Warrants held by the following selling security holders: Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc, respectively. The price of $.20 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Class A Warrants.

(3) Represents shares of common stock issuable in connection with the exercise of our Class B Warrants held by the following selling security holders: Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc, respectively. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Class B Warrants.

(4) Represents shares of common stock issuable in connection with the exercise of our Class C Warrants held by the following selling security holders: Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc, respectively. The price of $.30 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Class C Warrants.

(5) Represents shares of common stock issuable in connection with the exercise of our Class D Warrants held by the following selling security holders: Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc, respectively. The price of $.45 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Class D Warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED                        , 2005




                     AVVAA WORLD HEALTH CARE PRODUCTS, INC.

            23,239,436 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
                     WITH THE CONVERSION OF PROMISSORY NOTES
            12,222,222 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
                      WITH THE EXERCISE OF CLASS A WARRANTS
             9,166,667 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
                      WITH THE EXERCISE OF CLASS B WARRANTS
             9,166,667 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
                      WITH THE EXERCISE OF CLASS C WARRANTS
             6,111,111 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
                      WITH THE EXERCISE OF CLASS D WARRANTS

Our selling security holders are offering to sell 23,239,437 shares of common stock issuable in connection with the conversion of promissory notes, 12,222,222 shares of common stock issuable in connection with the exercise of Class A Warrants, 9,166,667 shares of common stock issuable in connection with the exercise of Class B Warrants, 9,166,667 shares of common stock issuable in connection with the exercise of Class C Warrants and 6,111,111 shares of common stock issuable in connection with the exercise of Class D Warrants.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 1, 2005

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol "AVVW." The last reported sale price of our common stock on October 26, 2005 was $0.09.


We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants.

                                TABLE OF CONTENTS



                                                                          PAGE #

ABOUT US                                                                       1

RISK FACTORS                                                                   3

USE OF PROCEEDS.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                       8

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.                     9

BUSINESS                                                                      15

LEGAL PROCEEDINGS.                                                            19

MANAGEMENT                                                                    20

PRINCIPAL STOCKHOLDERS                                                        25

SELLING STOCKHOLDERS                                                          26

PLAN OF DISTRIBUTION                                                          28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                29

DESCRIPTION OF SECURITIES.                                                    30

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE.                                                       31

TRANSFER AGENT                                                                31

EXPERTS. 31

LEGAL MATTERS.                                                                31

FINANCIAL STATETMENTS.                                                         F

RECENT SALES OF UNREGISTERED SECURITIES.                                      33

                                    ABOUT US

                     HOW WE ARE ORGANIZED AND OUR OPERATIONS


We were originally incorporated under the laws of the State of Nevada on June 3, 1998. On June 28, 2002, we entered into a share exchange agreement with 648311 B.C. Ltd., a British Columbia corporation and our wholly owned subsidiary; and Mind Your Own Skin Products, Inc., a British Columbia corporation. At such time, we changed our name to AVVAA World Health Care Products, Inc. The historical financial statements enclosed in this registration statement are those of MYOSP (date of inception March 25, 1999).

We are a development stage global biotechnology company specializing in providing all natural, therapeutic skin care products. We intend to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world. We intend to provide to the public medically safe, natural, non-toxic health-care products. Specifically, products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. We are presently licensed to manufacture and distribute patented European skin care products which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. We intend to manufacture and market over-the-counter Neuroskin line of products through mass marketing food and drug channels in the United States. The four flagship core products of the Neuroskin lines are FDA compliant.

We commenced manufacturing operations and launched a consumer web site to generate Internet sales on December 1, 2004. Our flagship products are Neuroskin Spray, Dermac and ItchX. These products are registered FDA compliant products for over-the-counter pharmaceutical sales and also for cosmetic skin care sales. These products are ready to be manufactured, distributed and marketed worldwide. Two other FDA compliant products Nail Fit and Razor-Rash will be launched as complementary products.

The Company has not generated significant revenue, has a working capital deficit of $1,804,746 and has accumulated operating losses of $7,174,639 since its inception. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining short-term and long-term financing, the completion of product development and achieving profitability. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Summary Financial Data

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data are derived from our May 31, 2005 and 2004 audited financial statements.

                                      For the quarter ended       For the year        For the year
                                                                      ended               ended

                                         August 31, 2005          May 31, 2005         May 31, 2004
                                      ---------------------       ------------        -------------
STATEMENT OF OPERATIONS                                                                (as restated)
                                           (unaudited)              (audited)            (audited)
Revenues                                   $  19,581                   13,021               9,409
Net Income (Loss)                           (784,500)              (3,145,775)         (2,306,783)
General and Administrative Expenses          542,395                2,324,389           2,060,240
Impairment loss on assets                         --                  231,378              79,520
Research and Development Expenses             22,312                  269,432             155,690


                                        As of                     As of                  As of
                                    August 31, 2005            May 31, 2005           May 31, 2004
                                    ---------------            ------------           ------------
BALANCE SHEET DATA                                                                    (as restated)
                                      (unaudited)                (audited)              (audited)
Cash                                  $    27,231                  112,995               42,787
Total Current Assets                      371,269                  437,144               42,787
Total Assets                              803,338                  592,663              282,411
Total Liabilities                       2,897,018                2,241,890            1,790,299
Stockholders ` Equity (Deficiency)     (2,093,680)              (1,649,227)          (1,507,888)

Restatement

The Company restated its consolidated financial statements for the year ended May 31, 2004. The Company restated the financial statements to reflect the fair value of stock options granted to outside consultants and the correction of previously recorded share issuances. There was no change to the basic and diluted net loss per share resulting from the restatement. In addition to the restatements noted above, certain other revisions to the financial statement note disclosures were made to improve the overall presentation of the Company's financial statements.

                              WHERE YOU CAN FIND US

We are located at Box 459, 1710 Shuswap Ave, Lumby,BC, Canada V0E 2G0. Our telephone number is (250) 379-2727 and our facsimile number is (250) 379-2723.

                            SECURITIES OFFERED BY US

We are not offering any securities. All shares being registered are for our selling security holders.

                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to AVVAA World Health Care Products, Inc. and not to the selling shareholders.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH CAN LEAD TO OUR BUSINESS TO FAIL

Our date of inception is March 25, 1999 and we have had minimal revenues and nominal operations to date. Our accumulated losses were $7,959,139 as of August 31, 2005. Although, the present funding that we have received will allow us to commence our operations in full, we will continue to incur losses in the future and there is no assurance that we will generate significant revenues or become profitable.

Based upon current plans, we expect to incur operating losses in the immediate future as we prepare for the full implantation of our business plan. We anticipate expenses associated with the addition of more employees, expansion of office space and production facilities. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate sufficient revenues will cause us to go out of business.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated limited revenues. We have only generated $42,011 in revenues, and we have incurred a net loss of $7,959,139 as of August 31, 2005. If we cannot generate sufficient revenues from the sale of our products, we may not be able to implement our business plan and may be forced to cease our business activities.

SINCE OUR PRODUCTS ARE SUBJECT TO A LICENSE AGREEMENT, THE FAILURE TO RENEW SUCH LICENSE AGREEMENT IN THE FUTURE CAN CAUSE OUR BUSINESS OPERATIONS TO CEASE

Pursuant to two separate license agreements, we have been granted a 30 year with a 30 year renewal license, by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X. the company has the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. Risk to the company could occur if the Company attempted to transfer the License without the written consent of the inventor. Termination by the inventor could occur if the company was in bankruptcy or in receivership. Termination of the license could occur if the Company failed to pay out royalties to the inventor when due as outlined in the agreement, termination could occur if the Company failed to meet its 7% royalty payments on marketing goals of 2 million dollars in sales in year one, 4 million in year two, 6 million in year 3, and 8 million in year four from the start up date is Jan 1, 2005 first year that sales commence. Pursuant to the license agreement, the Company has prepaid $220,000 Royalty advances. The termination of such license agreement in the future could cause us to have a lack of products to sell and cause our business operations to cease.

WE INTEND TO COMMENCE LEGAL PROCEEDINGS AGAINST A FORMER OFFICER WHO HAS IMPROPERLY REGISTERED ALL PERTINENT DOMAIN NAMES IN HER NAME OR HER CONSULTING COMPANY'S NAME AND REFUSES TO TRANSFER OWNERSHIP TO US WHICH, IF SUCH LAWSUIT IS NOT SUCCESSFUL, RESULT IN THE LOSS OF KEY DOMAIN NAMES

Barbara Smith, our former Executive Vice President of Sales and Marketing, has improperly registered certain domain names in her name instead of ours. We contacted legal counsel regarding this to try to obtain control over such domain names and web sites. As of today, we have regained editing control of help4skincare.com and avvaa.com domain names and web sites. The registered ownership of the domain names is still registered in her name, or her consulting company's name, e-Clarity Consulting Inc. Both domain names are due for renewal in 2008 and control of such domain names and web sites may be lost if ownership is not given to us. In addition, the following domain names have been improperly registered to either Ms. Smith or e-Clarity Consulting Inc: help4animalcare.com, help4skincare.com, help4psoriaris.com, help4animalskincare.com, help4eczema.com, help4dermatitis.com, help4itchyskin.com, dermaluster.com, dermalustre.com, and sooaway.com. Ms. Smith refuses to transfer the registered ownership and control of these domain names to us. We have instructed legal counsel to commence legal proceedings seeking injunctive and other relief, recovery of full legal ownership and control of all domain names. The legal proceedings have not yet commenced. The failure to obtain the ownership of such domain names and control over editing of the respective web sites can cause us severe damage in the form of loss of brand identity and recognition currently being established during the launch period.

THE TERMINATION OF GOVERNMENT APPROVAL FOR THE PRODUCTS THAT ARE SUBJECT TO A LICENSE AGREEMENT CAN CAUSE US TO LOSE THE USE OF SUCH PRODUCTS RESULTING IN A LACK OF PRODUCTS TO GENERATE ANY SIGNIFICANT REVENUES

The products that we sell subject to a license agreement have received US FDA approvals as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products are in the process of renewal. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, The Netherlands, Belgium, Luxembourg and Lithuania. The termination of such government approvals in the US, Canada and all other countries covered by the license agreement will cause us to lose the use of such products resulting in a lack of products to generate significant revenues. This situation could arise should significant scientific evidence be brought forward that question the safety of components in the formulas. All other companies using the same components would be in a similar situation.

OUR RECENT FINANCING REQUIRES THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE WITHIN 90 DAYS AFTER THE INITIAL CLOSING DATE OF APRIL 5, 2005 AND IF THIS FAILS TO HAPPEN WE WILL INCUR LIQUIDATED DAMAGES

We recently received financing from the selling security holders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 90 days of the closing of the financing, which occurred on April 5, 2005. As this registration statement has not been declared effective by July 5, 2005 (July 4, 2005 is a legal holiday and the SEC is closed on such date), we began incurring liquidated damages equal to 5% of the purchase price of the issued promissory notes remaining unconverted, or 5% of the purchase price of the shares that have been issued based on the conversion of the promissory notes for each 30 day period that this registration statement is not declared effective after July 5, 2005. As all of the promissory notes issued totaling $800,000 are unconverted at this time, we have incurred total liquidated damages of $113,000, or $33,000 for the month of July and $40,000 each for the months of August and September.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF OUR CLOSING BID PRICE OF OUR COMMON STOCK AND THE DECREASE OF THE CLOSING BID PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS

The conversion of the promissory notes in our recent financing is based on 80% of the average of our closing bid price of our common stock for the 30 trading days before a conversion of promissory notes. Although, the minimum conversion price is $0.08 (for the first 8 months after closing only) and the maximum conversion price is $0.20, the price of our common shares may fluctuate and the lower the average bid price in the future, will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

-    Receive the purchaser's written consent to the transaction; and

-    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE LOSS OF WHOM COULD NEGATIVELY AFFECT US

John Farley, our Chief Executive Officer and President and Charles Austin, our Chief Financial Officer and Secretary are important to our success and both have no immediate plans for leaving the company or retiring; however if either became unable to continue in their present positions, our business and financial results could be materially negatively affected. With limited start up personnel, avVaa's initial core management team and current employee's have worked together to develop all aspects of the companies operations. Each has gained knowledge in every aspect of the day to day workings giving us full confidence in the ability to continue full operations with the loss of any key personnel short term

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE

We expect our business and number of employees to grow over the next year. Our plan is to hire eighteen new employees over the next twelve months. We intend to hire an executive assistant for the President and CEO in 2005. Other senior positions will include Vice President Institutional Sales, Technical Sales Manager and Manager of Internet Sales to be hired in September, 2005. Marketing personnel and customer service representatives will be increased by a total of eight new employees. Manufacturing, shipping and quality control personnel will be increased by a total of six. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth. Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth over the next 12 months. AVVAA World Health Care Products has explored several options for manufacturing and distribution. Presently, Natures Formulae Health Products Inc., an outsourced manufacturing company, has been secured in Kelowna, British Columbia, Canada to supply all necessary start-up and initial manufacturing requirements. Also a Distribution center operated by avVaa has been established in Vernon, British Columbia to handle distribution for the direct-to-consumer market and initial orders. If the Company fails to set up and fund other third party manufacturing and fulfillment centers in North America as volumes increase, the company could experience order cancellations and other loss of business that could put the Company at risk.

AVVAA's forecast includes the sales of the three initial products until October 2005, when three additional Neuroskin products will be introduced and launched in the U.S. mass merchant market. While not included in the forecasts, there is a possibility after the completion of appropriate market research that additional products will be launched in the forecast period. Failure to do so could slow the ability of the company to adapt to new markets.

The sales and marketing division of avVaa World Health Care Products Inc. will undertake both traditional marketing and Internet marketing initiatives to drive sales in targeted market areas. To carry out the marketing strategies, avVaa will concentrate on building a strong relationship with trade distributors (national and international) and end users to drive sales in the various market areas: direct consumer; institutional; clinical; mainstream retail and specialty merchants; private brand and cosmetic companies; and health and natural food stores. Failure to attract the mass merchants, pay for product displays and additional sales staff during the initial growth and training period could hamper the increase in sales necessary for the survival of the company.

Sales and marketing efforts will be initially focused on the USA markets direct to consumer and distributorship agreements. Expansion into international markets with sales and distributorship agreements will be aggressively pursued with early discussions having already taken place. These activities will be concurrent to the development of clinical, institutional and food, drug and mass merchant channels. AVVAA is forecasting substantial advertising, product launch and research and development expenditures Any failure to address the needs of our growing business successfully could have a negative impact on AVVAA's chance of success.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

PRODUCT DEFECTS COULD LEAD TO LITIGATION THAT WOULD PUT THE COMPANY AT RISK.

Although the Federal Food and Drug Administration (FDA) reviews and approves products for over the counter (OTC) drugs and cosmetics, their approval does not leave a company immune to litigation. We have followed the guidelines as established by the FDA and are not aware of any product defects at this time. However, if defects were found there could be a potential lawsuit. Substantial legal costs to defend against the claims or settlements would negatively impact the company.

CLAIMS AGAINST OUR INTELLECTUAL PROPERTY RIGHTS COULD LEAD TO LITIGATION THAT WOULD PUT THE COMPANY AT RISK.

Similarly, while we have a license agreement with the inventor and are confident in our exclusive rights in regards to said agreement, should another party step forward with claims of intellectual property rights we could be faced with litigation. Substantial legal costs to defend against the claims or settlements would negatively impact the company.

THE FIGHT FOR MARKET SHARE IN THE OVER THE COUNTER AND PRESCRIPTION DRUG MARKET PLACE WILL BE A DIFFICULT CHALLENGE.

The competition for market share in the market place is a significant risk for the AVVAA management and shareholders. The comparisons of competitive products fall into two categories, (1.) over-the-counter and (2.) prescription drugs. The avVaa products, namely Neuroskin Spray and Dermac, will compete in the over-the-counter market, competing directly with products that treat psoriasis, eczema, acne and dermatitis. In the prescription drugs category, prescribed products are only available through a general practitioner or dermatologist and are generally more expensive. Therefore avVaa considers these indirect competitors. The majority of treatments for psoriasis/eczema are in the prescription drug category and are expensive compared to over-the-counter treatments.There are a large number of acne treatments available over-the-counter and through mail order/infomercials which will be direct competitors crating a risk of not being able to penetrate the market.

Initial desk research on the competitive environment has been undertaken to complete the business plan, however, the second phase of market research planned will be an extremely comprehensive and full qualitative and quantitative research. This critical data collected and analyzed will direct the company into its next phase of evolution and could help lower the risk potential.

Milestones in competitive environment will include the second phase of indepth research concluded by the end of 2005. During 2006, follow up research will be planned to gauge the success of the marketing messages and product performance. This research is planned in survey and focus group testing.

The consumer website will be constantly monitoring the pulse of the customer. Surveys and questionnaires will be included on the site with contests to stimulate responses. At every touchpoint, the customer's perceptions will be gauged. We cannot guarantee that we will be successful in competing in the market with AVVAA Products in this very competitive Market. Failure to generate sales revenues will cause AVVAA to go out of business.

THE MARKET ACCEPTANCE OF AVVAA PRODUCTS IS NOT GUARANTEED AND ANY LACK OF ACCEPTANCE WILL CREATE ADDITONAL BURDENS ON THE COMPANY

There is a risk that the Products developed will not be accepted in the Market place. The avVaa Research and Development team feels that Neuroskin Sprays are effective treatment to all major skin diseases. The Research and Development team will conduct American clinical trials to support the findings in Germany. The core products are registered FDA compliant and DIN approved as over-the-counter pharmaceuticals as well as cosmetic skin care products, this will not insure acceptance in the market place. We cannot guarantee that we will be successful in generating the sales of the AVVAA Products in this competitive Market. Failure to generate sales revenues will cause AVVAA to go out of business.

THERE ARE RISKS ASSOCIATED WITH THE INTRODUCTION OF NEW PRODUCTS THAT COULD RESULT IN DELAYS TO ANTICPATED LAUNCH DATES WHICH WOULD NEGATIVELY EFFECT THE FINANCIAL SITUATION OF THE COMPANY.

There is an inherent risk with the development of new products. The cost of development could be prohibitive or we may not have the funds available to proceed after initial development has been initiated. There may also be regulatory issues particular to a specific product segment that will have to be addressed. For example we have a natural insect repellent that has been delayed as it has four active ingredients whereas FDA regulations restrict the number of active ingredients to two. The launch date of the product has thus been delayed as it had been returned to the product development stage. The business plan calls for the launch of new products on an ongoing basis and any delays could negatively effect the financial situation of the company.

POTENTIAL INTEGRATION IN CORPORATE COMBINATIONS, SUCH AS THE ONCE PROPOSED TRANSACTIONS WITH MYSTIC MOUNTAIN OR THE ONIONLAKE BANK REPRESENTS A CALCULATED RISK TO BE MANAGED.

When two companies enter into a joint arrangement there are risks involved in reaching the intended level of interaction. There are no assurances that the combination would be profitable or could be integrated successfully. We had anticipated working with both Mystic Mountain and the Onion Lake First Nation's Band. However due to a change in the Band leadership, it was agreed by all parties to terminate the agreement as of July 7th, 2004. Subsequently the Mystic Mountain venture was also cancelled on July 23, 2004. At this time there are no other corporate combinations under consideration, however there would be a potential risk for incompletion were this avenue to be sought for future expansion and implementation of the strategic plan.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol "AVVW." The following table sets forth the high and low bid prices for our common stock for the last three fiscal years (since the first fiscal quarter of the fiscal year June 1, 2002 through May 31, 2005).


YEAR                QUARTER                          HIGH          LOW
----         ------------------------------         ------        -----

2002         First (June 1-August 31)                1.20         0.225

2002         Second(September 1-November 30)         0.67          0.40

2002-03      Third (December 1-February 28)          0.65          0.30

2003         Fourth(March 1-May 31)                  0.65          0.32

2003         First (June 1-August 31)                0.60          0.32

2003         Second(September 1-November 30)         0.56          0.30

2003-04      Third(December 1-February 28)           0.51          0.30

2004         Fourth(March 1-May 31)                  0.74          0.25

2004         First(June 1-August 31)                0.578          0.22

2004         Second(September 1-November 30)         0.39         0.235

2004-05      Third(December 1-February 28)           0.31         0.145

2005         Fourth(March 1-May 31)                  0.25          0.09

2005         First(June 1-August 31                  0.19          0.10


As of October 26, 2005, in accordance with our transfer agent records, we had 184 shareholders of record. Such shareholders of record held 35,665,572 shares of our common stock.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of October 26, 2005, with respect to compensation plans under which our equity securities are authorized for issuance:

                                      (a)                      (b)                    (c)

                                -----------------       -----------------          -----------------
                             Number of securities        Weighted-average          Number of securities
                             to be issued upon           exercise price of         remaining available for
                             exercise of                 outstanding options,      future issuance under
                             outstanding options,        warrants and rights       equity compensation plans
                             warrants and rights                                   (excluding securities
Equity compensation                 22,464,284                $0.29                     700,000

plans approved by

security holders

Equity compensation                   None

plans not approved

by security holders

    Total                           22,464,284                                          700,000

                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:


- Make a suitability determination prior to selling a penny stock to the purchaser;


-    Receive the purchaser's written consent to the transaction; and


-    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

OVERVIEW


We were incorporated on June 3, 1998 in the State of Nevada. On June 28, 2002, we completed the acquisition of 100% of the common shares of Mind Your Own Skin Products Inc. ("MYOSP"), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,501 common shares, after a 1 new for 5 old reverse stock split of our issued common shares. This share issuance resulted in a reverse takeover of us by the shareholders of MYOSP. Certain directors and officers of MYOSP became our directors and officers. The historical financial statements included in this registration statement are those of MYOSP (date of inception March 25, 1999).

We are a global biotechnology company specializing in providing all natural, therapeutic skin care products. We intend to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world. Our mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. We are presently licensed to manufacture and distribute patented Europeans skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. We intend to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. We have developed a business plan and conducted research with respect to marketing the products.

In September 1999, Mind Your Own Skin Products, Inc. (which is our subsidiary now) signed a license agreement with Stalwart United Participations Limited to obtain a license for various human and animal skin care products. A subsequent agreement was signed in February 2002. The agreements are for certain human health care products, human skin care products, animal health care products and animal skin care products.. The original license fee was $110,000. The territory granted is the entire world except for Germany, Switzerland, Austria, The
Netherlands, Belgium, Luxembourg and Lithuania. "Neuro Skin" is the United States trademark for our products. It is registration number 2,235,063 with the United States Patent and Trademark office. In March 2005, our trademark counsel filed certain declarations to maintain this trademark.

The Company is obligated to pay out 7% of sales to the inventor on marketing goals of 2 million dollars in sales in year one, 4 million in year two, 6 million in year 3, and 8 million in year four from the start up date of January 1, 2005. The Company has prepaid $220,000 in Royalty advances as required by the license agreement.

We are considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We commenced manufacturing operations and launched a consumer web site to generate Internet sales on December 1, 2004.

As of August 31, 2005, we have a working capital deficit of $2,525,749 and have accumulated operating losses of $7,959,139 since our inception. Our continuation is dependent upon the continuing financial support of creditors and stockholders, obtaining long-term financing, generating significant revenue and achieving profitability. These conditions raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Key trend and analytical points on the potential effects of known trends.

Avvaa management has studied trends in the aging population and the widespread problem of Skin Diseases. The emotional and social consequences of skin disease are often profound and life altering. "In cases where psoriasis plaques are visible, patients can suffer severe humiliation and depression; some even withdraw from society and become isolated. In one study, 75% of patients reported that psoriasis undermined their confidence. Another study reported that 8% felt their life was not worth living". 1 Dr. Iona Ginsburg, MD, Associate Clinical Professor of Psychiatry in Dermatology at New York's
Columbia-Presbyterian   Medical  Center,   wrote  in  a  1995  journal  article:
"Psoriasis is a disease that, in attacking the skin, attacks the very identity of the individual. Many patients have to deal on a daily basis with shame, guilt, anger and fear of being thought dirty and infectious by others"

     o Seventeen million (17 million) Americans have acne (*The National Institute of Arthritis and Musculoskeletal and Skin Diseases).

     o There are 7 million people living in the United States that are affected by some form of psoriasis. Approximately two hundred and fifty thousand new cases are reported each year. (*Well-Connected Report, 1999 Nidus Information Services Inc., June 1999).

     o "Skin problems are exceedingly common: 30% of Americans have dermatological conditions requiring a physician's care. Moreover, the skin and its appendages (the hair and nails) play a paramount role in our psychological makeup." (*Cecil Textbook of Medicine 20th edition, 1996).


11999 Nidus Information Services,  Inc. Well-Connected Report:  Psoriasis.  June
1999


     o Over 16 million people living in the United States are affected by eczema (*The National Institute of Arthritis and Musculoskeletal and Skin Diseases).

     o *Research by the National Psoriasis Association, the USA Dermatologist Association and other institutions indicate that close to $4 billion is spent on treatments for psoriasis, eczema, and acne per year.

     o "85% of the US population between ages 12-25 develop some form of acne." (*FDA Consumer Report, "On the Teen Scene" section of WebMD Health).

     o The psoriasis market is continuing to grow with the aging population and affects between 0.5% - 3% of the world's population, (*Well-Connected Report, 1999 Nidus Information Services Inc., June
          1999).

     o *Forrester Research states in their article "B2B Healthcare Spending Shifting Online" (Jan. 2000), "Over-the-counter drugs, health and beauty aids will contribute $1.9 billion and $900 million, respectively, to the online retail category."

     o The market size for the health and natural food store market tops 9,245 stores in USA with sales reaching $14 billion in 2000. (*source: www.marketresearch.com)

Because of these growing trends AVVAA management has set site on these Primary Target Markets and Secondary Target Markets.

Primary

     o Individuals suffering with psoriasis, eczema and acne and various other skin diseases;
     o    Pharmacy Retail outlets;
     o    Mainstream and Specialty Drug and Food Chain outlets; and
     o    Institutions - hospitals, clinics, prisons.

Secondary

     o    Private brand companies;
     o    Cosmetic companies; and
     o    Health and Natural Food Store Market.

In addition to the direct AVVAA employee's, and to insure that AVVAA can sell through to the Primary and Secondary markets the following actions have been taken:

     1) Crossfire Network Inc. was hired as a consultant / Independent Contractor in January of 2005 for the sole purpose of assisting and executing the sales plan in conjunction with AVVW. Crossfire Network personnel and associates have a strong track record of sales and marketing on a global basis that positions products on retail shelves, which will assist in accomplishing AVVW's sales targets in the Primary Markets. Additionally, Crossfire Network Inc. will place products with the Health and Natural Food Store Markets. Crossfire has the necessary associates and reputation to accomplish the AVVAA sales objectives. One of Crossfire's principal's is Jim Walgreen Jr., who of course has the Walgreen's business contacts, but also will be instrumental in placing the AVVAA products on other mass retail shelves.

PLAN OF OPERATIONS FOR THE NEXT TWELVE MONTHS

We are presently licensed to manufacture and distribute patented European skin care products, which were scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. We intend to manufacture and market over-the-counter the Neuroskin line of products through direct to consumer sales followed by penetration into the food, drug and mass distribution channels in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. We have developed a business plan and have conducted research with respect to marketing the products.

We will initially seek to generate sales and begin building brand awareness by aggressively marketing these products through the Internet. The Internet is only one element in the overall business strategy. An integrated approach will ensure cohesive efforts support both online and offline sales and marketing strategies. A comprehensive marketing plan has been developed.

Manufacturing operations commenced in November 2004 at Natures Formulae manufacturing facility in Kelowna, British Columbia with the production of the three core products of the Neuroskin line. In addition, a consumer web site was launched on December 1, 2004, which can be viewed at http://www.help4skincare.com. This consumer-orientated information and product purchase web site was developed specifically to open a direct line to consumer sales channel.

On August 30, 2005, the Company completed the purchase of a building and property in Lumby, British Columbia to serve as the head office.

                Restatement of May 31, 2004 Financial Statements

The Company restated its consolidated financial statements for the year ended May 31, 2004. The Company restated the financial statements to reflect the fair value of stock options granted to outside consultants and the correction of previously recorded share issuances.

There was no change to the basic and diluted net loss per share resulting from the restatement.

In addition to the  restatements  noted above,  certain  other  revisions to the
financial   statement  note   disclosures  were  made  to  improve  the  overall
presentation of the Company's financial statements.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED AUGUST 31, 2005 ("2005") COMPARED TO THE THREE MONTHS ENDED AUGUST 31, 2004 ("2004")

Manufacturing operations commenced at the end of November 30, 2004 and a consumer web site was launched in December 2004, to enable the commencement of sales through the Internet, and through fax and mail orders. An animal care product line was launched in May 2005.

The net loss in 2005 was $784,500 ($ 0.02 per share) compared to a net loss of $607,202 ($0.03 per share) in 2004, an increase of $177,298. The primary cause of the increased loss was the increase in interest expense which increased $181,826; this was offset by the decrease in Selling, general and administrative expenses of $40,779. Of the increase in the interest expense, $43,280 relates to expensing the intrinsic value of the beneficial conversion feature of the $140,000 which was advanced under the financing agreements on August 1, 2005, $124,179 was for the accretion of the discount on the convertible notes, and the balance of interest expense relates to the convertible notes and the advance payable. Debt issue costs of $40,230 pertaining to the financing agreements was recognized in 2005 compared to none in 2004. Sales in 2005 contributed Gross profit of $9,130; there were no sales in 2004.

RESULTS OF OPERATIONS FOR YEAR ENDED MAY 31, 2005 ("2005") COMPARED TO THE YEAR ENDED MAY 31, 2004 ("2004")

Manufacturing operations commenced at the end of November 30, 2004 and a consumer web site was launched in December 2004, to enable the commencement of sales through the Internet, and through fax and mail orders. An animal care product line was launched in May 2005.

The net loss in 2005 was $3,145,775 ($ 0.11 per share) compared to a net loss of $2,306,783 ($0.11 per share) in 2004, an increase of $838,992. Contributing to the increase losses is an increase in interest expense of 315,331. Of this amount, $213,941 relates to expensing the intrinsic value of the beneficial conversion feature of the convertible debt issued on April 5, 2005, $68,436 was for the accretion of the debt discount, and the balance is interest expense accrued on the convertible notes. In addition, the impairment loss on assets increased by $151,858, as the Company fully provided for the advance royalty deposits of $220,000 and patent protection costs of $11,378. Research and development expenses increased by $113,742. Selling, general and administrative expenses increased by $264,149, as a result of our increased efforts to manage the manufacturing, distribution, marketing and sale of health care products throughout the world.

Consulting fees paid to management and to consultants for advice in obtaining funding for us and for marketing assistance in 2005 totaled $538,696 compared to $616,500 in 2004, a decrease of $77,804.

In 2005, stock-based compensation for services provided to us totaled $1,409,986 compared to $1,053,670 in 2004, an increase of $356,316 which was attributable to increased services for marketing assistance.

LIQUIDITY AND CAPITAL RESOURCES

During the quarter ended August 31, 2005, operations were financed by the following material sources of funds; proceeds from the issuance of convertible notes for $140,000, funds advanced from relatedrelated parties (net of repayments) of $68,811. In addition, $309,883 was expended on the purchase of property and equipment, primarily the head office building and property in Lumby, British Columbia which was financed though mortgages totaling $294,836.

As of August 31, 2005, we had cash and cash equivalents of $27,231 and had a working capital deficit of $2,525,749. As of the year ending May 31, 2005, we had a working capital deficit of $1,804,746.

As of August 31, 2005 we had inventory on hand of $321,678, consisting of raw materials ($149,750) and finished goods ($171,928).

On April 5, 2005, the Company completed financing agreements totaling $1,100,000. Under the agreements the Company will issue up to $1,100,000 in convertible notes. The convertible notes bear interest at 8% and are due on April 5, 2006. Any accrued interest is payable upon each conversion and on the due date. The notes are convertible into common shares of the Company over a twelve-month period. The conversion price is based on 80% of the average of the three lowest closing prices of the Company's stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price. The notes are secured by a grant of a general security interest in all of the Company's assets both tangible and intangible.

The Company is to issue four series of share purchase warrants assuming the complete conversion of the notes issued on April 5, 2005 at a conversion price determined by dividing the convertible notes by the lesser of $0.16 or 80% of the volume weighted average price of the common stock for the thirty trading days preceding April 5, 2005 as follows: Class A warrants equivalent to the number of shares issued on the convertible note exercisable at $0.20 per share; Class B warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.25 per share; Class C warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.30 per share; and Class D warrants equivalent to 50% of the number shares issued on the convertible note exercisable at $0.45 per share. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price. The Company has received $660,000 under the terms of the convertible notes and is to receive the balance of $440,000 once the Company has filed an SB-2 Registration Statement ("SB-2") with the SEC that is declared effective. If the SB-2 is not declared effective within ninety days after April 5, 2005, the Company must pay a penalty of 2% for each thirty-day period of the convertible notes remaining unconverted and the purchase price of any shares issued upon the conversion of the notes.

On April 5, 2005, the Company issued 4,125,000 Class A warrants, 3,093,750 Class B warrants, 3,093,750 Class C warrants, and 2,062,500 Class B warrants pertaining to the $660,000 in convertible notes issued. The remaining warrants will be issued upon the receipt of the additional financing of $440,000 as described above.

In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company recognized the intrinsic value of the beneficial conversion feature of $213,941 as additional paid-in capital. In addition, in accordance with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $446,059 as additional paid-in capital. The fair value of the warrants issued were determined by using the Black-Scholes option pricing model assuming an expected life of five years, a risk free interest rate of 4.07%, an expected volatility of 111%, and an expected dividend yield of 0%. The Company will record further interest expense over the term of the convertible notes of $446,059 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be increased to the face value of $660,000 at maturity. To August 31, 2005 accrued interest of $21,408 (May 31, 2005 - $8,100) has been included in accrued liabilities, and interest expense in the three months ended August 31, 2005 of $112,431 has been accreted increasing the carrying value of the convertible notes to $345,308 (May 31, 2005 - $232,877).

There are specific provisions for use of proceeds and penalties should the Company vary more than 5% for each individual item specified on the use of proceeds. The Company is also committed to paying a due diligence fee of 9% of the total convertible notes issued (50% or $49,500 of which was paid in cash and the other 50% was paid in the form of $49,500 in convertible notes with the same terms as above). For the $49,500 in convertible notes, the Company recognized the intrinsic value of the beneficial conversion feature of $18,000 as additional paid-in capital and a charge to interest expense in fiscal 2005.

The Company incurred debt issue costs of $154,550 relating to these convertible notes in fiscal 2005. During the three months ended August 31, 2005, $38,955 ($23,712 in the period ended May 31, 2005) has been charged to debt issue costs and the balance of $91,883 will be expensed over the remaining term of the convertible notes.

On August 1, 2005, the financing agreements were amended and the Company issued $140,000 in convertible notes. The terms and conditions of the original agreements are unchanged except that the maximum conversion price for the convertible notes was reduced from $0.20 to $0.16 per share and there is no minimum conversion price. Also the penalty for the delay in the Company's SB-2 filing with the SEC becoming effective within 90 days of April 5, 2005 has been increased to 5% for each 30 day period. The Company issued 1,129,761 Class A warrants exercisable at $0.20 per share, 847,321 Class B warrants exercisable at $0.25 per share, 847,321 Class C warrants exercisable at $0.30 per share, and 564,881 Class D warrants exercisable at $0.45 per share, pertaining to the $140,000 in convertible notes issued. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price. The Company recognized the intrinsic value of the beneficial conversion feature on the $140,000 convertible note of $43,280 as additional paid-in capital and interest expense. The Company recognized the fair value of the detachable warrants of $96,720 as additional paid-in capital. The Company will record further interest expense over the term of the convertible notes of $96,720 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be increased to the face value of $140,000 at maturity. As at August 31, 2005, accrued interest of $921 has been included in accrued liabilities, and interest expense in the three months ended August 31, 2005 of $11,748 has been accreted increasing the carrying value of the convertible notes to $55,028.

The Company incurred debt issue costs of $10,500 relating to the $140,000 convertible notes. During the three months ended August 31, 2005, $1,275 has been charged to debt issue costs and the balance of $9,225 will be expensed over the remaining term of the convertible notes.

CRITICAL ACCOUNTING POLICIES

We have chosen accounting policies that we believe are appropriate to accurately and fairly report our operating results and financial position, and apply those accounting policies in a consistent manner.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires that management make estimates and assumptions. Assets, liabilities, revenue and expenses, and disclosure of contingent liabilities are affected by such estimates and assumptions. The most significant assumptions are employed in estimates used in determining values of inventories and intangible assets, as well as estimates used in applying the revenue recognition policy. We are subject to risks and uncertainties that may cause actual results to differ from those estimates, such as changes in the industry environment and competition. We believe the following accounting policies are the most critical because they involve the most significant judgments and estimates used in the preparation of our consolidated financial statements.

Inventory. Raw materials are recorded at the lower of cost and replacement cost and finished goods are recorded at the lower of cost and net realizable value. The Company evaluates inventory for estimated obsolescence based on the length of time the inventory has been unsold and on projections of future demand and market conditions. For those units in inventory that are so identified, we estimate their net realizable value based on current realization trends. If the projected net realizable value is less than cost, on a product basis, we provide a provision to reflect the lower value of that inventory. We have only recently produced our inventory and started the sales process. We have no record of historical returns. We believe we will be able to realize our projected margins and recover our inventory costs; however, there is no assurance that this will be the case.

Intangible assets and other long-lived assets. We review our property and intangible assets for possible impairment on an annual basis whenever events of circumstances indicate that the carrying amount of an asset may not be recoverable. Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. Such assumptions include projections of future cash flows and, in some cases, the current fair value of the asset. In addition, our depreciation and amortization policies reflect judgment on the estimated useful lives of assets. Our estimate of future cash flows is critical to our ability to recover the value of our intangible and other long-lived assets. In particular, our licensing agreement has specific sales targets which we must meet under our licensing agreement. Should actual sales be lower than our projections there is a possibility that we would not meet the requirements of our licensing agreement. Revenue recognition. Revenue is recognized upon delivery of the product, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. This is generally at the time products are received by the customer. Until the Company can establish a history or returns, recognition of revenue will be deferred on sales to distributors who have right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates. We have only recently begun selling products to retail customers through the internet and have not developed a history of returns. Our retail customers are permitted to return our products for a refund. We have not to date, had any of our products returned. Once historical patterns are established, this will allow us to develop sales return allowances. At this time it will be necessary to reduce gross revenue for projected returns. To date we have not made any sales to distributors.

                             BUSINESS - OUR COMPANY

                             A SUMMARY OF WHAT WE DO

About Us

We were incorporated on June 3, 1998, in the State of Nevada. We have yet to generate significant revenues and in accordance with SFAS #7, are considered a development stage company.

From inception to March 14, 2000, we were actively engaged in the acquisition and exploration of mineral properties containing gold, silver, copper, zinc and/or other mineral deposits. We operated our preliminary business as an exploration stage company with the intent to receive income from property sales, joint ventures or other business arrangements with larger companies, rather than developing and placing our properties into production on our own.

Pursuant to an Agreement and Plan of Merger (the "Acquisition Agreement") effective September 12, 2000, we acquired 100% of all the issued and outstanding shares of common stock of Anmore Management Inc., a Delaware corporation, for $90,000 and 10,000 of our shares valued at a nominal $10. On May 22, 2002, we and Anmore Management Inc. agreed to reduce the cash settlement of the Acquisition Agreement to $40,000 from $90,000. The acquisition was approved by the Board of Directors and a majority of the shareholders of both Anmore Management Inc. and us on September 12, 2000. Upon effectiveness of the acquisition, we elected to become the successor issuer to Anmore Management Inc. for reporting purposes under the Securities Exchange Act of 1934 ("the Act") and elect to report under the Act effective September 12, 2000. Anmore Management Inc. assumed the name Sierra Gigante Resources, Inc. Our officers and directors became the officers and directors of Anmore Management Inc. The $40,010 was treated, for accounting purposes, as a reduction of additional paid in capital and not as goodwill as the nature of the transaction was to allow us to report under the Act by way of reorganization.

On June 28, 2002 (the "Effective Date"), pursuant to a Share Exchange and Share Purchase Agreement ("Share Exchange") among us; 648311 B.C. Ltd. ("648311"), a British Columbia corporation and our wholly owned subsidiary; and Mind Your Own Skin Products, Inc., ("MYOSP") a British Columbia corporation, 648311 acquired 12,112,500 shares of MYOSP and we acquired 225,000 shares of MYOSP. The aggregate of 12,337,500 shares of MYOSP represented all of the issued and outstanding shares of MYOSP. In consideration for this transaction, the shareholders that transferred 12,112,500 shares to 648311, received 12,112,500 exchangeable shares of 648311. At the time of closing of this transaction, we issued 12,112,500 of our shares to 648311. The exchangeable shares can be converted into an equivalent amount of our shares. The one shareholder that transferred 225,000 shares in MYOSP to us received 225,000 of our shares. Prior to this transaction, we had 2,708,879 shares issued and outstanding. After this transaction, we had 15,046,379 shares issued and outstanding.

On the Effective Date, Raymond Merry resigned as our President and Chief Executive Officer, but remained as our director until September 26, 2002 when James MacDonald replaced him. William G. Davenport resigned as our director. The following persons became members of our board of directors: John Farley, Charles Austin and Dr. Mark Alden. Mr. Farley also became President and Chief Executive Officer and Mr. Austin also became Chief Financial Officer and Secretary.

The Share Exchange was approved by the unanimous consent of the Board of Directors of Sierra Gigante, 648311 and MYOSP on June 28, 2002. At such time, we changed our name to AVVAA World Health Care Products, Inc.

On June 28, 2002, pursuant to the terms of the MYOSP transaction, we completed a reverse split of our common stock on a 5 for 1 basis, such that every five shares of common stock issued and outstanding immediately prior to the reverse split was changed into one share of fully paid common stock.

Business Plan

We are a global  biotechnology  company  specializing  in providing all natural,
therapeutic  skin  care  products.   We  intend  to  manage  the  manufacturing,
distribution, marketing and sale of health-care products throughout the world.

Our mission is to provide to the public medically safe, natural, non-toxic health-care products. Specifically, products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. We are presently licensed to manufacture and distribute patented European skin care products which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. We intend to manufacture and market over-the-counter Neuroskin line of products through mass marketing food and drug channels in the United States. The four flagship core products of the Neuroskin lines are FDA compliant, meaning the Federal Drug Administration has reviewed and approved our formulations and its' labeling. There are no further registration requirements to be able to sell our products in the United States. We have conducted research with respect to marketing the products.

Our flagship products are Neuroskin Spray, Dermac and ItchX. These products are registered FDA compliant products for over-the-counter pharmaceutical sales and also for cosmetic skin care sales. These products are ready to be manufactured, distributed and marketed worldwide. Two other FDA compliant products Nail Fit and Razor-Rash will be launched as complementary products.

Pursuant to two separate license agreements, we have been granted, by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received US FDA approvals as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products are in the process of renewal. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, The Netherlands, Belgium, Luxembourg and Lithuania.

The agreements provide for the joint ownership of all applicable patents and patents pending, patent applications, trade marks, copyright, secret processes, formulae, technical data and other scientific and technical information has been secured.

Terms of the license agreements call for total advance royalty payments of $220,000. The licensor will be entitled to royalties on the sale of products by us at a rate of approximately 7% of sales. We have paid $220,000. The term of the agreements are for thirty years with automatic renewal rights.

The original registrant for the various approvals was the inventor, Gerd Thorne and licensor, Stalwart United Participations Limited.

An amount of $11,378 was paid to protect certain Canadian patent rights for the Neuroskin product. These costs were written off during the year due to the uncertainty about expected future cash flows from the sales of products.

We intend to globally market, manufacture and distribute over-the-counter, non-toxic, all natural skin care products to control specific skin disorders including eczema, psoriasis, dermatitis, acne and various other types of skin conditions.

The initial launch of products will take place in the United States. Markets in Canada and the rest of North and South America, and the Caribbean will be launched in Years 4 and 5.

To carry out our marketing strategies, we will concentrate on a strong relationship with consumer and channel customers to drive sales in the market areas of direct consumer, institutional, mainstream retail & specialty merchants, private brand and cosmetic companies, and health and natural food stores. The core products will be initially introduced throughout the United States followed by the rest of the Americas and the world. Contacting of both pharmaceutical sales and marketing specialists, as well as manufacturing and distribution, companies has been ongoing.

Our major goal is to provide a better quality of life for our customers by relieving the severe and underlying pain caused by skin disorders while at the same time generating substantial returns for investors.

On January 2, 2004, we completed the October 15, 2003 agreement (as amended January 1, 2004) to purchase certain operational business assets of 5943609 B.C. Ltd. (dba Mystic Mountain Body and Spa Products) ("Mystic"), a company based in British Columbia, Canada. Mystic is a manufacturer and seller of bath, skin, body and aromatherapy products. The assets purchased included inventory, property and equipment, including all intellectual property and intangible assets of Mystic. In return, we issued two promissory notes totaling CAD$100,000 to the owner of Mystic due on April 30, 2004. Both promissory notes are non-interest bearing and unsecured. Both parties decided to terminate the agreement but have not yet settled the terms. We wrote-off all the assets we acquired from Mystic totaling $79,520, as of May 31, 2004.

On December 22, 2003, we entered into a Letter of Commitment to participate in a Joint Venture with First Nations Band (the "Band"). According to the terms of the Agreement, the Joint Venture was to be owned 51% by the Band and 49% by us. We were to have contributed all the property and equipment, including all intellectual property and intangible assets, and inventory of Mystic. We were also to have provided its management expertise to supervise the construction of a manufacturing facility on the Band's land, purchase and install suitable equipment, and prepare a business plan. The Band was to contribute a total of CAD$5,000,000 to be used to construct the manufacturing facility, to purchase manufacturing equipment and to fund start up and operating costs. The Band contributed CAD$50,000 on December 22, 2003 and made an additional advance of CAD$52,000 on March 2, 2004 to help develop the business plan and a start-up plan. The total advances of CAD$102,000 was refundable should the Band not approve the start-up plan. Upon acceptance of the start-up plan, the remaining CAD$4,898,000 was to be advanced according to the approved schedule in the start-up plan. The parties decided not to proceed with the Joint Venture, and to date, we have repaid CAD$30,000, leaving a balance owed of CAD$72,000.

On July 23, 2004, we entered into a Stock Purchase Agreement with Seaside Investments PLC, a private London investment company, for the purchase by the investment company of US$1,177,970 of our common shares at $.46 per share, in exchange for shares of Seaside Investments PLC. Based on this, we issued Seaside Investments PLC 2,550,000 shares of our common stock, which are currently being held in escrow. We entered into a "lock-up" agreement with Seaside Investments PLC pursuant to which it agreed not to trade the AVVAA shares it received as a result of this transaction for a period of one year from the closing date. The closing of this transaction is subject to certain contingencies, including the listing of the investment company shares on the London Stock Exchange on or before September 30, 2004. To date, this has not occurred, and on September 20, 2005, we cancelled the 2,550,000 shares issued to Seaside Investments PLC.

MATERIAL AGREEMENTS

License Agreements

In September 1999, Mind Your Own Skin Products, Inc. (which is our subsidiary now) signed a license agreement with Stalwart United Participations Limited to obtain a license for various human and animal skin care products. A subsequent agreement was signed in February 2002. The agreements are for certain human health care products, human skin care products, animal health care products and animal skin care products.. The original license fee was $110,000. The territory granted is the entire world except for Germany, Switzerland, Austria, The
Netherlands, Belgium, Luxembourg and Lithuania. "Neuro Skin" is the United States trademark for our products. It is registration number 2,235,063 with the United States Patent and Trademark office. In March 2005, our trademark counsel filed certain declarations to maintain this trademark.

The Company is obligated to pay out 7% of sales to the inventor on marketing goals of 2 million dollars in sales in year one, 4 million in year two, 6 million in year 3, and 8 million in year four from the start up date of Jan 1, 2005. To minimize the risk the Company has prepaid $220,000 in Royalty advances.

Summit Laboratories, Inc.

This agreement was executed in February 2005. This agreement is for Summit to manufacture the Neuroskin Spray and Dermac Acne product for us. The term of the agreement is for 2 years and will automatically renew for additional 2 year period unless either party provides notice of termination at least 30 days prior to termination of the term.

Natures Formulae Health Products Ltd.

This agreement was executed in September 2004. This agreement is for Natures Formulae to manufacture and bottle the Neuroskin Spray and dermac Acne product for us. It is a non-exclusive manufacturing agreement They will require a 50% deposit on all orders we place with them. It is for a term of 2 years.

Crossfire Network, Inc.

This agreement was executed in January 2005. It provides for Crossfire to market and sell our products. The agreement is effective until February 2010. Crossfire's compensation is as follows: (1) $10,000 per month on February 2005 and an additional $10,000 per month thereafter during the term of the agreement;
(ii) 1,900,000 shares of our common stock; (iii) if we introduce any new products into the market, an additional 400,000 shares; and (iv) 15% gross commission on the sales of our products.

APRIL 2005 FINANCING

On April 5, 2005, we completed financing agreements by signing subscription agreements for a maximum of $1,100,000. The initial closing was for financing of $660,000 of the $1,100,000 for which we issued a convertible promissory note. The initial funding was undertaken as follows: (i) Alpha Capital Aktiengesellschaft - $270,000; Platinum Partners Value Arbitrage Fund LP - $270,000; JM Investors, LLC - $90,000; Osher Capital Inc. - $30,000. Under the subscription agreement, we will receive the remaining $440,000 upon the effectiveness of our registration statement, and at that time, we will issue a convertible promissory note for that amount.. The note is convertible into our common shares over a twelve-month period on a formula basis. The conversion price is based on the average of the three lowest closing prices of our common stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price. The maximum conversion price is $0.20. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock. In addition, we issued four series of share purchase warrants. The Class A Warrants are exercisable at $0.20 per share, the Class B Warrants are exercisable at $0.25 per share, the Class C Warrants are exercisable at $0.30 per share, and the Class D Warrants are exercisable at $0.45 per share. The warrants expire in five years and are callable by us when the market price is 200% of the exercise price. We are committed to filing this SB-2 Registration Statement with the SEC. There are penalty provisions for us should the filing not become effective within 120 days. There are specific provisions for use of proceeds and penalties should we vary more than 5% for each individual item specified on the use of proceeds. We are committed to a due diligence fee of 9% (50% of which was paid in cash and the other 50% was paid by issuing convertible notes) and paying the legal fees of the lender relating to this transaction totaling $15,000.

On August 1, 2005, the financing agreements were amended, and the Company issued $140,000 in convertible notes. The terms and conditions of the original agreements are unchanged except that the maximum conversion price for the convertible note was reduced from $0.20 to $0.16 per share and there is no minimum conversion price. The penalty for the delay in the Company's SB-2 filing with the SEC not become effective within 90 days of April 5, 2005 has been increased to 5% for each 30 day period. As this registration statement has not been declared effective, we began incurring penalties on July 5, 2005 in the amount of $40,000 per month. The Company is committed to paying the lenders' legal fees with respect to the amendment of $3,000.

NASD INQUIRY

On March 23, 2005, we received an inquiry from the staff of the Market Regulation department of the NASD regarding our trading activity. The inquiry consisted of 13 questions about our outstanding contracts and business operations. We subsequently responded to the NASD inquiry with all required documentation. We have not received any further inquiries from the NASD.

EMPLOYEES

As of  October  26,  2005,  we have  eight  employees.  We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. We have entered into employment contracts with our employees. For a description of our employee contract, please the section entitled "Executive Compensation" on page 28.

                             DESCRIPTION OF PROPERTY

AVVAA's corporate office is currently located at the home of our President, Chief Executive Officer and Director, John Farley at 3018 Schaeffer Road, Falkland, British Columbia, Canada. Mr. Farley does not charge us any rent or other fees for the use of this space.

As of December 2004, our administration and sales office has been located at Unit 4, 4602- 31st Street, Vernon, British Columbia, Canada. The administration office provides sufficient space for our operations at this time. The office, meeting facilities, and warehouse consist of 1,500 square feet lease at a rate of approximately $8.00 (USD) per square foot or $1,000 (USD) per month, all utilities and goods and services taxes included.

On August 30, 2005, we completed the purchase of an office building at 1710 Shuswap Ave, Lumby, British Columbia, V0E 2G0 which will become the Company's head office. The Company purchased the office building for $325,000(Canadian dollars) and paid brokerage, loan and acceptance fees totaling $36,125 (Canadian dollars). The Company financed the purchase with mortgages totaling $350,000 (Canadian dollars). A first mortgage of $211,250(Canadian dollars) bearing interest at 9.95% with a one year term and a second mortgage of $138,750(Canadian dollars) for a one year term bearing interest of 15% per annum.

                                LEGAL PROCEEDINGS

The former Vice President of Sales and Marketing of the Company wrongfully registered certain of the Company's internet domain names in the name of a company controlled by her. The Company was able to obtain registered ownership of some of its domain names and retained legal counsel to gain registered ownership of the rest of the domain names the Company could not recover.

On September 30, 2005, the Company commenced legal proceedings against the former Vice President and her company in the Supreme Court of British Columbia alleging that she breached her fiduciary and contractual duties to the Company on a number of grounds, including wrongfully registering the Company's internet product property in such a manner and by failing to deliver them to the Company when requested to do so. On September 30, 2005, the Company obtained an interim Court Order requiring her and her company to deliver the internet property to the Company within two days of being served with the Court Order. She was served with the Court Order and complied with it. The Company is now the registered owner of all its internet domain names and its claims for damages against the former Vice President and her company remain outstanding.

During September 2005 the Company received an invoice from the former Vice President and her company seeking payment of $240,137 pursuant to her consulting contract with the Company and threatening legal proceedings against the Company. The Company denies the entire amount being claimed is owed and will vigorously defend its position if necessary. The Company has an amount owing to the former Vice President and her company of $131,458 recorded in its books as at August 31, 2005. The Company will seek to set off all damages it can establish in its legal proceedings from the amount, if any, which might be found by a court to be payable by the Company to the former Vice President and her company.

Other than noted above, there is no litigation pending or threatened by or against us.

                                   MANAGEMENT
                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name                        Age             Position
----------                  ---             ----------------------------------
John Farley                  62             President, Chief Executive Officer
                                            and Director

Charles Austin               68             Chief Financial Officer, Chief
                                            Accounting Officer, Secretary and
                                            Director

Dr. Mark Alden               53             Director

James MacDonald              68             Director

Set forth below is certain biographical information regarding our executive officers and directors:

JOHN FARLEY has been our President, Chief Executive Officer and a member of our Board of Directors since June 28, 2002. Since November 1995, he has been the President of Mind Your Own Skin Products, Inc. also located in British Columbia, Canada. Since such time he was also been President and Chief Executive Officer of Shield- Tech Products Inc., an environmental products company which Mr. Farley founded. In December 2000, he resigned as officer of Shield-Tech Products, Inc. to work full time for Mind Your Own Skin Products, Inc. Mr. Farley has undertaken training courses in public speaking skills, financial analysis, marketing, negotiating, management and labor relations.

From September 1963 to 1995, Mr. Farley worked for Petro-Canada Marketing, an international petroleum corporation. Between 1963 and 1972, Mr. Farley was employed in several capacities at Petro-Canada Marketing as a Sales Trainee up to a Senior Marketing Representative for all markets in Northern Manitoba. From 1973 to 1989, he was employed at Petro-Canada Marketing in the following capacities: Manager, Planning Advisor, Merchandising Advisor, Forestry Account Executive. From 1989 to 1995, he was the Senior Forestry Account Executive for Western Canada and manager of Bunker (heavy fuel) sales out of the Western Canadian Refineries. As the Senior Forestry Account Executive, he was responsible for the sales and distribution to all major forestry companies in Western Canada. Mr. Farley was also a Lubricant Technical Sales and Marketing Consultant for the United Stated markets from June 1996 to June 1998. He brings experience in planning, distribution, retailing, merchandising and contract negotiation.

CHARLES AUSTIN has been our Chief Financial Officer, Secretary and a member of our Board of Directors since June 28, 2002. He was recently appointed our Chief Accounting Officer. Mr. Austin was the Chief Financial Officer and Manager of Development and Planning of Mind Your Own Skin Products, Inc. In such capacity, he assisted the company's President in preparing business plans and operating budgets and prepared long range financial projections and facility plans. He also completed all required financial statements and conducted the annual strategic planning meeting with the company's executive team.

From 1999 to 2000, he worked as a consultant for various British Columbia businesses. He conducted assessment of businesses and profitability improvement checkups and identified and reported areas for profit improvement. He also assisted these companies in the development of business plans and assisting in the implementation of related action plans.

From 1997 to 1999, he was the managing director of Triathlon Canada where he facilitated in the development and implementation of a strategic plan entitled "Towards 2000 and Beyond." He also participated in the development of prize winning marketing materials and had extensive involvement in the fund raising and communications program.

From 1970 to 1996, he was a Senior Audit Partner for Ernst & Young. Mr. Austin provided audit, accounting, taxation, information systems and general business advice to a wide range of clients including many public companies ranging from start-ups to multi-nationals. Some of his clients included: Luscar, Echo Bay Mines, ZCL Manufacturing, Falconbridge and Inventronics. He was also a member of Ernst & Young's National Audit Policy and Accounting Policy Committees. Mr. Austin received his Bachelor of Business Administration (honors) from the University of Western Ontario in 1961 and became a chartered accountant in 1964.

DR. MARK ALDEN has been a member of our Board of Directors since June 28, 2002. Dr. Alden has been associated with Mind Your Own Skin Products, Inc. for the last 7 years and has worked on applications of Mind Your Own Skin Products, Inc.'s products. He is in the process of commencing clinical trials that include effective burn treatment.

Since August 2000, he has been the Clinical Service Chief and Assistant Professor at the Medical College of Pennsylvania-Hahnemann University. From February 1999 to August 2000, he was the Chairman of the Radiation Oncology Department at the Wilkes-Barre General Hospital. From April 1997 to January 1999, he was the medical director of the TriCounty Regional Cancer Center (Holy Redeemer Hospital and Warminster General Hospital) in Southampton, Pennsylvania. From December 1995 to April 1997, he was employed at the St. Mary Regional Cancer Center in Langhorne, Pennsylvania. From January 1993 to December 1995, Dr. Alden was an Assistant Professor and Instructor at the Department of Radiation Oncology and Nuclear Medicine at the Thomas Jefferson University Hospital.

Dr. Alden received his Associate Arts Degree in 1973 from the Academy of the New Church College in Bryn Athyn, Pennsylvania. He received his Bachelor of Arts Degree from Penn State University in 1975. In 1979, he received his Master of Divinity from the Academy of the New Church Theological School in Bryn Athyn, Pennsylvania. He received his Doctor of Medicine in 1988 from the Jefferson Medical Hospital in Philadelphia, Pennsylvania and his General Surgery PGYI from Abington Memorial Hospital in 1989. He was a resident and a fellow in the Department of Radiation Oncology and Nuclear Medicine at Thomas Jefferson University Hospital from 1989 to 1992. He is licensed to practice medicine in Pennsylvania, New Jersey and Indiana and was Board Certified in Radiation Oncology in 1994.

JAMES MACDONALD became our director on September 26, 2002. He has a 38 year career in Canadian and international banking and finance. In 2003, he retired as a senior executive in Monex International, Inc., a privately operated offshore finance company, based in Burlington, Ontario, Canada. He previously worked as a commercial credit analyst for the Canadian Imperial Bank of Commerce headquartered in Toronto, Ontario, Canada. He started working for them in 1954 until his retirement in May 1992. His portfolio included the support of over 1,500 lending accounts with more than $100 million in loan requirements. In 1978, he was an Honor graduate of the University of Toronto and York University, located in Ontario, Canada. Recently, from 1998 through 2002, he was Vice President - Commercial Finance for Monex International, Inc. based in Burlington, Ontario, Canada.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following information relates to compensation received by our officers in fiscal year ending May 31, 2005, 2004, and 2003 whose salary and compensation exceeded $100,000. In fiscal year ending May 31, 2003, John Farley, our President, Chief Executive Officer and director received $103,138 in compensation. This was all in the form of cash salary. In fiscal year ending May 31, 2004, John Farley, our President, Chief Executive Officer and director received $102,000 in compensation. In fiscal year ending May 31, 2005, John Farley, our President, Chief Executive Officer and director received $102,000 in compensation.

                           SUMMARY COMPENSATION TABLE


                                 Annual Compensation                    Long-Term Compensation
                                 -------------------                    ----------------------

                                                                 Other Annual   Restricted         Securities
Name and Principal                                               Compensation   Stock Award(s)     Underlying
Position                   Year        Salary       Bonus                                            Options
John Farley                2005        $102,000       0             0              0                250,000

President and CEO          2004        $102,000       0             0              0              1,200,000

                           2003        $103,138       0             0              0                      0

Chuck Austin               2005        $ 90,000       0             0              0                250,000

Secretary and CFO          2004        $ 90,000       0             0              0                300,000

                           2003        $ 74,957       0             0              0                      0

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended May 31, 2005.

                      OPTIONS GRANTS IN PRESENT FISCAL YEAR
                            (Commencing June 1, 2004)
                               (Individual Grants)

Name                      Number of securities  Percent of total       Exercise or base     Expiration Date
                          underlying options    options granted to     Price ($/Share)
                          granted (#)           employees in last
                                                fiscal year
------------              --------------------  ------------------     ----------------     ----------------
John Farley (1)             1,200,000 (3)            46.15%                 (4)               June 24, 2009

John Farley (2)               250,000                 9.62%                 (5)               March 6, 2010

Chuck Austin(1)               300,000                11.54%                 (5)               June 24, 2009

Chuck Austin(2)               250,000                 9.62%                 (5)               March 6, 2010

     (1) Options issued from the 2004 Stock Option Plan. (2) Options issued from the 2005 Stock Option Plan.
     (3) Includes 200,000 options issued to Lorie Campbell-Farley, John's wife and an employee.
     (4) The exercise price for 1,000,000 options granted to John Farley is 110% of the fair market value of our common stock on the grant date. The other 200,000 options granted to Lorie Campbell-Farley is 100% of the fair market value of our common stock on the grant date.
     (5) The exercise price for the options granted is 100% of the fair market value of our common stock on the grant date.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal year ending May 31, 2005, by the executive officer named in the Summary Compensation Table.

                                                              Number of Securities      Value of Unexercised
                                                             Underlying Unexercised    In-the-Money Options at
Name            Shares acquired on    Value realized ($)       Options at Fiscal           Fiscal Year-
                    exercise (#)                                  Year-End(#)                End($)(1)
---------------------------------------------------------------------------------------------------------------
                                                           Exercisable/ Unexercisable       Exercisable/
                                                                                            Unexercisable



None

Employment Contracts

We presently have employment agreements with our officers. The summary of such employment agreements is as follows:

John Farley: Effective May 1, 2003, we entered into an agreement with Mr. Farley to act as our President and Chief Executive Officer. His compensation is as follows: (i) Salary: $102,000 per year. At the end of the initial year, our Compensation Committee will review the salary amount and determine whether to recommend a salary increase; (ii) Bonus: discretionary 10% bonus based on salary which is at the sole option of us; (iii) stock options: based on our stock option plan for the year of employment, Mr. Farley shall receive 71% of the total shares issued under our stock option plan; (iv) automobile provided with a value between Cdn$40,000 to Cdn$50,000. Mr. Farley can terminate the agreement upon 3 months prior notice to us. We can terminate Mr. Farley's agreement, with or without cause. If this happens in the first 18 months of employment, we owe him 2 years salary; if this happens after 18 months, we owe him an amount increasing equally each month until we reach $2,000,000

Charles Austin: Effective May 1, 2003, we entered into an agreement with Mr. Farley to act as our Chief Financial Officer (and it originally stated our Manager of Planning and Development; we appointed Mr. Austin our Secretary). His compensation is as follows: (i) Salary: $90,000 per year. At the end of the initial year, our Compensation Committee will review the salary amount and determine whether to recommend a salary increase; (ii) Bonus: discretionary bonus, at the sole option of us; (iii) stock options: in the sole discretion of the Compensation Committee; (iv) automobile provided with a value between Cdn$40,000 to Cdn$50,000. On a one time basis, we paid Mr. Austin 250,000 of our shares. Mr. Austin can terminate the agreement upon 6 months prior notice to us. We can terminate Mr. Austin's agreement, with or without cause. If this happens in the first 18 months of employment, we owe him 2 years salary; if this happens after 18 months, we owe him an amount increasing equally each month until we reach $750,000.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Consulting Agreement with Dr. Mark Alden

In April 2003, we signed a 2 year consulting agreement with Dr. Mark Alden. Dr. Alden's responsibility under the agreement is to provide us with research and development of new and existing products; develop and implement a research and development plan; liaison with local government and regulatory bodies; set up and oversee the operation of a team of medical advisors, as required; and conduct and complete all clinical trials as required. Dr. Alden's fees vary but were originally set at $6,500 per month for the first year of the contract. Dr. Alden also received 250,000 shares of our common stock. Finally, Dr. Alden is entitled to a one time fee of $25,000 upon our completion of funding. The agreement provides for a 90 day termination period before the end of the initial 2 year term or any 1 year term thereafter. The agreement is then renewable on an annual basis for a 10 year period after the initial 2 year term.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of October 26, 2005, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of                       Amount and Nature of      Percent of      Percent of
Beneficial Owner                          Beneficial Ownership       Class (1)       Class (3)
-------------------                       --------------------      ----------      -----------
John Farley                                   5,490,000(2)            15.39%
P.O. Box 335, 3018 Schaeffer Road             6,940,000(4)                             6.95%
Falkland, BC, Canada V0E 1W0

Charles Austin                                  597,500                1.68%
P.O. Box 335, 3018 Schaeffer Road             1,147,500(5)                             1.15%
Falkland, BC, Canada V0E 1W0

Dr. Mark Alden                                  524,500                1.47%
P.O. Box 335, 3018 Schaeffer Road               974,500(6)                               *
Falkland, BC, Canada V0E 1W0

James MacDonald                                  40,000 (8)              *
P.O. Box 335, 3018 Schaeffer Road               490,000(7)                               *
Falkland, BC, Canada V0E 1W0

Alpha Capital Aktiengesellschaft (12)        24,507,042(9)                            24.54%

Platinum Partners Value Arbitrage Fund LP    24,507,042(9)                            24.54%
(13)

JM Investors, LLC (14)                        8,169,014(10)                            8.18%

Osher Capital Inc. (15)                       2,723,005(11)                            2.73%

Officers and Directors as a Group (4)         6,652,000                               18.65%
                                              9,552,000                                9.56%

   o - Less than 1%

(1)  Based on 35,665,572 shares issued and outstanding as of October 26, 2005.

(2) Includes 2,850,000 shares held by Lorie Campbell-Farley, Mr. Farley's wife. In addition, 300,000 shares owned by Mr. Farley, included in this amount, are being held as security by a third party against a share loan.
(3) Based on 99,871,676 shares issued and outstanding assuming the inclusion of all the shares registered in this offering (59,906,104) are issued and 4,300,000 shares issuable upon exercise of options granted in our 2004 and 2005 Stock Option Plans are exercised and issued.
(4) Includes 1,250,000 shares underlying options issued to John Farley and 200,000 options issued to Lorie Campbell-Farley.
(5)  Includes 550,000 shares underlying options issued to Charles Austin.
(6)  Includes 450,000 shares underlying options issued to Dr. Mark Alden.
(7)  Includes 450,000 shares underlying options issued to James MacDonald.
(8)  Includes 40,000 shares held by Louise MacDonald, Mr. McDonald's wife.
(9) Consists of the following shares: 9,507,042 shares of common stock issuable in connection with the conversion of promissory notes; 5,000,000 shares of common stock issuable in connection with the exercise of the Class A Warrants; 3,750,000 shares of common stock issuable in connection with the exercise of the Class B Warrants; 3,750,000 shares of common stock issuable in connection with the exercise of the Class C Warrants; and 2,500,000 shares of common stock issuable in connection with the exercise of the Class D Warrants.
(10) Consists of the following shares: 3,169,014 shares of common stock issuable in connection with the conversion of promissory notes; 1,666,667 shares of common stock issuable in connection with the exercise of the Class A Warrants; 1,250,000 shares of common stock issuable in connection with the exercise of the Class B Warrants; 1,250,000 shares of common stock issuable in connection with the exercise of the Class C Warrants; and 833,333 shares of common stock issuable in connection with the exercise of the Class D Warrants. (11) Consists of the following shares: 1,056,338 shares of common stock issuable in connection with the conversion of promissory notes; 555,555 shares of common stock issuable in connection with the exercise of the Class A Warrants; 416,667 shares of common stock issuable in connection with the exercise of the Class B Warrants; 416,667 shares of common stock issuable in connection with the exercise of the Class C Warrants; and 277,778 shares of common stock issuable in connection with the exercise of the Class D Warrants. (12) Konrad Ackerman and Ranier Posch, are representatives of, and have investment control of, Alpha Capital Aktiengesellschaft. (13) Mark Nordlicht is a representative of, and has investment control of, Platinum Partners Value Arbitrage Fund LP. (14) Jeff Rubin is a representative of, and has investment control of, JM Investors, LLC. (15) Yisroel Kluger is a representative of, and has investment control of, Osher Capital Inc.

                              SELLING STOCKHOLDERS

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 26, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                                    Percent of
                                     Shares of       common      Shares of common       Number of
                                    common stock   shares owned  tock to be sold in   shares owned   Percent of shares
                                   owned prior to   prior to the   the offering          after the       owned after
Name of selling stockholder        the offering(1)  offering(9)                         offering          offering
--------------------------          --------------  -----------  ------------------  --------------  -----------------
Alpha Capital                             0           24.54%        24,507,042(2)          0                0%
Aktiengesellschaft(5)


Platinum Partners Value Arbitrage         0           24.54%        24,507,042(2)          0                0%
Fund LP(6)


JM Investors, LLC(7)                      0           8.18%          8,169,014(3)          0                0%


Osher Capital Inc.(8)                     0           2.73%          2,723,005(4)          0                0%


     (1) Based on 35,665,572 shares issued and outstanding as of October 26, 2005.
     (2) Consists of the following shares: 9,507,042 shares of common stock issuable in connection with the conversion of promissory notes; 5,000,000 shares of common stock issuable in connection with the exercise of the Class A Warrants; 3,750,000 shares of common stock issuable in connection with the exercise of the Class B Warrants; 3,750,000 shares of common stock issuable in connection with the exercise of the Class C Warrants; and 2,500,000 shares of common stock issuable in connection with the exercise of the Class D Warrants.
     (3) Consists of the following shares: 3,169,014 shares of common stock issuable in connection with the conversion of promissory notes; 1,666,667 shares of common stock issuable in connection with the exercise of the Class A Warrants; 1,250,000 shares of common stock issuable in connection with the exercise of the Class B Warrants; 1,250,000 shares of common stock issuable in connection with the exercise of the Class C Warrants; and 833,333 shares of common stock issuable in connection with the exercise of the Class D Warrants.
     (4) Consists of the following shares: 1,056,338 shares of common stock issuable in connection with the conversion of promissory notes; 555,555 shares of common stock issuable in connection with the exercise of the Class A Warrants; 416,667 shares of common stock issuable in connection with the exercise of the Class B Warrants; 416,667 shares of common stock issuable in connection with the exercise of the Class C Warrants; and 277,778 shares of common stock issuable in connection with the exercise of the Class D Warrants.
     (5) Konrad Ackerman and Ranier Posch, are representatives of, and have investment control of, Alpha Capital Aktiengesellschaft.
     (6) Mark Nordlicht is a representative of, and has investment control of, Platinum Partners Value Arbitrage Fund LP.
     (7) Jeff Rubin is a representative of, and has investment control of, JM Investors, LLC.
     (8) Yisroel Kluger is a representative of, and has investment control of, Osher Capital Inc.
     (9) Based on 99,871,676 shares issued and outstanding assuming the inclusion of all the shares registered in this offering (59,906,104) are issued and 4,300,000 shares issuable upon exercise of options granted in our 2004 and 2005 Stock Option Plans are exercised and issued.

                              PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*    ordinary brokers transactions, which may include long or short sales,

* transactions involving cross or block trades on any securities or market where our common stock is trading,

* purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

* through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*    any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our operations center is currently located at the home of our President, Chief Financial Officer and Director, Jack Farley at 3018 Schaeffer Road, Falkland, B.C. Canada. Mr. Farley does not charge us any fees for the use of this space.

Related Party Advances and Transactions

                                                         May 31, 2005      May 31, 2004
                                                           (audited)         (audited)
(a)   Advances                                                  $                 $
      (i) Shield-Tech Products Inc.                          445,588          410,277

      (ii) Directors and/or officers and former officer      649,247          449,335
                                                          ----------         --------
                                                          $1,094,835         $859,612
                                                          ==========         ========

(i) Shield-Tech Products Inc. conducted research and incurred development expenditures on our behalf. The advances are without interest, unsecured and there are no agreed repayment terms. At the time the advances were made, Jack Farley was the President and Lorie Campbell-Farley was the General Manager of Shield-Tech Products Inc. Jack Farley resigned from his position as President of Shield-Tech on June 5, 2002. Jack Farley and Lorie Campbell-Farley continue to hold a minority shareholder interest in Shield-Tech.


(ii) The amounts due to directors and/or officers represent deferred salary, and the amount due to a former officer are unsecured, without fixed repayment terms and are non-interest bearing. These amounts have been accrued to the following officers and directors and former officer:

           Mark Alden                       $125,650
           Jim Haney                        $125,650
           Lorie Campbell-Farley            $ 61,423
           Gander Investment (1)            $ 84,189
           Chuck Austin                     $ 71,349
           Barbara Smith(2)                 $131,458
           Former officer                   $ 49,528

          (1) Gander Investment is controlled equally by Lorie Campbell-Farley and Jack Farley.

          (2) Barbara Smith is our former Vice-President of Sales and Marketing.



 (b)      Transactions

Six directors/officers were paid or accrued $559,719 for the year ended May 31, 2005 (2004 - $640,000) for consulting services rendered. The total amount owing to these directors/officers as of May 31, 2005 is $599,719.

None of the directors, executive officers nor any member of the immediate family of any director or executive officer has been indebted to us since its inception. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We have not and do not intend in the future to formulate a policy for the resolution of such conflicts.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. At October 26, 2005, we had 35,665,572 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are not presently authorized to issue preferred stock.

Convertible Notes

On April 5, 2005, we completed financing agreements by signing subscription agreements for a maximum of $1,100,000. The initial closing was for financing of $660,000 of the $1,100,000 for which we issued a convertible promissory note. The initial funding was undertaken as follows: (i) Alpha Capital Aktiengesellschaft - $270,000; Platinum Partners Value Arbitrage Fund LP - $270,000; JM Investors, LLC - $90,000; Osher Capital Inc. - $30,000. Under the subscription agreement, we will receive the remaining $440,000 upon the effectiveness of our registration statement, and at that time, we will issue a convertible promissory note for that amount. The note is convertible into our common shares over a twelve-month period on a formula basis. The conversion price is based on the average of the three lowest closing prices of our common stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price. The maximum conversion price is $0.20. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock.

On August 1, 2005 the financing agreements were amended and the Company issued $140,000 in convertible notes. The terms and conditions of the original agreements are unchanged except that the maximum conversion price for the convertible note was reduced from $0.20 to $0.16 per share and there is no minimum conversion price. The penalty for the delay in the Company's SB-2 filing with the SEC not become effective within 90 days of April 5, 2005 was increased to 5% for each 30 day period. As this registration statement has not been declared effective, we began incurring penalties on July 5, 2005 in the amount of $40,000 per month. The Company is committed to paying the lenders' legal fees with respect to the amendment of $3,000.


Warrants

Based on the April 5, 2005  financing,,  we have issued the following  warrants:
Class A Warrants - 4,125,000; Class B Warrants - 3,093,750; Class C Warrants - 3,093,750; and Class D Warrants - 2,062,500.

On August 1, 2005, we also issued 1,129,761 Class A warrants, 847,321 Class B warrants, 847,321 Class C warrants, and 564,881 Class D warrants, pursuant to the $140,000 in convertible notes issued.

Each Class A Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.20 and is exercisable for five years from the date of issuance.

Each Class B Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.25 and is exercisable for five years from the date of issuance.

Each Class C Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.30 and is exercisable for five years from the date of issuance.

Each Class D Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.45 and is exercisable for five years from the date of issuance.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years ending May 31, 2005 and May 31, 2004, there have been no disagreements with Manning Elliott, Chartered Accountants, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 TRANSFER AGENT

Our transfer agent is Signature Stock Transfer, Inc., One Preston Park, 2301 Ohio Drive, Suite 100, Plano, Texas 75093. Their telephone number is (972) 612-4120.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Manning Elliott, Chartered Accountants, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                              FINANCIAL STATEMENTS

We have attached to this prospectus copies of our consolidated audited financial statements as of May 31, 2005 and 2004, and copy of our unaudited financial statements for the quarter ended August 31, 2005.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)

                                                                         Index

Consolidated Balance Sheets                                               F-1

Consolidated Statements of Operations                                     F-2

Consolidated Statements of Cash Flows                                     F-3

Notes to the Consolidated Financial Statements                            F-4

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(expressed in U.S. Dollars)

                                                                                     August 31,        May 31,
                                                                                        2005            2005
                                                                                         $                $
                                                                                    (unaudited)     (audited)
Assets

Current Assets
   Cash                                                                                27,231         112,995
   Accounts receivable                                                                  8,636           7,584
   Inventory (Note 3)                                                                 321,678         217,770
   Prepaid expenses and deposits                                                       13,724          98,795
-------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                  371,269         437,144

Property and Equipment (Note 5)                                                       324,763          18,170

Website Development Costs (Note 6)                                                      6,198           6,511

Deferred Financing Fees (Note 7)                                                      101,108         130,838
-------------------------------------------------------------------------------------------------------------------

Total Assets                                                                          803,338         592,663
-------------------------------------------------------------------------------------------------------------------


Liabilities and Stockholders' Deficit

Current Liabilities

   Accounts payable                                                                   569,864         524,942
   Accrued liabilities                                                                109,434          78,841
   Convertible notes, less unamortized discount of $350,164 (Note 7)                  499,336         331,877
   Due to related parties (Note 8)                                                  1,197,912       1,094,835
   Other advances (Note 9)                                                            225,636         211,395
   Mortgages payable (Note 10)                                                        294,836               -
-------------------------------------------------------------------------------------------------------------------



Total Current Liabilities                                                           2,897,018       2,241,890
-------------------------------------------------------------------------------------------------------------------


Commitments (Note 13)
Contingent Liability and Legal Proceedings (Note 14)
Subsequent Event (Note 15)

Stockholders' Deficit

Common Stock - 100,000,000 shares authorized at $0.001 par value; 35,794,872
issued and outstanding                                                                 35,795          35,795

Additional Paid-in Capital                                                          7,037,286       6,897,286

Deferred Compensation                                                              (1,106,325)     (1,319,725)

Accumulated Other Comprehensive Loss                                                 (101,297)        (87,944)

Deficit Accumulated During the Development Stage                                   (7,959,139)     (7,174,639)
-------------------------------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                                        (2,093,680)     (1,649,227)
-------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                                           803,338         592,663
-------------------------------------------------------------------------------------------------------------------

                  (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(expressed in U.S. Dollars)
(unaudited)

                                                        Accumulated
                                                           from
                                                       March 25, 1999
                                                    (Date of Inception)             Three Months Ended
                                                       to August 31,                    August 31,
                                                           2005                   2005                  2004
                                                             $                      $                     $
--------------------------------------------------------------------------------------------------------------------
Sales                                                      42,011                19,581                     -

Cost of Sales                                              22,932                10,451                     -
--------------------------------------------------------------------------------------------------------------------

Gross Profit                                               19,079                 9,130                     -
--------------------------------------------------------------------------------------------------------------------

Operating Expenses

     Depreciation                                          22,564                 4,098                 1,759
     Impairment loss on assets                            310,898                     -                     -
     Research and development (1)                         998,565                22,312                19,500
     Selling, general and administrative (1)            6,069,186               542,395               583,174
--------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                7,401,213               568,805               604,433
--------------------------------------------------------------------------------------------------------------------

Net Loss from Operations                               (7,382,134)             (559,675)             (604,433)

Debt Issue Costs                                          (63,942)              (40,230)                     -
Interest Expense                                         (544,208)             (184,595)               (2,769)
Gain on Settlement of Debt                                 13,317                     -                     -
Other Income                                               17,828                     -                     -
--------------------------------------------------------------------------------------------------------------------

Net Loss for the Period                                (7,959,139)             (784,500)             (607,202)

Other Comprehensive Loss
     Foreign currency translation gain (loss)            (101,297)              (13,353)               (4,744)
--------------------------------------------------------------------------------------------------------------------

Comprehensive Loss                                     (8,060,436)             (797,853)             (611,946)
--------------------------------------------------------------------------------------------------------------------


Basic and Diluted Net Loss Per Share                                              (0.02)                (0.03)
--------------------------------------------------------------------------------------------------------------------


Weighted Average Common Shares Outstanding                                   35,795,000            23,211,000
--------------------------------------------------------------------------------------------------------------------


(1) Stock-based compensation is included in the following:

   Selling, general and administrative                  2,790,398               213,400               403,510
   Research and development                                56,000                     -                     -
--------------------------------------------------------------------------------------------------------------------

                                                        2,846,398               213,400               403,510
--------------------------------------------------------------------------------------------------------------------

                  (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(expressed in U.S. Dollars)
(unaudited)

                                                                                           Three Months Ended
                                                                                               August 31,
                                                                                           2005           2004
                                                                                            $              $
--------------------------------------------------------------------------------------------------------------------
Operating Activities
   Net loss for the period                                                              (784,500)      (607,202)

   Adjustments to reconcile net loss to net cash used in
      operating activities
     Accretion of discount on convertible notes                                           124,179             -
     Amortization of deferred compensation and other
            stock-based compensation                                                      213,400       403,510
     Debt issue costs                                                                      40,230             -
     Depreciation                                                                           4,098         1,759
     Intrinsic value of beneficial conversion features on
            the convertible notes                                                          43,280             -
   Changes in operating assets and liabilities
     Accounts receivable                                                                     (583)            -
     Inventory                                                                            (86,456)            -
     Prepaid expenses and deposits                                                         84,326       (59,138)
     Accounts payable and accrued liabilities                                              75,515       (40,245)
--------------------------------------------------------------------------------------------------------------------

Net Cash Used In Operating Activities                                                    (286,511)     (301,316)
--------------------------------------------------------------------------------------------------------------------

Investing Activities

   Purchase of property and equipment                                                     (15,047)      (15,503)
--------------------------------------------------------------------------------------------------------------------

Net Cash Used In Investing Activities                                                     (15,047)      (15,503)
--------------------------------------------------------------------------------------------------------------------

Financing Activities

   Advances from others                                                                    10,951         4,651
   Advances from related parties                                                           94,966        58,039
   Repayments to related parties                                                          (26,155)
   Proceeds from convertible notes                                                        140,000             -
   Debt issue costs                                                                       (10,500)            -
   Proceeds from issuance of common stock                                                       -       319,827
--------------------------------------------------------------------------------------------------------------------

Net Cash Provided by Financing Activities                                                 209,262       382,517
--------------------------------------------------------------------------------------------------------------------

Effect of Exchange Rate Changes on Cash                                                     6,532        (4,744)
--------------------------------------------------------------------------------------------------------------------

Change in Cash                                                                            (85,764)       60,954

Cash - Beginning of Period                                                                112,995        42,787
--------------------------------------------------------------------------------------------------------------------

Cash - End of Period                                                                       27,231       103,741
====================================================================================================================

Non-cash Investing and Financing Activities

   Mortgage proceeds to acquire land and building                                         294,836             -
   Shares issued to settle debt                                                                 -        39,333
   Shares issued for consulting fees and services                                               -       551,447
====================================================================================================================

Supplemental Disclosures

   Interest paid                                                                                -             -
   Income taxes paid                                                                            -             -

                  (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)



1. Nature of Operations and Continuance of Business

AVVAA World Health Care Products, Inc. (the "Company") was incorporated on June 3, 1998 in the State of Nevada.

On June 28, 2002 the Company completed the acquisition of 100% of the common shares of Mind Your Own Skin Products Inc. ("MYOSP"), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,501 common shares, after a 1 new for 5 old reverse stock split of the Company's issued common shares. This share issuance resulted in a reverse takeover of the Company by the shareholders of MYOSP. Certain directors and officers of MYOSP became directors and officers of the Company. The consolidated financial statements include the accounts of the Company since the reverse merger and the historical accounts of MYOSP since the date of its inception, March 25, 1999.

The Company is a global biotechnology company specializing in providing all natural, therapeutic skin care products. The Company intends to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world. The Company's mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. The Company is presently licensed to manufacture and distribute patented European skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. The Company intends to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. The Company has developed a business plan and conducted research with respect to marketing the products.

The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at August 31, 2005, the Company has not recognized significant revenue, has a working capital deficit of $2,525,749 and has accumulated operating losses of $7,959,139 since its inception. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining short-term and long-term financing, generating significant revenue and achieving profitability. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

2. Summary of Significant Accounting Principles

     (a)  Basis of Accounting


          These  consolidated   financial   statements  have  been  prepared  in
          accordance with accounting principles generally accepted in the United States and are expressed in United States dollars.

     (b)  Principles of Consolidation

          These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Mind Your Own Skin Products Inc., AVVAAA World Health Care Products (Canada) Ltd., and 648311 B.C. Ltd. All inter-company accounts and transactions have been eliminated.

     (c)  Year End

          The Company's fiscal year end is May 31.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)

2. Summary of Significant Accounting Principles (continued)

     (d)  Use of Estimates


          The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from management's best estimates as additional information becomes available in the future.

     (e)  Cash and Cash Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     (f)  Inventory

          Raw materials are recorded at the lower of average cost and replacement cost and finished goods are recorded at the lower of average cost and net realizable value. The Company provides inventory reserves for estimated obsolescence on unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based on assumptions about future demand and market conditions.

     (g)  Property and Equipment

          Property and equipment is recorded at cost and depreciated using the straight-line method. The annual depreciation rates in years are as follows:

          Building                                        20
          Computer equipment                               3
          Moulds                                           3
          Office equipment                                 3

     (h)  Website Development Costs

          The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" and the guidance pursuant to the Emerging Issues Task Force (EITF) No. 00-2, "Accounting for Website Development Costs".

          Costs associated with the website consist primarily of software purchased from a third party. The Company is capitalizing costs of computer software obtained for internal use in web design and network operations. These capitalized costs are being amortized based on their estimated useful life over three years. Payroll and related costs are not capitalized, as the amounts principally relate to maintenance. Internal costs related to the development of website content are expensed as incurred.

     (i)  Long-lived Assets

          In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment losses when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)


2. Summary of Significant Accounting Principles (continued)

     (j)  Foreign Currency Translation


          The Company's functional and reporting currency is the U.S. dollar. The functional currency of the Company's wholly owned Canadian subsidiaries is the Canadian dollar. Foreign currency transactions and balances are translated in accordance with SFAS, No. 52 "Foreign Currency Translation". Transactions undertaken in a currency other than the U.S. dollar are remeasured into U.S. dollars using exchange rates at the date of the transaction. Gains and losses arising on remeasurement or settlement of foreign currency denominated transactions or balances are included in the determination of income. Assets and liabilities of the Company's wholly owned subsidiaries are translated into U.S. dollars using the period end exchange rate. Revenue and expenses are translated using average exchange rates. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders' equity (deficit). Foreign currency transaction gains and losses are included in current operations. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     (k)  Deferred Financing Costs

          In accordance with the Accounting Principles Board Opinion 21 "Interest on Receivables and Payables", the Company recognizes debt issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt. The Company follows the guidance in the EITF 95-13 "Classification of Debt Issue Costs in the Statement of Cash Flows" and classifies cash payments for debt issue costs as a financing activity.

     (l)  Revenue Recognition

          Revenue is derived from the sale of personal care products sold directly to retailers or indirectly through distributors. The Company follows the provisions of Staff Accounting Bulletin No. 104; "Revenue Recognition in Financial Statements". Revenue from the sale of products is only recognized upon delivery of the product, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collection is not considered probable, revenue will be recognized when the fee is collected. Until the Company can establish a history of returns, recognition of revenue will be deferred on sales to distributors having right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates.

          In accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs", freight and handling charges billed to customers are recorded as revenue while the corresponding freight and handling costs are recorded as cost of sales.

     (m)  Comprehensive Income

          SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company's accumulated other comprehensive loss consists of the accumulated foreign currency translation adjustments.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)


2. Summary of Significant Accounting Principles (continued)

     (n)  Basic and Diluted Net Income (Loss) per Share


          The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

     (o)  Financial Instruments

          The fair values of cash, accounts receivable, accounts payable, accrued liabilities, due to related parties and other advances were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     (p)  Income Taxes

          The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

     (q)  Stock-based Compensation

          The Company accounts for stock-based awards using the intrinsic value method of accounting in accordance with Home Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
          25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on a straight-line basis over the vesting period of the individual options.

          Stock-based awards for non-employees are accounted for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which establishes a fair value based method of accounting for stock-based awards and recognizes compensation expense based on the fair value of the stock award or fair value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123. During the three months ended August 31, 2005, the Company recognized stock-based compensation of $213,400 (2004 - $403,510) in accordance with SFAS 123.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)


2. Summary of Significant Accounting Principles (continued)

     (q) Stock-based Compensation (continued)

          The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure an Amendment of FASB Statement No. 123", to require more prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

          No options were granted in the three months ended August 31, 2005. In the three months ended August 31, 2004 the fair value of the options granted was measured at the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

                                               Three Months Ended
                                                    August 31,
                                                     2004
                                                      $
                                               ------------------
          Expected dividend yield                          0%
          Risk-free interest rate                       3.87%
          Expected volatility                            115%
          Expected option life (in years)                   5

          Had the Company determined compensation cost based on the fair value at the date of grant for its employee stock options, there would have been no change in the net loss for the three months ended August 31, 2005 and the net loss would have increased by $610,014 for the three months ended August 31, 2004. The stock options granted to employees vested immediately upon grant.

          The following table illustrates the effect on net loss per share as if the fair value method had been applied to all grants of stock options:

                                                                          Three Months Ended August 31,
                                                                          2005                    2004
                                                                           $                        $
          ----------------------------------------------------------------------------------------------------------
          Net loss - as reported                                       (784,500)                (607,202)
          Add: Stock-based employee compensation expense
            included in net loss - as reported                             -                        -
          Deduct: Stock-based employee compensation expense
            determined under fair value method                             -                    (610,014)
          ----------------------------------------------------------------------------------------------------------

          Net loss - pro forma                                         (784,500)              (1,217,216)
          ----------------------------------------------------------------------------------------------------------

          Net loss per share (basic and diluted) - as reported            (0.02)                   (0.03)
          Net loss per share (basic and diluted) - pro forma              (0.02)                   (0.05)


AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)


2. Summary of Significant Accounting Principles (continued)

     (r)  Recent Accounting Pronouncements

          In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

          In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

          In December 2004, the FASB issued SFAS No. 123 (Revised 2004) ("SFAS No. 123R"), "Share-Based Payment." SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. The scope of SFAS No. 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in APB Opinion No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Although those disclosures helped to mitigate the problems associated with accounting under APB Opinion No. 25, many investors and other users of financial statements believed that the failure to include employee compensation costs in the income statement impaired the transparency, comparability, and credibility of financial statements. Public entities that file as small business issuers will be required to apply Statement 123R in the first interim or annual reporting period that begins after December 15, 2005. The Company is currently evaluating the impact on the Company's results of operations and financial position.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)

2. Summary of Significant Accounting Principles (continued)

     (r) Recent Accounting Pronouncements (continued)


          In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". SFAS No. 153 is the result of a broader effort by the FASB to improve financial reporting by eliminating differences between GAAP in the United States and GAAP developed by the International Accounting Standards Board
          (IASB). As part of this effort, the FASB and the IASB identified opportunities to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. SFAS No. 153 amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions", that was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance." Previously, APB Opinion No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No.153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The effect of adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

          In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - An Amendment of ARB No. 43, Chapter 4". SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...". SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this standard is issued. The provisions of SFAS No. 151 must be applied prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

          The FASB  has  also  issued  SFAS  No.  152,  but it will not have any relationship to the operations of the Company. Therefore, a description and its impact on the Company's operations and financial position have not been disclosed.

     (s)  Reclassifications

          Certain reclassifications have been made to the prior year's financial statements to conform to the current period's presentation.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)


3. Inventory
                                              August 31,             May 31,
                                                 2005                 2005
                                             Net Carrying           Net Carrying
                                                Value                 Value
                                                  $                     $
                                              (unaudited)           (audited)
     ---------------------------------------------------------------------------
     Raw materials                              149,750                 57,893
     Finished goods                             171,928                159,877
     ---------------------------------------------------------------------------

                                                321,678                217,770
     ---------------------------------------------------------------------------



4. Advance Royalty Deposits and Related License Agreements

          Pursuant to two separate license agreements entered into on September 1, 1999 and February 1, 2002, the Company has been granted by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received approval from the US Food and Drug Administration ("FDA") as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products have been renewed and will be activated 30 days prior to initial sales in Canada. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, Netherlands, Belgium, Luxembourg and Lithuania.

          The original registrant for the various approvals was the inventor and licensor. During fiscal 2004, the various approvals have been transferred to reflect the Company as the manufacturer and owner. The inventor retains the licensing rights to the products.

          The agreements provide for joint ownership of all applicable patents, pending patents, patent applications, trademarks, copyright, secret processes, formulae, technical data and other scientific and technical information that has been secured.

          Terms of the license agreements call for total advance royalty payments of $220,000, which have been paid in full. The licensor will be entitled to royalties on the sale of products by the Company at a rate of approximately 7% of sales. The term of the agreements are for thirty years with automatic renewal rights.

5. Property and Equipment

                                                                                  August 31,           May 31,
                                                                                     2005               2005
                                                                Accumulated      Net Carrying       Net Carrying
                                                     Cost       Depreciation         Value              Value
                                                      $              $                 $                  $
                                                                                  (unaudited)         (audited)
     ---------------------------------------------------------------------------------------------------------------
     Land                                           22,375             -            22,375                 -
     Building                                      280,221             -           280,221                 -
     Computer equipment                             17,168         6,388            10,780            12,211
     Moulds                                         21,423        12,387             9,036             3,534
     Office equipment                                2,565           214             2,351             2,425
     ---------------------------------------------------------------------------------------------------------------

                                                   318,726        18,991           324,763            18,170
     ---------------------------------------------------------------------------------------------------------------

6. Website Development Costs

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)

                                                                                  August 31,           May 31,
                                                                                     2005               2005
                                                                Accumulated      Net Carrying       Net Carrying
                                                     Cost       Depreciation         Value              Value
                                                       $             $                 $                  $
                                                                                  (unaudited)         (audited)
     Website development costs                       8,245         2,047             6,198              6,511
     ---------------------------------------------------------------------------------------------------------------

7. Convertible Notes

          On April 5, 2005, the Company completed financing agreements totalling $1,100,000. Under the agreements the Company will issue up to $1,100,000 in convertible notes. The convertible notes bear interest at 8% and are due on April 5, 2006. Any accrued interest is payable upon each conversion and on the due date. The notes are convertible into common shares of the Company over a twelve-month period. The conversion price is based on 80% of the average of the three lowest closing prices of the Company's stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price. The notes are secured by a grant of a general security interest in all of the Company's assets both tangible and intangible.

          The Company is to issue four series of share purchase warrants assuming the complete conversion of the notes issued on April 5, 2005 at a conversion price determined by dividing the convertible notes by the lesser of $0.16 or 80% of the volume weighted average price of the common stock for the thirty trading days preceding April 5, 2005 as follows: Class A warrants equivalent to the number of shares issued on the convertible note exercisable at $0.20 per share; Class B warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.25 per share; Class C warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.30 per share; and Class D warrants equivalent to 50% of the number shares issued on the convertible note exercisable at $0.45 per share. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price.

          The Company has received $660,000 under the terms of the convertible notes and is to receive the balance of $440,000 once the Company has filed an SB-2 Registration Statement ("SB-2") with the SEC that is declared effective. If the SB-2 is not declared effective within ninety days after April 5, 2005, the Company must pay a penalty of 2% (subsequently amended to 5%) for each thirty-day period of the convertible notes remaining unconverted and the purchase price of any shares issued upon the conversion of the notes.

          On April 5, 2005, the Company issued 4,125,000 Class A warrants, 3,093,750 Class B warrants, 3,093,750 Class C warrants, and 2,062,500 Class D warrants pertaining to the $660,000 in convertible notes issued. The remaining warrants will be issued upon the receipt of the additional financing of $440,000 as described above.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)



7. Convertible Notes (continued)

          In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company recognized the intrinsic value of the beneficial conversion feature of $213,941 as additional paid-in capital. In addition, in accordance with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $446,059 as additional paid-in capital. The fair value of the warrants issued were determined by using the Black-Scholes option pricing model assuming an expected life of five years, a risk free interest rate of 4.07%, an expected volatility of 111%, and an expected dividend yield of 0%. The Company will record further interest expense over the term of the convertible notes of $446,059 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be increased to the face value of $660,000 at maturity. To August 31, 2005 accrued interest of $21,408 (May 31, 2005 - $8,100)
          has been included in accrued liabilities, and interest expense in the three months ended August 31, 2005 of $112,431 has been accreted increasing the carrying value of the convertible notes to $345,308 (May 31, 2005 - $232,877).

          There are specific provisions for use of proceeds and penalties should the Company vary more than 5% for each individual item specified on the use of proceeds. The Company is also committed to paying a due diligence fee of 9% of the total convertible notes issued (50% or $49,500 of which was paid in cash and the other 50% was paid in the form of $49,500 in convertible notes with the same terms as above).
          For the $49,500 in convertible notes, the Company recognized the intrinsic value of the beneficial conversion feature of $18,000 as additional paid-in capital and a charge to interest expense in fiscal 2005.

          The Company incurred debt issue costs of $154,550 relating to these convertible notes in fiscal 2005. During the three months ended August 31, 2005, $38,955 ($23,712 in the period ended May 31, 2005) has been charged to debt issue costs and the balance of $91,883 will be expensed over the remaining term of the convertible notes.

          On August 1, 2005, the financing agreements were amended and the Company issued $140,000 in convertible notes. The terms and conditions of the original agreements are unchanged except that the maximum conversion price for the convertible notes was reduced from $0.20 to $0.16 per share and there is no minimum conversion price. Also the penalty for the delay in the Company's SB-2 filing with the SEC becoming effective within 90 days of April 5, 2005 has been increased to 5% for each 30 day period. The Company issued 1,129,761 Class A warrants exercisable at $0.20 per share, 847,321 Class B warrants exercisable at $0.25 per share, 847,321 Class C warrants exercisable at $0.30 per share, and 564,881 Class D warrants exercisable at $0.45 per share, pertaining to the $140,000 in convertible notes issued. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price. The Company recognized the intrinsic value of the beneficial conversion feature on the $140,000 convertible note of $43,280 as additional paid-in capital and interest expense. The Company recognized the fair value of the detachable warrants of $96,720 as additional paid-in capital. The Company will record further interest expense over the term of the convertible notes of $96,720 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be increased to the face value of $140,000 at maturity. As at August 31, 2005, accrued interest of $921 has been included in accrued liabilities, and interest expense in the three months ended August 31, 2005 of $11,748 has been accreted increasing the carrying value of the convertible notes to $55,028.

          The Company incurred debt issue costs of $10,500 relating to the $140,000 convertible notes. During the three months ended August 31, 2005, $1,275 has been charged to debt issue costs and the balance of $9,225 will be expensed over the remaining term of the convertible notes.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)


8.   Related Party Balances and Transactions

                                                        August 31,     May 31,
                                                          2005          2005
                                                            $              $
                                                       (unaudited)    (audited)

     (a)          Balances

              (i)            Shield-Tech Products Inc.   471,161         445,588
              (ii)           Directors and/or officers   674,382         599,719
              (iii)          Due to former officer        52,369          49,528
     ---------------------------------------------------------------------------

                                                       1,197,912       1,094,835
     ===========================================================================

          (i) Shield-Tech Products Inc., a company in which the President of the Company has a significant influence on, conducted research and incurred development expenditures on the Company's behalf. The advances are without interest, unsecured and due on demand.

          (ii) The advances from directors and/or officers are unsecured, non-interest bearing, and due on demand.

          (iii)The remaining amount owing to a former officer in connection with the failed acquisition of 5943609 B.C. Ltd. (dba Mystic Mountain Body and Spa Products) ("Mystic") in fiscal 2004 are secured by ( promissory notes, non-interest bearing and due on demand. The Company and Mystic decided to terminate the acquisition agreement in fiscal 2004 but have not yet settled the terms.

     (b)  Transactions

          Six directors/officers were paid/accrued $106,500 for the three months ended August 31, 2005 (2004 - $127,500) for consulting services rendered.


9.   Other Advances

     (a) The Company received advances from a non-related party totalling $114,000 to assist in research and development. The advances are due on demand, unsecured and accrue interest at prime plus 1% per annum. As of August 31, 2005, $40,033 of interest has been accrued on these advances and is included in other advances.

     (b) On December 22, 2003, the Company entered into a Letter of Commitment to participate in a Joint Venture with a First Nations Band (the "Band"). The Joint Venture was to be 51% owned by the Band and 49% by the Company. The Company was to contribute all the property and equipment, including all intellectual property and intangible assets, and inventory of Mystic. The Company was also to provide its management expertise to supervise the construction of a manufacturing facility on the Band's land, purchase and install suitable equipment, and prepare a business plan. The band was to contribute a total of CAD$5,000,000 to be used to construct the manufacturing facility, to purchase manufacturing equipment and to fund start up and operating costs. In fiscal 2004 the Company received CAD$102,000 from the Band to assist the Company in developing a business and start-up plan for the Joint Venture. The advance was non-interest bearing, unsecured and repayable only if the Band did not approve the start-up plan. The Company and the Band have decided not to proceed with the Joint Venture and the Company will repay the promissory note to the Band. On July 27, 2004, the Band demanded repayment and interest at the rate of 12% per annum began accruing on the outstanding balance on August 10, 2004. During fiscal 2005, the Company repaid CAD$30,000 leaving a balance of $60,652 (CAD$72,000) remaining as at August 31, 2005.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)


9. Other Advances (continued)

     (c) On August 30, 2005, the Company was advanced $10,951 (CAD$13,000), which was required to close the purchase of the land and building. The advance is non-interest bearing, unsecured and due on demand. The amount was repaid subsequent to August 31, 2005.


10.  Mortgages Payable

                                                                                         August 31       May 31,
                                                                                            2005           2005
                                                                                             $              $
                                                                                        (unaudited)     (audited)

     Mortgage payable (CAD$211,250) secured by a first charge on the land and building with additional security provided by the President of the Company and his spouse, interest is 15% per annum compounded monthly, payable in
     monthly instalments of CAD$1,734, and maturing in September 1, 2006                   177,955             -

     Mortgage payable (CAD$138,750) secured by a second charge on the land and building with additional security provided by the President of the Company and his spouse, interest is 9.95% per annum compounded monthly, payable in monthly
     instalments of CAD$1,912, and maturing on September 1, 2006                           116,881             -
     ------------------------------------------------------------------------------------------------------------

                                                                                           294,836             -
     ------------------------------------------------------------------------------------------------------------

11.  Stock Options

          On December 2, 2002, the Company filed a Form S-8 Registration Statement with the U.S. Securities and Exchange Commission to register 1,450,000 shares of common stock pursuant to the Company's 2002 Benefit Plan. The determination of those eligible to received options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Board of Directors.

          On June 25, 2004, the Company filed a Form S-8 Registration Statement with the U.S. Securities and Exchange Commission to register 3,000,000 shares of common stock pursuant to the Company's 2004 Stock Option Plan. The determination of those eligible to received options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Board of Directors. The option price is set at a minimum of 100% of the fair market value of the common stock at the date of issue, except in the case of a 10% stockholder, where the option price is set at a minimum of 110% of the fair market value. The term of the options, once granted, is not to exceed five years.

          On March 7, 2005, the Board of Directors approved the 2005 Stock Option Plan for a maximum of 2,000,000 shares, to be issued when required from authorized and unissued common stock of the Company. The purpose of the plan is to provide the opportunity for eligible employees, consultants and members of the Board of Directors to increase their proprietary interest in the Company and as an incentive for them to remain in the services of the Company. The option price is set at the fair market value of the common stock at the date of issue. The term of the options, once granted, is not to exceed five years.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)


11.      Stock Options (continued)

     A summary of the changes in the Company's stock options is presented below:

                                                        Three Months Ended                  Year Ended
                                                          August 31, 2005                  May 31, 2005

                                                                    Weighted                         Weighted
                                                                     Average                         Average
                                                                    Exercise                         Exercise
                                                       Number         Price            Number         Price
                                                                        $                               $
       Balance, beginning of the period              4,300,000           0.25          225,000           0.87
       Granted                                                -             -        4,500,000           0.25
       Exercised                                              -             -                 -              -
       Forfeited/Expired                                      -             -         (425,000)          0.59
       ----------------------------------------------------------------------------------------------------------

       Balance, end of the period                     4,300,000          0.25        4,300,000           0.25
       ----------------------------------------------------------------------------------------------------------

     Additional information regarding stock options outstanding as at August 31, 2005 is as follows:

                                             Outstanding                             Exercisable
                          ----------------------------------------------  -------------------------------
          Exercise prices     Number of       Weighted       Weighted          Number of      Weighted
                                              average                                          average
                                             remaining        average                      exercise price
                                            contractual   exercise price        shares            $
                 $              shares      life (years)         $
               0.15            1,400,000        1.47           0.05           1,400,000         0.05
               0.28            1,600,000        1.43           0.10           1,600,000         0.10
               0.31            1,000,000        0.89           0.07           1,000,000         0.07
               0.38              200,000        0.09           0.02             200,000         0.02
               0.42              100,000        0.04           0.01             100,000         0.01
                          ----------------------------------------------  -------------------------------

                               4,300,000        3.92           0.25           4,300,000         0.25
                          ----------------------------------------------  -------------------------------

12.  Stock Purchase Warrants

     A summary of the changes in the Company stock purchase warrants is presented below:

                                                         Three Months Ended                   Year Ended
                                                           August 31, 2005                   May 31, 2005

                                                                      Weighted                         Weighted
                                                                       Average                          Average
                                                                      Exercise                         Exercise
                                                        Number          Price            Number          Price
                                                                          $                                $
     Balance, beginning of the period                18,005,471          0.25          3,230,471         0.40
     Granted                                          3,389,284          0.29         14,775,000         0.30
     Exercised                                                  -                -               -                -
     Forfeited/Expired                               (3,230,471)         0.40               -                -
     ---------------------------------------------------------------------------------------------------------------

     Balance, end of the period                      18,164,284          0.30         18,005,471         0.25
     ---------------------------------------------------------------------------------------------------------------

12. Stock Purchase Warrants (continued)

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)



     As at the August 31, 2005, the following share purchase warrants were outstanding:

              Number of    Exercise
               Warrants     Price    Expiry Date

               2,200,000    0.45     December 15, 2005
                 200,000    0.38         July 29, 2007
               4,125,000    0.20        April 10, 2010
               3,093,750    0.25        April 10, 2010
               3,093,750    0.30        April 10, 2010
               2,062,500    0.45        April 10, 2010
               1,129,761    0.20        August 1, 2010
                 847,321    0.25        August 1, 2010
                 847,321    0.30        August 1, 2010
                 564,881    0.45        August 1, 2010
          ---------------------------------------------------

              18,164,284
          ===================================================



13.  Commitments

     (a) On July 23, 2004, the Company entered into a Stock Purchase Agreement with Seaside Investments PLC ("Seaside"), a private London investment company, for the purchase by Seaside of $1,177,970 of the Company's common shares at $0.46 per share, in exchange for shares of Seaside. At that time, Seaside entered into a "lock-up" agreement with the Company pursuant to which it has agreed not to trade the Company's shares or a period of one year from the closing date.

          The Company agreed to file a registration statement with the SEC allowing the public resale of the common shares by Seaside, commencing at the expiration of the "lock-up" period. Seaside was to issue its shares to the Company equivalent to $1,177,970 as full payment for the Company's shares. Thirty percent of Seaside's shares were to be held in escrow for one year following their issuance and in the event the per share market price of the Company's common stock at such time was less than the per share value of the Company's stock at the time of the closing, Seaside was to be entitled to receive out of escrow a percentage of the shares equal to the percentage of such decline. The remaining shares held in escrow were to be released to the Company at such time.

          The closing of this transaction was subject to certain contingencies, including the listing of Seaside shares on the London Stock Exchange on or before September 30, 2004 (extended to March 31, 2005).

          The Company delivered 2,677,500 shares to its legal counsel to be held in escrow pending closing of this transaction at which time these shares will be recorded as issued common shares. As the transaction did not close, on September 20, 2005 the Company terminated the agreement and cancelled the 2,677,500 shares.

     (b) In November 2004, the Company entered into a consulting agreement for marketing and public relations services for $2,500 a month commencing in December 2004. In addition, the Company is to issue 244,000 restricted common shares for each three months of service. The consultant has not performed the agreed services and the Company has not made any payments or issued any common shares to the consultant.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)



13.      Commitments (continued)

     (c) On December 20, 2004 the Company entered into a consulting agreement and agreed to pay a 5% commission on sales to customers introduced by the consultant. In addition, the Company will issue 200,000 common shares for each new product marketed by the consultant. The new products are not to exceed one for every two months.

     (d) On January 10, 2005, the Company entered into a consulting agreement and agreed to pay a 2% sales commission on sales to customers introduced by the consultant. In addition, the Company will issue 150,000 common shares for each new product marketed by the consultant. The Company will also to pay a 5% commission on sales generated by the new products in year one dropping by 1% per year to a commission of 1% in year five. The consultant can also earn a 7.5% finder's fee on any financing raised for the Company.

     (e) On January 20, 2005, the Company entered into a five-year agreement with a company for marketing and distribution services. The Company is to issue 1,900,000 common shares for the first year. The Company will pay a retainer fee of $10,000 plus $10,000 per month. The marketing company will earn a 15% commission on sales generated in its distribution channels. The Company will issue 400,000 common shares for each new product marketed by the marketing company. The Company issued 1,900,000 common shares on April 4, 2005 for a fair market value of $418,000, of this amount $151,693 were expensed at May 31, 2005 and the balance amortized over the next 8 months.

     (f) On February 8, 2005, the Company approved the issuance of stock options to a consultant to purchase 100,000 common shares of the Company at $0.20 per share once the first sale to a customer introduced to the Company by the consultant has been completed. The options will expire five years from the date of issue. In addition, the consultant will receive a commission of 2% on sales introduced to the Company.


14. Contingent Liability and Legal Proceedings

          The former Vice President of Sales and Marketing of the Company wrongfully registered certain of the Company's internet domain names in the name of a company controlled by her. The Company was able to obtain registered ownership of some of its domain names and retained legal counsel to gain registered ownership of the rest of the domain names the Company could not recover.

          On September 30, 2005, the Company commenced legal proceedings against the former Vice President and her company in the Supreme Court of British Columbia alleging that she breached her fiduciary and contractual duties to the Company on a number of grounds, including wrongfully registering the Company's internet product property in such a manner and by failing to deliver them to the Company when requested to do so. On September 30, 2005, the Company obtained an interim Court Order requiring her and her company to deliver the internet property to the Company within two days of being served with the Court Order. The Company believes that liability in excess of the recorded liability is remote. She was served with the Court Order and complied with it. The Company is now the registered owner of all its internet domain names and its claims for damages against the former Vice President and her company remain outstanding.

AVVAA World Health Care Products, Inc
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
(unaudited)

14. Contingent Liability (continued)

          During September 2005 the Company received an invoice from the former Vice President and her company seeking payment of $240,137 pursuant to her consulting contract with the Company and threatening legal proceedings against the Company. The Company denies the entire amount being claimed is owed and will vigorously defend its position if necessary. The Company has an amount owing to the former Vice President and her company of $131,458 recorded in its books as at August 31, 2005. The Company will seek to set off all damages it can establish in its legal proceedings from the amount, if any, which might be found by a court to be payable by the Company to the former Vice President and her company.

15. Subsequent Event

          The Company requested 2,677,500 shares of common stock issued to Seaside and held in escrow (see Note 13(a)) and 250,000 shares of common stock issued to a consultant who did not meet the terms of his contract, be returned to treasury for cancellation. On September 20, 2005 these shares were returned and cancelled.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)

                                                                       Index

Report of Independent Registered Public Accounting Firm                 F-1

Consolidated Balance Sheets                                             F-2

Consolidated Statements of Operations                                   F-3

Consolidated Statements of Cash Flows                                   F-4

Consolidated Statement of Stockholders' Equity                          F-5

Notes to the Consolidated Financial Statements                          F-6

             Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of AVVAA World Health Care Products, Inc.

We have audited the accompanying consolidated balance sheets of AVVAA World Health Care Products, Inc. (A Development Stage Company) as of May 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholders' equity for the period from March 25, 1999 (date of inception) to May 31, 2005 and the years ended May 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of AVVAA World Health Care Products, Inc., (A Development Stage Company) as of May 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholders' equity for the period from March 25, 1999 (date of inception) to May 31, 2005 and the years ended May 31, 2005 and 2004, in conformity with generally accepted accounting principles used in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has losses from operations since inception, no source of revenues and a significant working capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These consolidated financial statements do not include any adjustments, which might result from the outcome of this uncertainty.

As discussed in Note 16 to the consolidated financial statements, the Company has restated the financial statements for the year ended May 31, 2004 to reflect the fair value of stock options granted to outside consultants and the correction of previously recorded share issuances.

/s/ "Manning Elliott"

Chartered Accountants

Vancouver, Canada

September 9, 2005, except for Note 16 as to which the date is October 21, 2005

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(expressed in U.S. Dollars)

                                                                                      May 31,          May 31,
                                                                                        2005            2004
                                                                                         $                $
                                                                                                     (Restated -
                                                                                                    See Note 16)
-------------------------------------------------------------------------------------------------------------------
Assets

Current Assets
   Cash                                                                                    112,995          42,787
   Accounts receivable                                                                       7,584               -
   Inventory (Note 3)                                                                      217,770               -
   Prepaid expenses and deposits                                                            98,795               -
-------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                       437,144          42,787

Patent Protection Costs (Note 4)                                                                 -          11,378

Advance Royalty Deposits (Note 4)                                                                -         220,000

Property and Equipment (Note 5)                                                             18,170           8,246

Website Development Costs (Note 6)                                                           6,511               -

Deferred Financing Fees (Note 7)                                                           130,838               -
-------------------------------------------------------------------------------------------------------------------

Total Assets                                                                               592,663         282,411
-------------------------------------------------------------------------------------------------------------------


Liabilities and Stockholders' Deficit

Current Liabilities

   Accounts payable                                                                        524,942         610,331
   Accrued liabilities                                                                      78,841          99,490
   Convertible notes, less unamortized discount of $377,623 (Note 7)                       331,877               -
   Due to related parties (Note 8)                                                       1,094,835         859,612
   Other advances (Note 9)                                                                 211,395         220,866
-------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                                2,241,890       1,790,299
-------------------------------------------------------------------------------------------------------------------


Commitments (Note 13)
Subsequent Events (Note 15)

Stockholders' Deficit

Common Stock (Note 10) - 100,000,000 shares authorized at $0.001 par value;
35,794,872 and 22,455,672 issued and outstanding, respectively                              35,795          22,456

Additional Common Stock Subscribed                                                               -          70,000

Additional Paid-in Capital                                                               6,897,286       2,972,212

Deferred Compensation (Note 10)                                                        (1,319,725)       (496,031)

Accumulated Other Comprehensive Loss                                                      (87,944)        (47,661)

Deficit Accumulated During the Development Stage                                       (7,174,639)     (4,028,864)
-------------------------------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                                            (1,649,227)     (1,507,888)
-------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                                               592,663         282,411
-------------------------------------------------------------------------------------------------------------------

 (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(expressed in U.S. Dollars)

                                                       Accumulated
                                                           from
                                                     March 25, 1999
                                                   (Date of Inception)
                                                       Year Ended to
                                                       May 31, May 31,
                                                           2005                 2005                  2004
                                                            $                    $                      $
                                                                                                   (Restated -
                                                                                                  See Note 16)
--------------------------------------------------------------------------------------------------------------------
Sales                                                           22,430                 13,021                 9,409

Cost of Sales                                                   12,481                  6,277                 6,204
--------------------------------------------------------------------------------------------------------------------

Gross Profit                                                     9,949                  6,744                 3,205
--------------------------------------------------------------------------------------------------------------------

Operating Expenses

     Depreciation                                               18,466                 10,982                 6,098
     Impairment loss on assets                                 310,898                231,378                79,520
     Research and development (1)                              976,253                269,432               155,690
     Selling, general and administrative (1)                 5,526,791              2,324,389             2,060,240
--------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                     6,632,408              2,836,181             2,301,548
--------------------------------------------------------------------------------------------------------------------

Net Loss from Operations                                   (6,822,459)            (2,829,437)           (2,298,343)

Debt Issue Costs                                              (23,712)               (23,712)                     -
Interest Expense                                             (359,613)              (323,771)               (8,440)
Gain on Settlement of Debt                                      13,317                 13,317                     -
Other Income                                                    17,828                 17,828                     -
--------------------------------------------------------------------------------------------------------------------


Net Loss for the Period                                    (7,174,639)            (3,145,775)           (2,306,783)

Other Comprehensive Income (Loss)
     Foreign currency translation gain (loss)                 (87,944)               (40,283)                21,235
--------------------------------------------------------------------------------------------------------------------

Comprehensive Loss                                         (7,262,583)            (3,186,058)           (2,126,508)
--------------------------------------------------------------------------------------------------------------------


Basic and Diluted Net Loss Per Share                                                   (0.11)                (0.11)
--------------------------------------------------------------------------------------------------------------------


Weighted Average Common Shares Outstanding                                         27,477,000            20,156,000
--------------------------------------------------------------------------------------------------------------------


(1) Stock-based compensation is included in the following:

   Selling, general and administrative                       2,576,998              1,353,986             1,053,670
   Research and development                                     56,000                 56,000                     -
--------------------------------------------------------------------------------------------------------------------

                                                             2,632,998              1,409,986             1,053,670
--------------------------------------------------------------------------------------------------------------------


 (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

                                       F-3

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(expressed in U.S. Dollars)

                                                               Accumulated from
                                                                  March 25,
                                                                    1999                   Year Ended
                                                               (Date of Inception)           May 31,
                                                                   to May 31,
                                                                      2005              2005            2004
                                                                        $                $               $
                                                                                                  (Restated - see
                                                                                                     Note 16)
--------------------------------------------------------------------------------------------------------------------
Operating Activities
   Net loss for the period                                              (7,174,639)  (3,145,775)        (2,306,783)
   Adjustments to reconcile net loss to net cash used in
      operating activities
     Amortization of deferred compensation and other
             stock-based compensation                                     2,632,998    1,409,986            969,170
     Depreciation                                                            18,466       10,982              6,098
     Gain on settlement of debt                                            (13,317)     (13,317)                  -
     Impairment loss on assets                                              310,898      231,378             79,520
     Non-cash interest and debt issue costs                                 306,089      306,089                  -
     Recapitalization costs                                               (115,730)            -                  -
   Changes in operating assets and liabilities
     Accounts receivable                                                    (7,584)      (7,584)                  -
     Inventory                                                             (97,770)     (97,770)                  -
     Prepaid expenses and deposits                                         (98,795)     (98,795)                  -
     Accounts payable and accrued liabilities                             1,039,983      210,212            333,157
--------------------------------------------------------------------------------------------------------------------
Net Cash Used In Operating Activities                                   (3,199,401)  (1,194,594)          (918,838)
--------------------------------------------------------------------------------------------------------------------
Investing Activities
   Website development costs                                                (7,798)      (7,798)                  -
   Patent protection costs                                                 (11,378)            -            (1,378)
   Purchase of property and equipment                                      (33,755)     (19,619)                  -
   Advance royalty deposits                                               (220,000)            -           (25,000)
--------------------------------------------------------------------------------------------------------------------
Net Cash Used In Investing Activities                                     (272,931)     (27,417)           (26,378)
--------------------------------------------------------------------------------------------------------------------
Financing Activities
   Advances from (repayment to) others                                      211,395      (9,471)             80,920
   Advances from related parties                                          1,933,947      546,430            561,832
   Repayments to related parties                                          (562,658)    (230,407)          (261,494)
   Proceeds from convertible notes                                          960,000      660,000                  -
   Debt issue costs                                                       (105,050)    (105,050)                  -
   Proceeds from issuance of common stock                                 1,235,637      471,000            581,220
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                                 3,673,271    1,332,502            962,478
--------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                                    (87,944)     (40,283)             21,235
--------------------------------------------------------------------------------------------------------------------
Change in Cash                                                              112,995       70,208             38,497
--------------------------------------------------------------------------------------------------------------------
Cash - Beginning of Period                                                        -       42,787              4,290
Cash - End of Period                                                        112,995      112,995             42,787
--------------------------------------------------------------------------------------------------------------------
Non-cash Investing and Financing Activities
   Advance royalty deposits payable                                          25,000            -             25,000
   Shares issued to settle debt                                             507,442      302,932            204,510
   Shares issued for convertible debenture conversions                      300,000            -                  -
   Shares issued to purchase inventory                                      120,000      120,000                  -
   Promissory notes issued to acquire assets                                 73,346            -             73,346
   Shares issued for consulting fees and services                         2,795,804    2,014,304            781,500
   Shares issued to settle related party debt                               349,800       80,800            269,000
--------------------------------------------------------------------------------------------------------------------


Supplemental Disclosures
   Interest paid                                                                  -            -                  -
   Income taxes paid                                                              -            -                  -

 (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Deficit
(expressed in U.S. Dollars)
(Restated - see Note 16)

                                                                             Accumulated
                                   Common Stock      Additional   Additional    Other
                                                     Common Stock Paid-in     Deferred    Comprehensive  Accumulated
                                 Shares     Amount   Subscribed   Capital    Compensation      Loss         Deficit        Total
                                   #          $          $          $           $              $             $             $
Balance - March 25, 1999
  (Date of Inception)                1         -           -         -             -              -             -             -
Stock issued for cash
  pursuant to a private
  placement                 10,125,000    10,125           -    (1,500)            -              -             -         8,625
Net loss for the period              -         -           -         -             -              -             -             -
------------------------------------------------------------------------------------------------------------------------------------
Balance - May 31, 1999      10,125,001    10,125           -    (1,500)            -              -             -         8,625
Net loss for the year                -         -           -         -             -              -      (131,611)     (131,611)
------------------------------------------------------------------------------------------------------------------------------------
Balance - May 31, 2000      10,125,001    10,125           -    (1,500)            -              -      (131,611)     (122,986)
Net loss for the year                -         -           -         -             -              -      (261,767)     (261,767)
------------------------------------------------------------------------------------------------------------------------------------
(Balance - May 31, 2001     10,125,001    10,125           -    (1,500)            -              -      (393,378)     (384,753)
Stock issued for cash
  pursuant to a private
  placement                  1,537,500     1,538           -      (257)            -              -             -         1,281
Stock issued pursuant
  to conversion of
  convertible debentures       450,000       450           -   299,550             -              -             -       300,000
Net loss for the year                -         -           -         -             -              -      (509,095)     (509,095)
------------------------------------------------------------------------------------------------------------------------------------
Balance - May 31, 2002      12,112,501    12,113           -   297,793             -              -      (902,473)     (592,567)
Re-capitalization
  transactions - June 28,
  2002: Shares of AVVAA
  World Health Care
  Products, Inc.
  (formerly Sierra
  Gigante Resources Inc.)    2,709,200     2,709           -   (99,300)      (19,118)             -             -      (115,709)
Shares issued for services
  to be rendered             2,590,000     2,590           -   755,510      (758,100)             -             -             -
Amortization of deferred
  compensation                       -         -           -         -       169,342              -             -       169,342
Common stock to be issued            -         -     181,198         -             -              -             -       181,198
Foreign currency translation
  adjustment                         -         -           -         -             -        (68,896)            -       (68,896)
Net loss for the year                -         -           -         -             -              -      (819,608)     (819,608)
------------------------------------------------------------------------------------------------------------------------------------
Balance at May 31, 2003     17,411,701    17,412     181,198   954,003      (607,876)       (68,896)   (1,722,081)   (1,246,240)
Shares issued for cash       2,776,131     2,776    (173,698)  682,142             -              -             -       511,220
Shares issued to settle
  debt                         637,840       638      (7,500)  211,372             -              -             -       204,510
Shares issued to settle
  related party debt           390,000       390           -   268,610             -              -             -       269,000
Shares issued for services   1,450,000     1,450           -   780,050      (781,500)             -             -             -
Amortization of deferred
  compensation                       -         -           -         -       893,345              -             -       893,345
Value of stock options granted       -         -      75,825         -             -              -        75,825
Share subscriptions received         -         -      70,000         -             -              -             -        70,000
Shares cancelled              (210,000)     (210)          -       210             -              -             -             -
Foreign currency translation
  adjustment                         -         -           -         -             -         21,235             -        21,235
Net loss for the year                -         -           -         -             -              -    (2,306,783)   (2,306,783)
------------------------------------------------------------------------------------------------------------------------------------
Balance at May 31, 2004     22,455,672    22,456      70,000 2,972,212      (496,031)       (47,661)   (4,028,864)   (1,507,888)
Shares issued for cash,
   subscriptions and
   consulting services       2,200,000     2,200     (70,000)  547,800             -              -             -       480,000
Shares issued to purchase
  inventory                    500,000       500           -   119,500             -              -             -       120,000
Shares issued to settle
 debt                        1,213,500     1,213           -   301,719             -              -             -       302,932
Share issued to settle
  related party debt           505,000       505           -    80,295             -              -             -        80,800
Shares issued for services
  to be rendered             8,920,700     8,921           - 2,005,383    (2,014,304)             -             -             -
Amortization of deferred
  compensation                       -         -           -         -     1,190,610              -             -     1,190,610
Value of stock options
  granted                            -         -           -   210,377             -              -             -       210,377
Value of beneficial conversion
  feature related to the
  convertible notes                  -         -           -   213,941             -              -             -       213,941
Value of warrants issued             -         -           -   446,059             -              -             -       446,059
Foreign currency translation
  adjustment                         -         -           -         -             -        (40,283)            -       (40,283)
Net loss for the year                -         -           -         -             -              -    (3,145,775)   (3,145,775)
------------------------------------------------------------------------------------------------------------------------------------
Balance at May 31, 2005     35,794,872    35,795           - 6,897,286    (1,319,725)       (87,944)   (7,174,639)   (1,649,227)
------------------------------------------------------------------------------------------------------------------------------------

 (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

                                       F-5

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



1.   Nature of Operations and Continuance of Business

     AVVAA World Health Care Products, Inc. (the "Company") was incorporated on June 3, 1998 in the State of Nevada.

     On June 28, 2002 the Company completed the acquisition of 100% of the common shares of Mind 8Your Own Skin Products Inc. ("MYOSP"), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,501 common shares, after a 1 new for 5 old reverse stock split of the Company's issued common shares. This share issuance resulted in a reverse takeover of the Company by the shareholders of MYOSP. Certain directors and officers of MYOSP became directors and officers of the Company. The consolidated financial statements include the accounts of the Company since the reverse merger and the historical accounts of MYOSP since the date of its inception, March 25, 1999.

     The Company is a global biotechnology company specializing in providing all natural, therapeutic skin care products. The Company intends to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world. The Company's mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. The Company is presently licensed to manufacture and distribute patented European skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. The Company intends to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. The Company has developed a business plan and conducted research with respect to marketing the products.

     The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at May 31, 2005, the Company has not recognized significant revenue, has a working capital deficit of $1,804,746 and has accumulated operating losses of $7,174,639 since its inception. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining short-term and long-term financing, generating significant revenue and achieving profitability. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

2.   Summary of Significant Accounting Principles

    (a) Basis of Accounting

     These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in United States dollars.

     (b) Principles of Consolidation

     These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Mind Your Own Skin Products Inc., AVVAAA World Health Care Products (Canada) Ltd., and 648311 B.C. Ltd. All inter-company accounts and transactions have been eliminated.

     (c) Year End

     The Company's fiscal year end is May 31.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004


2. Summary of Significant Accounting Principles (continued)

   (d) Use of Estimates


     The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from management's best estimates as additional information becomes available in the future.

   (e) Cash and Cash Equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

   (f) Inventory

     Raw materials are recorded at the lower of average cost and replacement cost and finished goods are recorded at the lower of average cost and net realizable value. The Company provides inventory reserves for estimated obsolescence on unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based on assumptions about future demand and market conditions.

   (g) Property and Equipment

     Property and equipment is recorded at cost. Depreciation of computer equipment and moulds is computed on a straight-line basis using an estimated useful life of three years.

   (h) Website Development Costs

     The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" and the guidance pursuant to the Emerging Issues Task Force (EITF) No. 00-2, "Accounting for Website Development Costs".

     Costs associated with the website consist primarily of software purchased from a third party. The Company is capitalizing costs of computer software obtained for internal use in web design and network operations. These capitalized costs are being amortized based on their estimated useful life over three years. Payroll and related costs are not capitalized, as the amounts principally relate to maintenance. Internal costs related to the development of website content are expensed as incurred.

   (i) Long-lived Assets

     In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment losses when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



2. Summary of Significant Accounting Principles (continued)

   (j) Foreign Currency Translation


     The functional currency of the Company's Canadian subsidiaries is the Canadian dollar. The financial statements of these subsidiaries are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation" using period-end rates of exchange for assets and liabilities, and weighted average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders' equity (deficit). Foreign currency transaction gains and losses are included in current operations.

   (k) Deferred Financing Costs

     In accordance with the Accounting Principles Board Opinion 21 "Interest on Receivables and Payables", the Company recognizes debt issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt. The Company follows the guidance in the EITF 95-13 "Classification of Debt Issue Costs in the Statement of Cash Flows" and classifies cash payments for debt issue costs as a financing activity.

   (l) Revenue Recognition

     Revenue is derived from the sale of personal care products sold directly to retailers or indirectly through distributors. The Company follows the provisions of Staff Accounting Bulletin No. 104; "Revenue Recognition in Financial Statements". Revenue from the sale of products is only recognized upon delivery of the product, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collection is not considered probable, revenue will be recognized when the fee is collected. Until the Company can establish a history of returns, recognition of revenue will be deferred on sales to distributors having right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates.

     In accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs", freight and handling charges billed to customers are recorded as revenue while the corresponding freight and handling costs are recorded as cost of sales.

   (m) Comprehensive Income

     SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company's accumulated other comprehensive loss consists of the accumulated foreign currency translation adjustments.

   (n) Basic and Diluted Net Income (Loss) per Share

     The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



2. Summary of Significant Accounting Principles (continued)

   (o) Financial Instruments


     The fair values of cash, accounts receivable, accounts payable, accrued liabilities, due to related parties and other advances were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

   (p) Income Taxes

     The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

   (q) Stock-based Compensation

     The Company accounts for stock-based awards using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on a straight-line basis over the vesting period of the individual options.

     Stock-based awards for non-employees are accounted for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which establishes a fair value based method of accounting for stock-based awards and recognizes compensation expense based on the fair value of the stock award or fair value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123. During the year, the Company recognized stock-based compensation of $1,409,986 (2004 - $1,053,670) in accordance with SFAS 123. Of this amount, $210,377 was recognized as the fair value of stock options granted to non-employees (2004 - $75,825) while the remaining amount of $1,199,609 (2004 - $977,845) represented the fair value of shares issued for consulting services rendered by employees and non-employees.

     The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure an Amendment of FASB Statement No. 123", to require more prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



2. Summary of Significant Accounting Principles (continued)

   (q) Stock-based Compensation (continued)

     The fair value of the options granted during the year (no options were granted in the comparable period) was measured at the grant date using the Black-Scholes option pricing model with the following weighted average assumptions: Year Ended Year Ended May 31, May 31, 2005 2004 $ $

     Expected dividend yield                     0%                      0%
     Risk-free interest rate                  3.90%                   3.85%
     Expected volatility                       114%                    123%
     Expected option life (in years)              5                       1

     Had the Company determined compensation cost based on the fair value at the date of grant for its employee stock options, the net loss would have increased by $731,908 for the year ended May 31, 2005. The stock options granted to employees vested immediately upon grant.

     The following table illustrates the effect on net loss per share as if the fair value method had been applied to all grants of stock options:

                                                                                Year Ended
                                                                                  May 31,
                                                                            2005                 2004
                                                                              $                    $
         Net loss - as reported                                            (3,145,775)         (2,306,783)
         Add: Stock-based compensation expense included in net
           loss - as reported                                                  257,562                   -
         Deduct: Stock-based compensation expense determined
           under fair value method                                           (989,470)                   -
         --------------------------------------------------------------------------------------------------

         Net loss - pro forma                                              (3,877,683)         (2,306,783)
         --------------------------------------------------------------------------------------------------

         Net loss per share (basic and diluted) - as reported                   (0.11)              (0.11)
         Net loss per share (basic and diluted) - pro forma                     (0.14)              (0.11)

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



2. Summary of Significant Accounting Principles (continued)

   (r) Recent Accounting Pronouncements

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (Revised 2004) ("SFAS No. 123R"), "Share-Based Payment." SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. The scope of SFAS No. 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in APB Opinion No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Although those disclosures helped to mitigate the problems associated with accounting under APB Opinion No. 25, many investors and other users of financial statements believed that the failure to include employee compensation costs in the income statement impaired the transparency, comparability, and credibility of financial statements. Public entities that file as small business issuers will be required to apply Statement 123R in the first interim or annual reporting period that begins after December 15, 2005. The Company is currently evaluating the impact on the Company's results of operations and financial position.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". SFAS No. 153 is the result of a broader effort by the FASB to improve financial reporting by eliminating differences between GAAP in the United States and GAAP developed by the International Accounting Standards Board (IASB). As part of this effort, the FASB and the IASB identified opportunities to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. SFAS No. 153 amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions", that was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance." Previously, APB Opinion No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No.153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The effect of adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



2. Summary of Significant Accounting Principles (continued)

   (r) Recent Accounting Pronouncements (continued)


     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - An Amendment of ARB No. 43, Chapter 4". SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...". SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this standard is issued. The provisions of SFAS No. 151 must be applied prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

     The FASB has also issued SFAS No. 152, but it will not have any relationship to the operations of the Company. Therefore, a description and its impact on the Company's operations and financial position have not been disclosed.

     In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

   (s) Reclassifications

     Certain reclassifications have been made to the prior year's financial statements to conform to the current period's presentation.


3. Inventory
                                              May 31,               May 31,
                                               2005                   2004
                                           Net Carrying           Net Carrying
                                               Value                 Value
                                                 $                     $

     Raw materials                                   57,893                 -
     Finished goods                                 159,877                 -
     ---------------------------------------------------------------------------

                                                    217,770                 -
     ---------------------------------------------------------------------------

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



4.   Advance Royalty Deposits and Related License Agreements

     Pursuant to two separate license agreements entered into on September 1, 1999 and February 1, 2002, the Company has been granted by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received approval from the US Food and Drug Administration ("FDA") as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products have been renewed and will be activated 30 days prior to initial sales in Canada. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, Netherlands, Belgium, Luxembourg and Lithuania.

     The original registrant for the various approvals was the inventor and licensor. During fiscal 2004, the various approvals have been transferred to reflect the Company as the manufacturer and owner. The inventor retains the licensing rights to the products.

     The agreements provide for joint ownership of all applicable patents, pending patents, patent applications, trademarks, copyright, secret processes, formulae, technical data and other scientific and technical information that has been secured.

     Terms of the license agreements call for total advance royalty payments of $220,000, which have been paid in full. The licensor will be entitled to royalties on the sale of products by the Company at a rate of approximately 7% of sales. The term of the agreements are for thirty years with automatic renewal rights. During the year the Company recorded an impairment loss of $220,000 due to the uncertainty about expected future cash flows from the sales of products.

     A total amount of $11,378 has been paid to protect certain Canadian patent rights for the Neuroskin product. During the year the Company recorded an impairment loss of $11,378 due to the uncertainty about expected future cash flows from the sales of products.


5. Property and Equipment

                                                                                    May 31,            May 31,
                                                                                     2005               2004
                                                                Accumulated      Net Carrying       Net Carrying
                                                     Cost       Depreciation         Value              Value
                                                      $              $                 $                  $
     Computer equipment                               17,168             4,957            12,211                  -
     Moulds                                           14,136            10,602             3,534              8,246
     Office equipment                                  2,425                 -             2,425                  -
     ---------------------------------------------------------------------------------------------------------------

                                                      33,729            15,559            18,170              8,246
     ---------------------------------------------------------------------------------------------------------------


6. Website Development Costs

                                                                                    May 31,            May 31,
                                                                                     2005               2004
                                                                Accumulated      Net Carrying       Net Carrying
                                                     Cost       Depreciation         Value              Value
                                                       $             $                 $                  $

     Website development costs                       7,798            1,287             6,511                  -
     ---------------------------------------------------------------------------------------------------------------

7.  Convertible Notes

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



     On April 5, 2005, the Company completed financing agreements totalling $1,100,000. Under the agreements the Company will issue up to $1,100,000 in convertible notes. The convertible notes bear interest at 8% and are due on April 5, 2006. Any accrued interest is payable upon each conversion and on the due date. The notes are convertible into common shares of the Company over a twelve-month period. The conversion price is based on 80% of the average of the three lowest closing prices of the Company's stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price.

     The notes are secured by a grant of a general security interest in all of the Company's assets both tangible and intangible.

     The Company is to issue four series of share purchase warrants assuming the complete conversion of the notes issued on April 5, 2005 at a conversion price determined by dividing the convertible notes by the lesser of $0.16 or 80% of the volume weighted average price of the common stock for the thirty trading days preceding April 5, 2005 as follows: Class A warrants equivalent to the number of shares issued on the convertible note exercisable at $0.20 per share; Class B warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.25 per share; Class C warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.30 per share; and Class D warrants equivalent to 50% of the number shares issued on the convertible note exercisable at $0.45 per share. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price.

     The Company has received $660,000 under the terms of the convertible notes and is to receive the balance of $440,000 once the Company has filed an SB-2 Registration Statement ("SB-2") with the SEC that is declared effective. If the SB-2 is not declared effective within ninety days after April 5, 2005, the Company must pay a penalty of 2% for each thirty-day period of the convertible notes remaining unconverted and the purchase price of any shares issued upon the conversion of the notes.

     On April 5, 2005, the Company issued 4,125,000 Class A warrants, 3,093,750 Class B warrants, 3,093,750 Class C warrants, and 2,062,500 Class B warrants pertaining to the $660,000 in convertible notes issued. The remaining warrants will be issued upon the receipt of the additional financing of $440,000 as described above.

     In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company recognized the intrinsic value of the beneficial conversion feature of $213,941 as additional paid-in capital. In addition, in accordance with EITF 00-27 "Application of Issue No. 98-5 to Certain
     Convertible Instruments", the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $446,059 as additional paid-in capital. The fair value of the warrants issued were determined by using the Black-Scholes option pricing model assuming an expected life of five years, a risk free interest rate of 4.07%, an expected volatility of 111%, and an expected dividend yield of 0%. The Company will record further interest expense over the term of the convertible notes of $446,059 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be increased to the face value of $660,000 at maturity. To May 31, 2005, accrued interest of $8,100 has been included in accrued liabilities, and interest expense of $68,436 has been accreted increasing the carrying value of the convertible notes to $282,377.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



7. Convertible Notes (continued)

     There are specific provisions for use of proceeds and penalties should the Company vary more than 5% for each individual item specified on the use of proceeds. The Company is also committed to paying a due diligence fee of 9% of the total convertible notes issued (50% or $49,500 of which was paid in cash and the other 50% was paid in the form of $49,500 in convertible notes with the same terms as above) and the legal fees of the lenders relating to these agreements totalling $15,000 (paid). For the $49,500 in convertible notes, the Company recognized the intrinsic value of the beneficial conversion feature of $18,000 as additional paid-in capital and a charge to interest expense.

     The Company incurred debt issue costs of $154,550 relating to these convertible notes. During the year ended May 31, 2005 $23,712 of the deferred financing fees have been charged to debt issue costs and the balance of $130,838 will be expensed over the remaining term of the convertible debt.


8. Related Party Balances and Transactions

                                                                May 31,
                                                                 2005       May 31, 2004
                                                                  $              $

   (a)          Balances

              (i)            Shield-Tech Products Inc.            445,588         410,227
              (ii)           Directors and/or officers            599,719         396,453
              (iii)          Due to former officer                 49,528          52,932
     -------------------------------------------------------------------------------------

                                                                1,094,835         859,612
     -------------------------------------------------------------------------------------

     (i) Shield-Tech Products Inc., a company under common control, conducted research and incurred development expenditures on the Company's behalf. The advances are without interest, unsecured and there are no agreed repayment terms.

     (ii) The  advances   from   directors   and/or   officers  are   unsecured,
          non-interest bearing, and due on demand.

     iii)On January 2, 2004, the Company completed the October 15, 2003 agreement (as amended January 1, 2004) to purchase certain operational business assets of 5943609 B.C. Ltd. (dba Mystic Mountain Body and Spa Products) ("Mystic"), a company based in British Columbia, Canada and owned by a former ( officer of the Company. In return, the Company issued two promissory notes totalling CAD$100,000 to the owner of Mystic. Both promissory notes are non-interest bearing and unsecured. The Company and Mystic decided to terminate the agreement but have not yet settled the terms. As at May 31, 2004, the Company wrote off all the assets it acquired from Mystic totalling $79,520.

   (b) Transactions

     Six directors/officers were paid/accrued $599,719 for the year ended May 31, 2005 (2004 - $640,000) for consulting services rendered.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



9. Other Advances

     (a)  The Company  received  advances  from a  non-related  party  totalling
          $114,000 to assist in research and development. The advances are currently payable, is unsecured and accrues interest at prime plus 1% per annum. Interest of $7,980 was accrued and charged to operations for the year ended May 31, 2005, (2004 - $6,107). As of May 31, 2005,
          $40,033 of interest has been accrued on these advances and is included in other advances.

    (b) On December 22, 2003, the Company entered into a Letter of Commitment to participate in a Joint Venture with a First Nations Band (the "Band"). The Joint Venture was to be 51% owned by the Band and 49% by the Company. The Company was to contribute all the property and equipment, including all intellectual property and intangible assets, and inventory of Mystic. The Company was also to provide its management expertise to supervise the construction of a manufacturing facility on the Band's land, purchase and install suitable equipment, and prepare a business plan. The band was to contribute a total of CAD$5,000,000 to be used to construct the manufacturing facility, to purchase manufacturing equipment and to fund start up and operating costs. In fiscal 2004 the Company received CAD$102,000 from the Band to assist the Company in developing a business and start-up plan for the Joint Venture. The advance was non-interest bearing, unsecured and repayable only if the Band did not approve the start-up plan. The Company and the Band have decided not to proceed with the Joint Venture and the Company will repay the promissory note to the Band. During the year ended May 31, 2005 the Company repaid CAD$30,000 of the Band's advances, leaving a balance owing at May 31, 2005 of $57,362 (CAD$72,000). On July 27, 2004, the Band demanded repayment and interest at the rate of 12% per annum began accruing on the outstanding balance on August 10, 2004.


10. Common Stock

    (a) Authorized Shares


          On May 1, 2004, the Board and the stockholders approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000, with no change in par value.

    (b) Private Placements

     (i) On December 15, 2004, the Company issued 2,200,000 units at $0.25 per unit for proceeds of the $541,000 ($70,000 was received as at May 31,
          2004) and for $9,000 for consulting services rendered. Each unit consists that of one common share of the company and one non-transferable share purchase warrant. Each warrant may be exercised within one year of the date of issuance to the purchaser at a price of $0.45 per share.

     (ii) In fiscal 2004, the Company issued 3,230,471 units at $0.25 per unit for proceeds of $684,918 in cash and $122,585 in debt settlement. Each unit consisted of one common share of the Company and one non-transferable share purchase warrant. Each warrant is exercisable within two years of the date of issuance to the purchaser at a price of $0.45 per share during the first twelve months and $0.40 per share for the remaining twelve months.

    (c) Non-cash Consideration

          Shares issued for non-cash consideration were valued (1) based on the fair value of the services and/or goods provided when these amounts were more readily determinable than the value of the shares at the date of issue; and (2) based on the fair market value of the shares at the date of issue when their value was more readily determinable than the value of the services provided.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



10.  Common Stock (continued)

    (c) Non-cash Consideration (continued)


          On June 1, 2003, the Company issued 100,000 shares of common stock to two employees. These shares were issued at an aggregate fair value of $40,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $20,000 for the period ended May 31, 2004 and recorded deferred compensation of $20,000 that was charged to operations during the year.

          On August 1, 2003, the Company issued 250,000 shares of common stock to an officer. These shares were issued at an aggregate fair value of $120,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $50,000 for the period ended May 31, 2004 and recorded deferred compensation of $70,000 that was charged to operations during the year.

          On January 2, 2004 the Company issued 200,000 shares to an officer. These shares were issued at a fair value of $96,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $20,000 for the period ended May 31, 2004 and recorded deferred compensation of $76,000 that was charged to operations during the year.

          On February 15, 2004 the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $129,000 for services to be rendered over a three-month period, which was charged to operations in fiscal 2004.

          On March 9, 2004, the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $219,000 for services rendered which was charged to operations in fiscal 2004.

          On March 10, 2004, the Company issued 100,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $70,500 for services to be rendered over a one-year period. The Company charged to operations compensation expense of $17,500 for the period ended May 31, 2004 and recorded deferred compensation of $52,500 that was charged to operations during the year.

          On March 18, 2004, the Company issued 50,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $35,500 for services rendered which was charged to operations in fiscal 2004.

          On May 7, 2004, the Company entered into an agreement to issue 300,000 shares of common stock for consulting services. These shares were issued on June 10, 2004 at an aggregate fair value of $87,000 for services to be rendered over a three month period. The Company charged $14,500 to operations during the period ended May 31, 2004 which was included in accrued liabilities as at May 31, 2004. $72,500 was recorded as compensation expense during the year.

          On May 14, 2004, the Company entered into an agreement to issue 250,000 shares of common stock for consulting services. These shares were issued on June 29, 2004 at an aggregate fair value of $70,000 for services rendered which was charged to operations in fiscal 2004 and included in accrued liabilities as at May 31, 2004.

          On June 10, 2004 the Company issued 76,000 shares of common stock to settle debt of $22,040.

          On June 30, 2004, the Company issued 80,000 shares of common stock having an aggregate fair value of $24,800 for consulting services rendered. Of this amount, $17,293 was used to settle debt and the remaining $7,507 was charged to operations during the year ended May 31, 2005.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



10. Common Stock (continued)

    (c) Non-cash Consideration (continued)


          On July 15, 2004, the Company issued 400,000 shares of common stock having an aggregate fair value of $184,000 for consulting services to be rendered over a two-year period. During the year ended May 31, 2005, the Company charged to operations compensation expense of $80,658 and recorded deferred compensation expense of $103,342 that will be charged to operations over the remainder of the term.

          On July 28, 2004, the Company issued 250,000 shares of common stock having an aggregate fair value of $117,500 for consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

          On September 23, 2004, the Company issued 30,000 shares of common stock having an aggregate fair value of $8,700 to settle debt.

          On October 8, 2004, the Company issued 500,000 shares of common stock having an aggregate fair value of $120,000 for inventory purchased.

          On October 22, 2004, the Company issued 300,000 shares of common stock for consulting services. The shares were recorded at an aggregate fair value of $93,000 for services to be rendered over a three-month period. The amount was charged to operations during the year ended May 31, 2005.

          On November 18, 2004, the Company issued 200,000 shares at an aggregate fair value of $56,000 for research and development consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

          On November 18, 2004, the Company issued 30,000 common shares at an aggregate fair value of $8,400 for the payment of travel expenses.

          On November 24, 2004, the Company issued 120,700 common shares at an aggregate fair value of $33,796 for consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

          On December 1, 2004, the Company issued 20,000 shares of common stock having an aggregate fair value of $5,600 for consulting services rendered. Of this amount, $3,412 was used to settle debt and the remaining $2,188 has been recorded as a loss on debt settlement.

          On December 16, 2004, the Company issued 950,000 common shares for consulting services to be rendered over a four-year period. The shares were recorded at an aggregate fair market value of $218,500. For the year ended May 31, 2005, the Company charged to operations compensation expense of $24,843 and recorded deferred compensation of $193,657 that will be charged to operations over the remainder of the term.

          On December 20, 2004, the Company issued 800,000 common shares having an aggregate fair value of $200,000 for consulting services to be rendered. During the year ended May 31, 2005, the Company charged to operations compensation expense of $77,753 and recorded deferred compensation of $122,247 that will be charged to operations over the remainder of the term.

          On January 10, 2005, the Company issued 600,000 common shares at an aggregate fair value of $150,000 for consulting services to be rendered. During the year ended May 31, 2005, the Company charged to operations compensation expense of $57,945 and recorded deferred compensation of $92,055 that will be charged to operations over the remainder of the term.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



10. Common Stock (continued)

    (c) Non-cash Consideration (continued)


          On January 20, 2005, the Company issued 100,000 shares at an aggregate fair value of $23,000 for consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

          On January 20, 2005, the Company issued 1,900,000 common shares to be recorded at an aggregate fair value of $437,000 to a consultant for services to be rendered over a five year period. During the year ended May 31, 2005 the Company charged to operations compensation expense of $31,368 and recorded deferred compensation of $405,632 that will be charged to operations over the remainder of the term.

          On February 3, 2005 the Company issued 372,500 common shares for the settlement of debt in the amount of $74,668. The aggregate fair market value of $59,600 has been applied to reduce the outstanding debt and the remaining balance $15,068 recorded as a gain on debt settlement.

          On February 8, 2005, the Company issued 100,000 common shares to three employees at an aggregate fair market value $15,000 for services to be rendered. For the year ended May 31, 2005, the Company charged to operations compensation expense $9,231 and recorded deferred compensation of $5,769 that will be charged to operations over the remainder of the term.

          On March 1, 2005, the Company issued 2,500,000 shares at an aggregate fair market value of $375,000 to a consultant for services to be rendered over a twelve-month period. During the year ended May 31, 2005 the Company charged to operations compensation expense of $94,521 and recorded deferred compensation of $280,479 that will be charged to operations over the remainder of the term.

          On March 1, 2005 the Company issued 100,000 common shares to be recorded at an aggregate fair value of $16,000 to settle total debt of $15,000. The remaining $1,000 has been recorded as a loss on debt settlement.

          On March 3, 2005, the Company issued 1,010,000 common shares to be recorded at an aggregate fair value of $161,600 to officers, directors,  employees  and a  consultant  to be applied  against  debt outstanding. Debts totaling $166,762 were settled for $161,600 resulting in a gain of $5,162.

          On March 15, 2005, the Company issued 150,000 common shares to be recorded at an aggregate fair value of $34,500 legal services to be rendered. During the year ended May 31, 2005, the Company charged to operations compensation expense of $2,456 and recorded deferred compensation of $32,044 that will be charged to operations when the services have been performed.

     (d) Stock Purchase Agreement

          On July 23, 2004, the Company entered into a Stock Purchase Agreement with Seaside Investments PLC ("Seaside"), a private London investment company, for the purchase by Seaside of $1,177,970 of the Company's common shares at $0.46 per share, in exchange for shares of Seaside. At that time, Seaside entered into a "lock-up" agreement with the Company pursuant to which it has agreed not to trade the Company's shares or a period of one year from the closing date.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



10. Common Stock (continued)

    (d) Stock Purchase Agreement (continued)


          The Company agreed to file a registration statement with the SEC allowing the public resale of the common shares by Seaside, commencing at the expiration of the "lock-up" period. Seaside was to issue its shares to the Company equivalent to $1,177,970 as full payment for the Company's shares. Thirty percent of Seaside's shares were to be held in escrow for one year following their issuance and in the event the per share market price of the Company's common stock at such time was less than the per share value of the Company's stock at the time of the closing, Seaside was to be entitled to receive out of escrow a percentage of the shares equal to the percentage of such decline. The remaining shares held in escrow were to be released to the Company at such time.

          The closing of this transaction is subject to certain contingencies, including the listing of Seaside shares on the London Stock Exchange on or before September 30, 2004 (extended to March 31, 2005).

          The Company has delivered 2,677,500 shares to its legal counsel to be held in escrow pending closing of this transaction at which time these shares will be recorded as issued common shares. As the transaction has not closed to date the Company intends to terminate this agreement and request the return of the 2,677,500 shares.


11. Stock Options

          On December 2, 2002, the Company filed a Form S-8 Registration Statement with the U.S. Securities and Exchange Commission to register 1,450,000 shares of common stock pursuant to the Company's 2002 Benefit Plan. The determination of those eligible to received options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Board of Directors.

          On June 25, 2004, the Company filed a Form S-8 Registration Statement with the U.S. Securities and Exchange Commission to register 3,000,000 shares of common stock pursuant to the Company's 2004 Stock Option Plan. The determination of those eligible to received options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Board of Directors. The option price is set at a minimum of 100% of the fair market value of the common stock at the date of issue, except in the case of a 10% stockholder, where the option price is set at a minimum of 110% of the fair market value. The term of the options, once granted, is not to exceed five years.

          On March 7, 2005, the Board of Directors approved the 2005 Stock Option Plan for a maximum of 2,000,000 shares, to be issued when required from authorized and unissued common stock of the Company. The purpose of the plan is to provide the opportunity for eligible employees, consultants and members of the Board of Directors to increase their proprietary interest in the Company and as an incentive for them to remain in the services of the Company. The option price is set at the fair market value of the common stock at the date of issue. The term of the options, once granted, is not to exceed five years.

          During the year, the Company granted a total of 4,500,000 stock options to employees and non-employees pursuant to the above at a weighted average grant date fair value of $0.21 per option. The Company charged stock-based compensation expense of $210,377 to operations for non-employees in accordance with SFAS 123 during the year.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



11. Stock Options (continued)

     A summary of the changes in the Company's stock options is presented below:

                                                                       May 31, 2005                    May 31, 2004
                                                                          Weighted                         Weighted
                                                                           Average                         Average
                                                                          Exercise                         Exercise
                                                            Number          Price            Number         Price
                                                                              $                               $
           Balance, beginning of year                           225,000           0.87                 -             -
           Granted                                            4,500,000           0.25           225,000          0.87
           Exercised                                                  -              -                 -             -
           Forfeited/Expired                                   (425,000)          0.59                 -             -
           ------------------------------------------------------------------------------------------------------------

           Balance, end of year                               4,300,000           0.25           225,000          0.87
           ------------------------------------------------------------------------------------------------------------

Additional information regarding stock options outstanding as at May 31, 2005 is as follows:

                                                 Outstanding                              Exercisable
                                -----------------------------------------------  ------------------------------
                                                 Weighted
                                                  average      Weighted                             Weighted
                                                 remaining      average                             average
                Exercise prices   Number of     contractual   exercise price         Number of    exercise price
                     $              shares      life (years)         $                shares           $
                   0.15               1,400,000           1.48            0.05        1,400,000           0.05
                   0.28               1,600,000           1.45            0.10        1,600,000           0.10
                   0.31               1,000,000           0.90            0.07        1,000,000           0.07
                   0.38                 200,000           0.10            0.02          200,000           0.02
                   0.42                 100,000           0.09            0.01          100,000           0.01
                                -----------------------------------------------  ------------------------------

                                      4,300,000           4.02            0.25        4,300,000           0.25
                                -----------------------------------------------  ------------------------------

12.   Stock Purchase Warrants

          A summary of the changes in the Company stock purchase warrants is presented below:

                                                                   May 31, 2005                     May 31, 2004
                                                                      Weighted                         Weighted
                                                                       Average                          Average
                                                                      Exercise                         Exercise
                                                        Number          Price            Number          Price
                                                                          $                                $
     Balance, beginning of year                           3,230,471           0.40                 -              -
     Granted                                             14,775,000           0.30         3,230,471           0.40
     Exercised                                                    -              -                 -             -
     Forfeited/Expired                                            -              -                 -             -
     ---------------------------------------------------------------------------------------------------------------

     Balance, end of year                                18,005,471           0.25         3,230,471           0.40
     ---------------------------------------------------------------------------------------------------------------

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



12. Stock Purchase Warrants (continued)

     As at May 31, 2005, the following share purchase warrants were outstanding:

            Number of     Exercise
             Warrants       Price    Expiry Date

               3,230,471    0.40     August 19, 2005 (expired subsequently)
               2,200,000    0.45     December 15, 2005
                 200,000    0.38     July 29, 2007
               4,125,000    0.20     April 10, 2010
               3,093,750    0.25     April 10, 2010
               3,093,750    0.30     April 10, 2010
               2,062,500    0.45     April 10, 2010
          ----------------------------------------------------------------------

              18,005,471
          ----------------------------------------------------------------------



13. Commitments

     (a) In November 2004, the Company entered into a consulting agreement for marketing and public relations services for $2,500 a month commencing in December 2004. In addition, the Company is to issue 244,000 restricted common shares for each three months of service. The consultant has not performed the agreed services and the Company has not made any payments or issued any common shares to the consultant.

     (b) On December 20, 2004 the Company entered into a consulting agreement and agreed to pay a 5% commission on sales to customers introduced by the consultant. In addition, the Company will issue 200,000 common shares for each new product marketed by the consultant. The new products are not to exceed one for every two months.

     (c) On January 10, 2005, the Company entered into a consulting agreement and agreed to pay a 2% sales commission on sales to customers introduced by the consultant. In addition, the Company will issue 150,000 common shares for each new product marketed by the consultant. The Company will also to pay a 5% commission on sales generated by the new products in year one dropping by 1% per year to a commission of 1% in year five. The consultant can also earn a 7.5% finder's fee on any financing raised for the Company.

     (d) On January 20, 2005, the Company entered into a five-year agreement with a company for marketing and distribution services. The Company is to issue 1,900,000 common shares for the first year. The Company will pay a retainer fee of $10,000 plus $10,000 per month. The marketing company will earn a 15% commission on sales generated in its distribution channels. The Company will issue 400,000 common shares for each new product marketed by the marketing company. The Company issued 1,900,000 common shares on April 4, 2005 for a fair market value of $418,000, of this amount $151,693 were expensed at May 31, 2005 and the balance amortized over the next 8 months.

     (e) On February 8, 2005, the Company approved the issuance of stock options to a consultant to purchase 100,000 common shares of the Company at $0.20 per share once the first sale to a customer introduced to the Company by the consultant has been completed. The options will expire five years from the date of issue. In addition, the consultant will receive a commission of 2% on sales introduced to the Company.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



14.  Income Taxes

     The tax effects of the significant temporary differences, which would comprise tax assets at May 31, 2005 and 2004, are as follows:

                                                2005               2004
                                                 $                   $

     Deferred tax asset:

        Operating loss carryforward             2,052,000          1,528,000

     Valuation allowance                       (2,052,000)        (1,528,000)
     ------------------------------------------------------------------------
     Net deferred tax asset                             -                  -
     ------------------------------------------------------------------------


     In assessing the realiability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carry forward period.

     The Company has approximately $1,040,000 of net operating loss carry forwards available for US income tax purposes to reduce taxable income of future years. These net operating loss carry forwards expire in years ranging from 2019 to 2024. In addition, the Company has approximately CAD$3,842,000 of non-capital losses available for Canadian income tax purposes to reduce taxable income of future years.

15.  Subsequent Events

     (a) On August 1, 2005 the financing agreements were amended and the Company was advanced $140,000. The terms and conditions of the original agreement are unchanged except that the maximum conversion price for the convertible notes was reduced from $0.20 to $0.16 per share and there is no minimum conversion price. Also the penalty for the delay in the Company's SB-2 filing with the SEC becoming effective within 90 days of April 5, 2005 has been increased to 5% for each 30 day period. The Company is committed to paying the lenders' legal fees with respect to the amendment of $3,000.

     (b) On August 30, 2005 the Company completed the purchase of land and building in Lumby, British Columbia, Canada, which will become the Company's head office for CAD$325,000. The Company paid brokerage, loan and acceptance fees totalling CAD$36,125. The Company financed the purchase with mortgages totalling CAD$350,000. A first mortgage of CAD$211,250 bearing interest at 9.95% with a term of one year and a second mortgage of CAD$138,750 for a one year term bearing interest of 15% per annum. The President of the Company and his spouse provided additional security for both mortgages.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)
May 31, 2005 and 2004



16.  Restatement

     The Company has restated its consolidated financial statements for the year ended May 31, 2004. The Company is restating the financial statements to reflect the fair value of stock options granted to outside consultants. In addition, previously recorded stock-based compensation and share issuances were reversed and liabilities were reinstated as it was determined that these shares were not physically issued as at May 31, 2004.

                                                                    May 31, 2004
                                                                  As Previously                    May 31, 2004
                                                                    Reported        Adjustment      As Restated
                                                                        $                $               $

      Balance Sheet
        Accounts payable                                                   588,291         22,040         610,331
        Accrued liabilities                                                 14,990         84,500          99,490
        Common stock                                                        23,082           (626)         22,456
        Additional paid-in capital                                       3,150,626       (178,414)      2,972,212
        Deferred compensation                                             (568,531)        72,500        (496,031)

                                                                   As Originally
                                                                       Reported

        Deficit accumulated during the development stage                (3,953,039)       (75,825)      (4,028,864)


                                                                    Year Ended
                                                                  May 31, 2004                      Year Ended
                                                                  As Originally                    May 31, 2004
                                                                   Reported        Adjustment      As Restated
                                                                        $                $               $

      Statement of Operations
        General and administrative
           Stock-based compensation                                        977,845         75,825        1,053,670

      Net loss for the year                                             (2,230,958)       (75,825)      (2,306,783)

                                                                    Year Ended
                                                                  May 31, 2004                       Year Ended
                                                                 As Originally                      May 31, 2004
                                                                   Reported        Adjustment       As Restated
                                                                       $                $                $

      Statement of Cash Flows
        General and administrative Amortization of deferred
        compensation and other stock-based compensation                  1,053,670        (84,500)         969,170

         Change in operating assets and liabilities
           Accounts payable and accrued liabilities                        248,657         84,500          333,157


     There was no change to the basic and diluted net loss per share resulting from the restatement.

     In addition to the restatements noted above, certain other revisions to the financial statement note disclosures were made to improve the overall presentation of the Company's financial statements.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)

                                                                    Index

Independent Auditors' Report                                         F-1

Consolidated Balance Sheets                                          F-2

Consolidated Statements of Operations                                F-3

Consolidated Statements of Cash Flows                                F-4

Consolidated Statement of Stockholders' Equity                       F-5

Notes to the Consolidated Financial Statements                       F-6





                         Report of Independent Auditors

To The Stockholders and Board of Directors of AVVAA World Health Care Products, Inc.

We have audited the accompanying consolidated balance sheets of AVVAA World Health Care Products, Inc. (A Development Stage Company) as of May 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from March 25, 1999 (date of inception) to May 31, 2004 and the years ended May 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of AVVAA World Health Care Products, Inc. (A Development Stage Company), as of May 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from March 25, 1999 (date of inception) to May 31, 2004 and the years ended May 31, 2004 and 2003, in conformity with generally accepted accounting principles used in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has losses from operations since inception, no source of revenues and a significant working capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These consolidated financial statements do not include any adjustments, which might result from the outcome of this uncertainty.

As discussed in Note 12 to the consolidated financial statements, the Company has restated the financial statements for the year ended May 31, 2004 to reflect the fair value of stock options granted to outside consultants and the correction of previously recorded share issuances.

/s/ "Manning Elliott"

Chartered Accountants

Vancouver, Canada

September 13, 2004, except for Note 12 as to which the date is October 21, 2005

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(expressed in U.S. Dollars)

                                                                                             May 31,         May 31,
                                                                                               2004           2003
                                                                                                $               $
                                                                                          Restated - see
                                                                                            (Note 12)

Assets

Current Assets

   Cash                                                                                            42,787         4,290
------------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                               42,787         4,290

Patent Protection Costs (Note 3)                                                                   11,378        10,000

Advance Royalty Deposits (Note 3)                                                                 220,000       220,000

Property and Equipment (Note 4)                                                                     8,246        12,958
------------------------------------------------------------------------------------------------------------------------

Total Assets                                                                                      282,411       247,248
------------------------------------------------------------------------------------------------------------------------


Liabilities and Stockholders' Deficit

Current Liabilities

   Accounts payable (Note 5)                                                                      610,331       503,665
   Accrued liabilities                                                                             99,490        69,949
   Due to related parties (Note 6)                                                                859,612       779,928
   Other advances (Note 7)                                                                        220,866       139,946
------------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                               1,790,299     1,493,488
------------------------------------------------------------------------------------------------------------------------


Contingency (Note 1)
Subsequent Events (Note 11)

Stockholders' Deficit

Common Stock (Note 8) - 100,000,000 shares authorized at $0.001 par value; 22,455,672
and 17,411,701 issued and outstanding respectively                                                 22,456        17,412

Additional Common Stock Subscribed                                                                 70,000       181,198

Additional Paid-in Capital                                                                      2,972,212       954,003

Deferred Compensation (Note 8)                                                                  (496,031)     (607,876)

Accumulated Other Comprehensive Loss                                                             (47,661)      (68,896)

Deficit Accumulated During the Development Stage                                              (4,028,864)   (1,722,081)
------------------------------------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                                                   (1,507,888)   (1,246,240)
------------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                                                       282,411       247,248
------------------------------------------------------------------------------------------------------------------------

                                       F-2

 (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(expressed in U.S. Dollars)


                                                       Accumulated
                                                          from
                                                     March 25, 1999
                                                   (Date of Inception)                     Year Ended to
                                                       May 31,                              May 31,
                                                          2004                     2004                  2003
                                                            $                       $                      $
                                                     (Restated - see      (Restated - see Note
                                                        Note 12)                  12)
Sales                                                             9,409                 9,409                  -

Cost of Sales                                                     6,204                 6,204                  -
-----------------------------------------------------------------------------------------------------------------

Gross Profit                                                      3,205                 3,205                  -
-----------------------------------------------------------------------------------------------------------------

Expenses

   General and Administrative
     Amortization                                                 7,484                 6,098              1,386
     Consulting                                                 882,821               460,942            236,211
     Foreign exchange                                            23,064                (1,797)                  -
     Interest                                                    35,842                 8,440              9,245
     Office, telephone and rent                                  51,634                34,040             10,312
     Professional fees                                          229,553                57,941             72,970
     Stock-based compensation (1)                             1,223,012             1,053,670            169,342
     Transfer agent and regulatory fees                          16,906                 6,162             10,744
     Travel                                                      17,743                 7,578              1,960
-----------------------------------------------------------------------------------------------------------------

                                                              2,488,059             1,633,074            512,170
-----------------------------------------------------------------------------------------------------------------

   Selling and Marketing
     Consulting                                                 739,266               423,853            281,283
     Promotion                                                   12,579                12,027                158
     Wages and benefits                                           5,824                 5,824                  -
-----------------------------------------------------------------------------------------------------------------

                                                                757,669               441,704            281,441
-----------------------------------------------------------------------------------------------------------------

   Research and Development
     Consulting                                                 510,479                81,218             20,352
     Health agency approvals                                    185,700                74,472              4,791
     Rent                                                        10,642                     -                854
-----------------------------------------------------------------------------------------------------------------

                                                                706,821               155,690             25,997
-----------------------------------------------------------------------------------------------------------------

Net Loss from Operations                                     (3,949,344)           (2,227,263)          (819,608)

Write-down of assets                                            (79,520)              (79,520)                 -
-----------------------------------------------------------------------------------------------------------------

Net Loss for the Period                                      (4,028,864)           (2,306,783)          (819,608)
-----------------------------------------------------------------------------------------------------------------

Basic and Diluted Net Loss Per Share                                                    (0.11)             (0.07)
-----------------------------------------------------------------------------------------------------------------

Weighted Average Common Shares Outstanding                                         20,156,000         12,453,000
-----------------------------------------------------------------------------------------------------------------

(1)  Stock-based compensation is excluded  from the following

         Consulting                                            1,223,012            1,053,670            169,342
-----------------------------------------------------------------------------------------------------------------

                                       F-3

 (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(expressed in U.S. Dollars)

                                                                  Accumulated from
                                                                     March 25,
                                                                       1999                     Year Ended
                                                                 (Date of Inception)             May 31,
                                                                     to May 31,
                                                                        2004               2004           2003
                                                                          $                 $              $
                                                                (Restated - see Note   (Restated -
                                                                         12)           see Note 12)
Operating Activities
   Net loss for the period                                            (4,028,864)   (2,306,783)      (819,608)

   Adjustments to reconcile net loss to net cash used in
      operating activities
     Amortization                                                          7,484         6,098          1,386
     Recapitalization costs                                             (115,730)             -      (115,730)
     Amortization of deferred compensation and other
     stock-based compensation                                          1,138,512       969,170        169,342
     Write-down of assets                                                 79,520        79,520              -

   Change in operating assets and liabilities
     Accounts payable and accrued liabilities                            914,271       333,157        348,718
--------------------------------------------------------------------------------------------------------------

Net Cash Used In Operating Activities                                 (2,004,807)     (918,838)      (415,892)
--------------------------------------------------------------------------------------------------------------

Investing Activities
   Patent protection costs                                               (11,378)       (1,378)              -
   Purchase of property and equipment                                    (14,136)             -       (14,136)
   Advance royalty deposits                                             (220,000)      (25,000)       (30,000)
--------------------------------------------------------------------------------------------------------------

Net Cash Used In Investing Activities                                   (245,514)      (26,378)       (44,136)
--------------------------------------------------------------------------------------------------------------

Financing Activities
   Advances from others                                                  220,866        80,920          7,854
   Advances from related parties                                       1,387,517       561,832        397,202
   Repayments to related parties                                        (332,251)     (261,494)       (45,757)
   Issuance of convertible debentures                                    300,000             -              -
   Issuance of common shares                                             590,939       581,220              -
   Subscriptions received                                                173,698             -        173,698
--------------------------------------------------------------------------------------------------------------

Net Cash Provided by Financing Activities                              2,340,769       962,478        532,997
--------------------------------------------------------------------------------------------------------------

Effect of Exchange Rate Changes on Cash                                  (47,661)        21,235       (68,896)
--------------------------------------------------------------------------------------------------------------

Change in Cash                                                            42,787        38,497          4,073

Cash - Beginning of Period                                                     -         4,290            217
--------------------------------------------------------------------------------------------------------------

Cash - End of Period                                                      42,787        42,787          4,290
--------------------------------------------------------------------------------------------------------------

Non-cash Investing and Financing Activities
   Advance royalty deposits payable                                            -        25,000              -
   Shares issued to settle debt                                          204,510       204,510              -
   Shares issued for convertible debenture conversions                   300,000             -              -
   Shares to be issued to settle debt included in
      subscriptions received                                               7,500             -          7,500
   Promissory notes issued to acquire assets                              73,346        73,346              -
   Shares issued for consulting fees                                     781,500       781,500              -
   Shares issued to settle related party debt                            269,000       269,000              -
--------------------------------------------------------------------------------------------------------------

Supplemental Disclosures
   Interest paid                                                                     -             -              -
   Income taxes paid                                                                 -             -              -

                                       F-4

 (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Deficit
(expressed in U.S. Dollars)
(Restated -see Note 12)

                                                                                                      Accumulated
                                                                 Additional  Additional                  Other
                                                Common Stock    Common Stock   Paid-in   Deferred    Comprehensive  Accumulated
                                              Shares    Amount   Subscribed   Capital   Compensation      Loss        Deficit
                                                 #         $         $           $            $            $             $

Balance - March 25, 1999 (Date of Inception)          1        -           -           -            -             -             -

Stock issued for cash pursuant to a private
placement                                    10,125,000   10,125           -      (1,500)           -             -             -

Net loss for the period                               -        -           -           -            -             -             -
----------------------------------------------------------------------------------------------------------------------------------

Balance - May 31, 1999                       10,125,001   10,125           -      (1,500)           -             -             -

Net loss for the year                                 -        -           -           -            -             -      (131,611)
----------------------------------------------------------------------------------------------------------------------------------
Balance - May 31, 2000                       10,125,001   10,125           -      (1,500)           -             -      (131,611)

Net loss for the year                                 -        -           -           -            -             -      (261,767)
----------------------------------------------------------------------------------------------------------------------------------
Balance - May 31, 2001                       10,125,001   10,125           -      (1,500)           -             -      (393,378)

Stock issued for cash pursuant to a private
placement                                     1,537,500    1,538           -        (257)           -             -             -

Stock issued pursuant to conversion of
convertible debentures                          450,000      450           -     299,550            -             -             -

Net loss for the year                                 -        -           -           -            -             -      (509,095)
----------------------------------------------------------------------------------------------------------------------------------
Balance - May 31, 2002                       12,112,501   12,113           -     297,793            -             -      (902,473)

Re-capitalization transactions - June 28,
  2002: Shares of AVVAA World Health Care
  Products, Inc. (formerly Sierra Gigante
  Resources Inc.)                             2,709,200    2,709           -     (99,300)     (19,118)            -             -

Shares issued for services to be rendered     2,590,000    2,590           -     755,510     (758,100)            -             -

Amortization of deferred compensation                 -        -           -           -      169,342             -             -

Common stock to be issued                             -        -     181,198           -            -             -             -

Foreign currency translation adjustment               -        -           -           -            -       (68,896)            -

Net loss for the year                                 -        -           -           -            -             -      (819,608)
----------------------------------------------------------------------------------------------------------------------------------
Balance at May 31, 2003                      17,411,701   17,412     181,198     954,003     (607,876)      (68,896)   (1,722,081)

Shares issued for cash                        2,776,131    2,776    (173,698)    682,142            -             -             -

Shares issued to settle debt                    637,840      638      (7,500)    211,372            -             -             -

Shares issued to settle related party debt      390,000      390           -     268,610            -             -             -

Shares issued for services                    1,450,000    1,450           -     780,050     (781,500)            -             -

Amortization of deferred compensation                 -        -           -           -      893,345             -             -

Stock options granted                                 -        -           -      75,825            -             -             -

Share subscription received                           -        -      70,000           -            -             -             -

Shares cancelled                               (210,000)    (210)          -         210            -             -             -

Foreign currency translation adjustment               -        -           -           -            -        21,235             -

Net loss for the year                                 -        -           -           -            -             -    (2,306,783)
----------------------------------------------------------------------------------------------------------------------------------
Balance at May 31, 2004                      22,455,672   22,456      70,000   2,972,212     (496,031)      (47,661)   (4,028,864)
----------------------------------------------------------------------------------------------------------------------------------
(The change in par value ($0.001) of stock pursuant to the re-capitalization was retroactively adjusted)

 (The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

                                       F-5

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)

1.   Nature of Operations and Continuance of Business

     AVVAA World Health Care Products, Inc. (the "Company") was incorporated on June 3, 1998 in the State of Nevada.

     On June 28, 2002 the Company completed the acquisition of 100% of the common shares of Mind Your Own Skin Products Inc. ("MYOSP"), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,501 common shares, after a 1 new for 5 old reverse stock split of the Company's issued common shares. This share issuance resulted in a reverse takeover of the Company by the shareholders of MYOSP. Certain directors and officers of MYOSP became directors and officers of the Company. The consolidated financial statements include the accounts of the Company since the reverse merger and the historical accounts of MYOSP since the date of its inception, March 25, 1999.

     The Company is a global biotechnology company specializing in providing all natural, therapeutic skin care products. The Company intends to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world. The Company's mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. The Company is presently licensed to manufacture and distribute patented Europeans skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. The Company intends to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. The Company has developed a business plan and conducted research with respect to marketing the products.

     The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at May 31, 2004, the Company has not recognized significant revenue, has a working capital deficit of $1,747,512, and has accumulated operating losses of $4,028,864 since its inception. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining short-term and long-term financing, the completion of product development and achieving profitability. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

     In 2004 the Company issued 3,230,471 units at $0.25 per unit for proceeds of $684,918 in cash and $122,585 in debt settlement. Each unit consisted of one common share of the Company and one non-transferable share purchase warrant. Each warrant is exercisable within two years of the date of issuance to the purchaser at a price of $0.45 during the first 12 months and $0.40 (repriced from $0.65 subsequent to year end) for the remaining 12 months.

     On December 22, 2003, the Company entered into a Letter of Commitment to participate in a Joint Venture with a First Nations Band (the "Band"). The Joint Venture was to be 51% owned by the Band and 49% by the Company. The Company was to contribute all the property and equipment, including all intellectual property and intangible assets, and inventory of Mystic. The Company was also to provide its management expertise to supervise the construction of a manufacturing facility on the Band's land, purchase and install suitable equipment, and prepare a business plan. The band was to contribute a total of CAD$5,000,000 to be used to construct the manufacturing facility, to purchase manufacturing equipment and to fund start up and operating costs. The Band contributed CAD$50,000 on December 22, 2003 and made an additional advance of CAD$52,000 on March 2, 2004 to help develop the business plan and a start-up plan. The total advances of CAD$102,000 are refundable should the Band not approve the start-up plan. Upon acceptance of the start-up plan the remaining CAD$4,898,000 would have been advanced according to an approved schedule in the start-up plan.
     Subsequent to year-end, the Company and the Band decided not to proceed with the Joint Venture.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



1.   Nature of Operations and Continuance of Business (continued)

     On January 2, 2004, the Company completed the October 15, 2003 agreement (as amended January 1, 2004) to purchase certain operational business assets of 5943609 B.C. Ltd. (dba Mystic Mountain Body and Spa Products) ("Mystic"), a company based in British Columbia, Canada. Mystic is a manufacturer and seller of bath, skin, body and aromatherapy products. The assets purchased included inventory, property and equipment, including all intellectual property and intangible assets of Mystic. In return, the Company issued two promissory notes totalling CAD$100,000 to the owner of Mystic due on April 30, 2004 (CAD$15,000 was previously due on January 31, 2004 and CAD$85,000 on March 15, 2004, but the deadlines were extended by the owner of Mystic). Both promissory notes are non-interest bearing and unsecured. The Company and Mystic have decided to terminate the agreement but have not yet settled the terms. As of May 31, 2004, the Company wrote-off all the assets it acquired from Mystic totalling $79,520. The promissory notes remain, pending release by Mystic.

     On May 10, 2004, the Company offered a private placement subscription for up to 2,000,000 units of the Company at a purchase price of $0.25 per unit. Each unit will consist of one common share of the Company and one non-transferable share purchase warrant. Each warrant may be exercised within one year of the date of issuance to the purchaser at a price of $0.45. As at May 31, 2004, the Company had received $70,000 in subscriptions.

     See Note 11 for Subsequent Events.

2.   Summary of Significant Accounting Principles

     (a)  Basis of Accounting

     These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles and are expressed in United States dollars.

     (b)  Consolidation

     These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Mind Your Own Skin Products Inc. and 648311 B.C. Ltd.

     (c)  Year End

     The Company's fiscal year end is May 31.

     (d)  Cash and Cash Equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     (e) Inventory Raw materials are recorded at the lower of average cost and replacement cost and finished goods are recorded at the lower of average cost and net realizable value. The Company provides inventory reserves for estimated obsolescence on unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based on assumptions about future demand and market conditions. Shipping and handling costs are recorded as part of cost of sales.

     (f)  Property and Equipment

     Molds are recorded at cost. Amortization is computed on a straight-line basis using an estimated useful life of three years.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



2.   Summary of Significant Accounting Principles (continued)

     (g)  Long-lived Assets


     In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment losses when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

     (h)  Foreign Currency Translation

     The functional currency of the Company's Canadian subsidiary is the Canadian dollar. The financial statements of this subsidiary are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation" using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders' equity. Foreign currency transaction gains and losses are included in current operations.

     (i)  Revenue Recognition

     Revenue is derived from the sale of personal care products sold directly to retailers or indirectly through distributors. The Company follows the provisions of Staff Accounting Bulletin ("SAB") No. 104; "Revenue Recognition in Financial Statements". Revenue from the sale of products is only recognized upon delivery of the product, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collection is not considered probable, revenue will be recognized when the fee is collected. Until the Company can establish a history of returns, recognition of revenue will be deferred on sales to distributors having right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates.

     In accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs", freight and handling charges billed to customers are recorded as revenue while the corresponding freight and handling costs are recorded as cost of sales.

     (j)  Other Comprehensive Loss

     SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company had a comprehensive loss of $2,209,723 and $888,504, which includes a foreign currency translation gain (loss) of $21,235 and $(68,896), at May 31, 2004 and 2003, respectively.

     (k)  Basic and Diluted Net Income (Loss) per Share

     The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



2.   Summary of Significant Accounting Principles (continued)

     (l)  Use of Estimates


     The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from management's best estimates as additional information becomes available in the future.

     (m)  Financial Instruments

     The fair values of cash, accounts payable, accrued liabilities, due to related parties and other advances were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     (n)  Income Taxes

     The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

     (o)  Recent Accounting Pronouncements

     In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.

     (p)  Stock-based Compensation

     The Company accounts for stock-based awards using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on a straight-line basis over the vesting period of the individual options. Stock-based awards for non-employees are accounted for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which establishes a fair value based method of accounting for stock-based awards and recognizes compensation expense based on the fair value of the stock award or fair value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



2.   Summary of Significant Accounting Principles (continued)

     (p)  Stock-based Compensation (continued)

     During the year ended, May 31, 2004, the Company recognized stock-based compensation of $1,053,670. Of this amount, $75,825 was recognized as the fair value of stock options granted to non-employees while the remaining amount of $977,845 represented the fair value of shares issued for consulting services rendered by employees and non-employees.

     During the year, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure an Amendment of FASB Statement No. 123" (SFAS 148), to require more prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As the Company has not granted any stock options to employees for the years ended May 31, 2004 and 2003, no pro forma information has been presented. The fair value of the options granted during the year (no options were granted in the previous year) was measured at the grant date using the Black-Scholes option pricing model with the following weighted average assumptions: Year Ended May 31, 2004 $

     Expected dividend yield                                   0%
     Risk-free interest rate                                1.19%
     Expected volatility                                     123%
     Expected option life (in years)                            1


3.   Advance Royalty Deposits and Related License Agreements

     Pursuant to two separate license agreements, the Company has been granted by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received approval from the US Food and Drug Administration ("FDA") as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products have been renewed. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, The Netherlands, Belgium, Luxembourg and Lithuania.

     The agreements provide for the joint ownership of all applicable patents, pending patents, patent applications, trade marks, copyright, secret processes, formulae, technical data and other scientific and technical information has been secured.

     Terms of the license agreements call for total advance royalty payments of $220,000, which has been paid in full. The licensor will be entitled to royalties on the sale of products by the Company at a rate of approximately 7% of sales. The term of the agreements are for thirty years with automatic renewal rights.

     The original registrant for the various approvals was the inventor and licensor. The various approvals have been transferred to reflect the Company as the manufacturer and owner. The inventor retains the licensing rights to the products.

     A total amount of $11,379 has been paid to protect certain Canadian patent rights for the Neuroskin product. These costs will be amortized to operations once sales of Neuroskin products begin.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



4.   Property and Equipment

     Property and equipment is stated at cost less accumulated amortization.

                                                                                 2004              2003
                                                             Accumulated     Net Carrying      Net Carrying
                                                  Cost       Amortization       Value             Value
                                                    $             $               $                 $

     Moulds                                         14,136           5,890            8,246             12,958
     ----------------------------------------------------------------------------------------------------------

5.   Liability to Agent

     Included in accounts payable is $146,849 (2003 - $112,377) owing to the Agent processing the applications related to the US FDA registration as compliant products and Canadian DIN approvals for the licensed products and is the original registrant in that regard. As original registrant it is the only entity able to effect any changes to the FDA registration as compliant products and DIN applications and/or registrations for the products. Originally retained by the inventor, the Agent is now the agent for both the Company and the inventor. The Agent and the inventor agreed that the FDA and DIN registrations will be amended to show the Company as the manufacturer and owner. The inventor retains the licensing rights to the products. The Agent was previously retaining control of the applications and registrations as security for the payment of its outstanding fees. The fees do not bear interest and are currently payable. During the year, the Agent amended the FDA and DIN registrations to show the Company as the manufacturer and owner.


6.   Related Party Advances and Transactions 2004 2003 $ $

     (a)        Advances

         (i)      Shield-Tech Products Inc.                 410,227    415,049
         (ii)     Owing to the licensor (Note 3)                  -     25,000
         (iii)    Owing to directors and/or officers        449,385    339,879
     --------------------------------------------------------------------------

                                                            859,612    779,928
     --------------------------------------------------------------------------

          i) Shield-Tech Products Inc., a company under common control, conducted research and incurred ( development expenditures on the Company's behalf. The advances are without interest, unsecured and there are no agreed repayment terms.

          (ii)The licensor is a minority shareholder.

         (iii) The amounts due to directors and/or officers are unsecured, without fixed repayment terms and are non-interest bearing.

     (b)  Transactions

          Six directors/officers were paid $640,000 (2003 - $287,877) during the year for consulting services rendered.

     (c)  Debt Settlement

          During the year, the Company issued 390,000 shares to settle $269,000 of related party debt.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



7.   Other Advances

     (a) The Company received advances from a non-related party totalling $114,000 to assist in research and development. The advance is currently payable, unsecured and includes interest at prime plus 1% per annum. Interest of $6,107 was accrued and charged to operations for the year ended May 31, 2003 (2003 - $7,854). (b) The Company received $74,813 (CAD$102,000) from the Band to assist the Company in developing the business and start-up plan for a proposed joint venture as described in Note 1. The advance is non-interest bearing, unsecured and repayable only if the Band did not approve the start-up plan. Subsequent to year end, the Company and the Band decided not to proceed with the joint venture.


8.   Common Stock

     (a)  Reverse Stock Split

          On June 28, 2002, pursuant to the terms of the MYOSP acquisition, the Company completed a reverse split of its common stock on 5 for 1 basis, such that every five shares of common stock issued and outstanding immediately prior to the reverse split was changed into and constitute one share of fully paid common stock of the Company. All per share amounts have been retroactively adjusted.

     (b) The Company issued 12,112,501 common shares to the shareholders of MYOSP to effect a reverse merger of the Company.

     (c) In 2004 the Company issued 3,230,471 units at $0.25 per unit for proceeds of $684,918 in cash and $122,585 in debt settlement. Each unit consisted of one common share of the Company and one non-transferable share purchase warrant. Each warrant is exercisable within two years of the date of issuance to the purchaser at a price of $0.45 during the first 12 months and $0.40 (repriced from $0.65 subsequent to year end) for the remaining 12 months.

     (d) On May 1, 2004, the Board and the stockholders approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000. The amendment was processed by the Company subsequent to year end.

     (e) On May 10, 2004, the Company offered a private placement subscription for up to 2,000,000 units of the Company at a purchase price of $0.25 per unit. Each unit will consist of one common share of the Company and one non-transferable share purchase warrant. Each warrant may be exercised within one year of the date of issuance to the purchaser at a price of $0.45. As at May 31, 2004, the Company had received $70,000 in subscriptions.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



8.   Common Stock (continued)

     (f)  Stock Options

          On December 2, 2002, the Company filed a Form S-8 Registration Statement with the U.S. Securities and Exchange Commission to register 1,450,000 shares of common stock pursuant to the Company's 2002 Benefit Plan (the "Plan"). The determination of those eligible to receive options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Board of Directors.

          During the year, the Company granted 225,000 stock options to non-employees pursuant to the Plan at a weighted average grant date fair value of $0.34. The Company charged stock-based compensation expense of $75,825 to operations in accordance with SFAS 123 during the year.

          A summary of the changes in the Company's stock options is presented below:

                                                                 May 31, 2004                    May 31, 2003
                                                        -------------------------------  ------------------------------
                                                                          Weighted                         Weighted
                                                                           Average                         Average
                                                                          Exercise                         Exercise
                                                            Number          Price            Number         Price
                                                        -------------------------------  ------------------------------
           Balance, beginning of year                                 -         $    -                 -           $ -
           Granted                                              225,000           0.87                 -             -
           Exercised                                                  -              -                 -             -
           Forfeited/Expired                                          -              -                 -             -
           ------------------------------------------------------------------------------------------------------------
                                                                                                       -
           Balance, end of year                                 225,000         $ 0.87                 -           $ -
           ------------------------------------------------------------------------------------------------------------

          Additional information regarding stock options outstanding as at May 31, 2004 is as follows:

                                                 Outstanding                              Exercisable
                                -----------------------------------------------  ------------------------------
              Exercise prices      Number of      Weighted        Weighted         Number of      Weighted
                                                   average                                         average
                                                  remaining       average                       xercise price
                                                 contractual   exercise price        shares           $
                     $              shares      life (years)         $                         e
                   0.70                 100,000           0.78            0.70          100,000           0.70
                   1.00                 125,000           0.78            1.00          125,000           1.00
                                -----------------------------------------------  ------------------------------

                                        225,000           0.78            0.87          225,000           0.87
                                -----------------------------------------------  ------------------------------

     (g)  Non-cash Consideration

          All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

          On August 9, 2002, the Company issued 300,000 shares of common stock for investor relations services. These shares were issued at an aggregate value of $135,000 for services to have been rendered over a six-month period. The services were never provided therefore no stock-based compensation has been recorded and the 300,000 shares are to be cancelled.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



8.   Common Stock (continued)

     (g)  Non-cash Consideration (continued)


          On December 11, 2002, the Company issued 240,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $100,800 for services to have been rendered over a one-year period. The consultant earned 30,000 shares for a fair market value of $12,600, which was charged to operations as compensation expense. The remaining 210,000 shares were cancelled in 2004.

          On January 9, 2003, the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $93,000 for services rendered. The Company charged to operations compensation expense of $93,000 in 2003.

          On March 11, 2003, the Company issued 250,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $127,500 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $63,750 for the year ended May 31, 2004 (2003 - $13,281) and recorded deferred compensation of $50,469 that will be charged to operations over the remainder of the term.

          On April 10, 2003, the Company issued 500,000 shares of common stock to two officers. These shares were issued at an aggregate fair value of $175,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $87,500 for the year ended May 31, 2004 (2003 - $10,938) and recorded deferred compensation of $75,562 that will be charged to operations over the remainder of the term.

          On April 22, 2003, the Company issued 250,000 shares of common stock for financing services. These shares were issued at an aggregate fair value of $87,500 as compensation for the successful arrangement of $3,000,000 in financing for the Company. The Company has recorded deferred compensation of $87,500 that will be charged to operations when it is earned.

          On May 6, 2003, the Company issued 750,000 shares of common stock to three officers. These shares were issued at an aggregate fair value of $262,500 for services to be rendered over a one-year period. The Company charged to operations compensation expense of $240,624 for the year ended May 31, 2004 (2003 - $21,876).

          On June 1, 2003, the Company issued 100,000 shares of common stock to two employees. These shares were issued at an aggregate fair value of $40,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $20,000 for the period ended May 31, 2004 and recorded deferred compensation of $20,000 that will be charged to operations over the remainder of the term.

          On August 1, 2003, the Company issued 250,000 shares of common stock to an officer. These shares were issued at an aggregate fair value of $120,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $50,000 for the period ended May 31, 2004 and recorded deferred compensation of $70,000 that will be charged to operations over the remainder of the term.

          On January 2, 2004 the Company issued 200,000 shares to an officer. These shares were issued at a fair value of $96,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $20,000 for the period ended May 31, 2004 and recorded deferred compensation of $76,000 to be charged to operations over the remainder of the term.

          On February 15, 2004 the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $129,000 for services to be rendered over a three-month period, which was charged to operations.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



8.   Common Stock (continued)

     (g)  Non-cash Consideration (continued)


          On March 9, 2004, the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $219,000 for services rendered which was charged to operations.

          On March 10, 2004, the Company issued 100,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $70,500 for services to be rendered over a one-year period. The Company charged to operations compensation expense of $17,500 and recorded deferred compensation of $52,500 that will be charged to operations over the remainder of the term.

          On March 18, 2004, the Company issued 50,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $35,500 for services rendered which was charged to operations.

9.   Income Taxes

          The tax effects of the significant temporary differences, which would comprise tax assets at May 31, 2004 and 2003, are as follows:

                                                       2004             2003
                                                        $                 $

          Deferred tax asset:

          Operating loss carryforward                   399,022       246,000

          Valuation allowance                          (399,022)     (246,000)
          ----------------------------------------------------------------------

          Net deferred tax asset                              -             -
          ----------------------------------------------------------------------


          In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carryforward period.

          The Company has approximately $826,000 of net operating loss carry forwards available for US income tax purposes to reduce taxable income of future years. These net operating loss carry forwards expire in years ranging from 2019 to 2024. In addition, the Company has approximately CAD$2,596,000 of non-capital losses available for Canadian income tax purposes to reduce taxable income of future years.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



10.  Business Acquisition

     On January 2, 2004, the Company acquired certain operational business assets from Mystic for two promissory notes totalling CAD$100,000.

     The purchase price allocation was as follows:

                                                        CAD$

     Inventory                                           83,363
     Property and equipment                              16,637
     -----------------------------------------------------------

     Total purchase price                               100,000
     -----------------------------------------------------------


     The Company and Mystic decided to terminate the agreement but have not yet settled the terms. As at May 31, 2004, the Company wrote off all the assets it acquired from Mystic totalling $79,520. The promissory notes remain, pending release by Mystic.


11.  Subsequent Events

     (a)  On June 1, 2004,  3,000,000 common shares were reserved  pursuant to a
          stock  option  plan  for  officers,   directors,   key  employees  and
          consultants.

     (b) On June 10, 2004, the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $87,000 for services to be rendered over a three month period starting on May 7, 2004. The Company charged $14,500 to operations in fiscal 2004 and this amount was included in accrued liabilities as at May 31, 2004.

     (c) On June 10, 2004 the Company issued 76,000 shares of common stock to settle debt of $22,040.

     (d) On June 24, 2004, the Company granted 2,800,000 stock options to various employees and outside consultants at an exercise price of $0.28 per share (except 1,000,000 stock options granted to the President and CEO, which has an exercise price of $0.31 per share). The stock options expire on June 24, 2009.

     (e) On June 29, 2004, the Company issued 250,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $70,000 for services rendered which was charged to operations in fiscal 2004. The agreement to settle the services rendered was entered into on May 14, 2004 and $70,000 was included in accrued liabilities as at May 31, 2004.

     (f) On July 10, 2004, the Company granted 100,000 stock options to a director at an exercise price of $0.42 per share expiring on July 9, 2009.

     (g) On July 15, 2004, the Company issued 400,000 shares of common stock having an aggregate fair value of $180,000 for consulting services to be rendered over a two year period.

     (h) On July 28, 2004, the Company issued 250,000 shares of common stock having an aggregate fair value of $112,500 for consulting services rendered.

     (i) On July 29, 2004, the Company entered into an agreement with a consultant to help raise financing. The Company is to pay the consultant a 7% finder's fee on the total proceeds received by the Company, which is attributable to the consultant. The consultant has the option to receive this finder's fee in cash or equity of the Company. The consultant was also granted 200,000 stock options at an exercise price of $0.38 per share expiring in three years.

     (j) On August 4, 2004, the Company issued 80,000 shares of common stock to settle debt of $30,400.

     (k) Subsequent to year end the Company and the Band decided not to proceed with the joint venture described in Note 1.

AVVAA World Health Care Products, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(expressed in U.S. dollars)



12.  Restatement

     The Company has restated its consolidated financial statements for the year ended May 31, 2004. The Company is restating the financial statements to reflect the fair value of stock options granted to outside consultants. In addition, previously recorded stock-based compensation and share issuances were reversed and liabilities were reinstated as it was determined that these shares were not physically issued as at May 31, 2004.

                                                                    May 31, 2004
                                                                   As Previously                    May 31, 2004
                                                                     Reported        Adjustment     As Restated
                                                                         $               $               $
      Balance Sheet
        Accounts payable                                                    588,291        22,040           610,331
        Accrued liabilities                                                  14,990        84,500            99,490
        Common stock                                                         23,082          (626)            22,456
        Additional paid-in capital                                        3,150,626      (178,414)         2,972,212
        Deferred compensation                                              (568,531)       72,500         (496,031)

                                                                   As Originally
                                                                        Reported

        Deficit accumulated during the development stage                 (3,953,039)      (75,825)       (4,028,864)


                                                                      Year Ended
                                                                   May 31, 2004                      Year Ended
                                                                   As Originally                    May 31, 2004
                                                                     Reported        Adjustment      As Restated
                                                                         $                $               $

      Statement of Operations
        General and administrative
           Stock-based compensation                                         977,845        75,825        1,053,670

      Net loss for the year                                              (2,230,958)      (75,825)      (2,306,783)

                                                                      Year Ended
                                                                   May 31, 2004                      Year Ended
                                                                  As Originally                     May 31, 2004
                                                                     Reported       Adjustment      As Restated
                                                                        $                $               $

      Statement of Cash Flows
        General and administrative Amortization of deferred
        compensation and other stock-based compensation                   1,053,670       (84,500)         969,170

         Change in operating assets and liabilities
           Accounts payable and accrued liabilities                         248,657        84,500          333,157


     There was no change to the basic and diluted net loss per share resulting from the restatement.

     In addition to the restatements noted above, certain other revisions to the financial statement note disclosures were made to improve the overall presentation of the Company's financial statements.

                     AVVAA WORLD HEALTH CARE PRODUCTS, INC.

 23,239,436 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE CONVERSION OF
                                PROMISSORY NOTES
  12,222,222 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE EXERCISE OF
                                CLASS A WARRANTS
  9,166,667 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE EXERCISE OF
                                CLASS B WARRANTS
  9,166,667 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE EXERCISE OF
                                CLASS C WARRANTS
  6,111,111 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE EXERCISE OF
                                CLASS D WARRANTS

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.        INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


SEC registration fee                             $              1,400

Legal fees and expenses (1)                      $             50,000

Accounting fees and expenses (1)                 $             25,000

Miscellaneous and Printing fees(1)               $             23,600

Total (1)                                        $            100,000

(1) Estimated.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.

On April 5, 2005, we completed financing agreements by signing subscription agreements for a maximum of $1,100,000. The initial closing was for financing of $660,000 of the $1,100,000 for which we issued convertible notes. The initial funding was undertaken as follows: (i) Alpha Capital Aktiengesellschaft - $270,000; Platinum Partners Value Arbitrage Fund LP - $270,000; JM Investors, LLC - $90,000; Osher Capital Inc. - $30,000. Under the subscription agreement, we will receive the remaining $440,000 upon the effectiveness of our registration statement, and at that time, we will issue a convertible promissory note for that amount. The note is convertible into our common shares over a twelve-month period on a formula basis. The conversion price is based on the average of the three lowest closing prices of our common stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. On August 1, 2005, the financing agreements were amended, and the Company was advanced $140,000 for which we issued convertible notes. Pursuant to the amendment, there is no minimum conversion price, and the maximum conversion price is $0.16. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock.

Based on the April 5, 2005 convertible notes issued, we issued the following warrants: Class A Warrants - 4,125,000 ; Class B Warrants - 3,093,750; Class C Warrants - 3,093,750; and Class D Warrants - 2,062,500.

On August 1, 2005, we issued an additional 1,129,761 Class A warrants, 847,321 Class B warrants, 847,321 Class C warrants, and 564,881 Class D warrants, pursuant to the $140,000 in convertible notes issued.

Each Class A Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.20 and is exercisable for five years from the date of issuance.

Each Class B Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.25 and is exercisable for five years from the date of issuance.

Each Class C Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.30 and is exercisable for five years from the date of issuance.

Each Class D Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.45 and is exercisable for five years from the date of issuance.

The convertible notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Alpha Capital Aktiengesellschaft; Platinum Partners Value Arbitrage Fund LP; JM Investors, LLC; and Osher Capital Inc. were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Alpha Capital Aktiengesellschaft; Platinum Partners Value Arbitrage Fund LP; JM Investors, LLC; and Osher Capital Inc. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 20, 2005, we issued 1,000,000 shares of our restricted common stock to Crossfire Network Inc. in consideration for services rendered to us for advertising and marketing our products. The issuance was valued at $.23 per share or $230,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Crossfire Network Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Crossfire Network Inc. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 3, 2005, we issued 125,000 shares of our restricted common stock to Brian Buchanan in consideration for past due consulting services rendered in the amount of $20,800. The issuance was valued at $.16 per share or $20,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Buchanan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Buchanan had the necessary investment intent as required by Section

4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 3, 2005, we issued 322,500 shares of our restricted common stock to Clearbridge Capital Corp. in consideration for payment of past due invoices of $64,500. The issuance was valued at $.16 per share or $51,600. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Clearbridge Capital Corp. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Clearbridge Capital Corp. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 1, 2005, we issued 100,000 shares of our restricted common stock to Merle Goertz in consideration for past due amounts owed for advertising, telephone and promotions. The issuance was valued at $.16 per share or $16,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Goertz was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Goertz had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 8, 2005, we issued an aggregate of 100,000 shares of our restricted common stock to the following employees: Ruth Brennan - 50,000; Diana Byskov - 25,000 shares; and Stephanie Tambellini - 25,000 shares in consideration for services rendered to us. The issuance was valued at $.15 per share or $15,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each person was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each person had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 15, 2004, we issued an aggregate of 2,200,000 shares of our restricted common stock to various parties based on a private placement memorandum. The issuance was valued at $.25 per share or $550,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The various parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the various parties had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 10, 2005, we issued 350,000 shares of our restricted common stock to David J. Larson in consideration for services rendered to us. The issuance was valued at $.25 per share or $87,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Larson was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Larson had the necessary investment intent as required by
Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 20, 2004, we issued 500,000 shares of our restricted common stock to Jerry A. Moore in consideration for services rendered to us for marketing and selling our products. The issuance was valued at $.25 per share or $125,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Moore was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Moore had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 18, 2004, we issued 30,000 shares of our restricted common stock to George E. Begley in consideration for consulting services rendered to us. The issuance was valued at $.28 per share or $8,400. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Begley was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Begley had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 10, 2004, we issued 2,550,000 shares of our restricted common stock to Seaside Investments PLC pursuant to a stock purchase agreement, which were being held in escrow. The issuance was valued at $.46 per share or $1,173,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Seaside Investments PLC was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Seaside Investments PLC. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. On September 20, 2005, we cancelled the 2,550,000 shares issued to Seaside Investments PLC.

On September 10, 2004, we issued 127,500 shares of our restricted common stock to Hunter Wise Securities, LLC pursuant to an advisory agreement. The issuance was valued at $.46 per share or $58,650. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Hunter Wise Securities, LLC was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Hunter Wise Securities had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. On September 20, 2005, we cancelled the 127,500 shares issued to Hunter Wise Securities, LLC.

On July 28, 2004, we issued 250,000 shares of our restricted common stock to Gerd Thone pursuant to a license agreement. The issuance was valued at $.47 per share or $117,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Thone was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Thone had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 14, 2004, we issued 250,000 shares of our restricted common stock to Brian Buchanan for consulting services rendered. The issuance was valued at $.28 per share or $70,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Buchanan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Buchanan had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 18, 2004, we issued 50,000 shares of our restricted common stock to Dr. Kenneth Steiner for consulting services rendered. The issuance was valued at $.71 per share or $35,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Dr. Steiner was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dr. Steiner had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 2, 2004, we issued 200,000 shares of our restricted common stock to Calvin MacKinnon for consulting services rendered. The issuance was valued at $.48 per share or $96,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. MacKinnon was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. MacKinnon had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 1, 2003, we issued an aggregate of 100,000 shares (or 50,000 shares each) of our restricted common stock to Sharon Edwards and Calvin MacKinnon for consulting services rendered. The issuance was valued at $.40 per share or $40,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Messrs. Edwards and MacKinnon were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Messrs. Edwards and MacKinnon had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 19, 2003, we issued an aggregate of 3,230,471 shares of our restricted common stock to various parties based on a private placement memorandum. The issuance was valued at $.25 per share or $807,618. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The various parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the various parties had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 1, 2003, we issued 250,000 shares of our restricted common stock to Ron Reynolds for consulting services rendered. The issuance was valued at $.48 per share or $120,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Reynolds was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Reynolds had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 13, 2003, we issued an aggregate of 1,500,000 shares of our restricted common stock to the following: 250,000 each to Dr. Mark Alden, James Haney, Barbara Smith, Charles Austin, Lorie Campbell-Farley and Ron Reynolds, each for consulting services rendered. The issuance was valued at $.35 per share or $525,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each party listed above was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each party listed above had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 18, 2003, we issued 250,000 shares of our restricted common stock to Brockton Group of Companies, Inc.. for consulting services rendered. The issuance was valued at $.51 per share or $127,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brockton Group of Companies was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brockton Group of Companies had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 9, 2003, we issued 300,000 shares of our restricted common stock to Starlife Financial for consulting services rendered. The issuance was valued at $.31 per share or $93,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Starlife Financial was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Starlife Financial had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 10, 2002, we issued 12,112,501 shares of our restricted common stock to various parties pursuant to a share exchange and share purchase agreement. The issuance was valued at $.67 per share or $8,115,376. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The parties each was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the parties each had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 23, 2002, we issued 300,000 shares of our restricted common stock to Bing Jung for consulting services rendered. The issuance was valued at $.66 per share or $198,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Jung was a sophisticated investor and had access to information normally provided in a prospectus regarding us.

The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Jung had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:


EXHIBIT       DESCRIPTION



3.1           Articles of Incorporation and Amendments (1)

3.2           By-Laws (1)

4.1           2005 Stock Option Plan (1)

4.2           2004 Stock Option Plan (1)

5.1           Opinion and Consent of Anslow & Jaclin, LLP

10.1          Subscription Agreement for $1,100,000 Financing (1)

10.2          Form of Convertible Note (1)

10.3          Form of Class A Common Stock Purchase Warrant (1)

10.4          Form of Class B Common Stock Purchase Warrant (1)

10.5          Form of Class C Common Stock Purchase Warrant (1)

10.6          Form of Class D Common Stock Purchase Warrant (1)
              John Farley Employment Agreement (1)

10.7          Charles Austin Employment Agreement (1)

10.8          Dr. Mark Alden Consulting Agreement (1)

10.9          Crossfire Network, Inc. Agreement (1)

10.10         Summit Laboratories, Inc. Agreement (1)

10.11         Natures Formulae Health Products Ltd. Agreement (1)

10.12 License Agreement between Stalwart United Participations Limited and Mind Your Own Skin Products Inc. dated September 20, 1999. (2)

10.13 License Agreement between Stalwart United Participations Limited and Mind Your Own Skin Products Inc. dated February 1, 2002. (2)

10.14         Promissory Note to Shield-Tech Products, Inc. (2)

10.15         Modification and Amendment Agreement (3)

10.16         Subsidiaries List (1)

23.1          Consent   of   Manning   Elliott,  Independent  Registered  Public
              Accounting Firm

24.1          Power of Attorney  (included  on  signature  page  of Registration
              Statement)

(1) Filed with the initial Form SB-2 Registration Statement on May 5, 2005 (SEC File No. 333-124667).
(2) Filed with Amendment No. 1 to Form SB-2 Registration Statement on June 22, 2005 (SEC File No. 333-124667).
(3) Filed with Amendment No. 2 to Form SB-2 Registration Statement on September 20, 2005 (SEC File No. 333-124667).

ITEM 28.   UNDERTAKINGS.

(A)        The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:


     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)  Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falkland, Province of British Columbia, Country of Canada, on the 1st day of December, 2005.


                     AVVAA WORLD HEALTH CARE PRODUCTS, INC.


                     By:             /S/ JOHN FARLEY
                                     ---------------
                                     JOHN FARLEY
                                     Chief Executive Officer,
                                     President and Director


                     By:             /S/ CHARLES AUSTIN
                                     ------------------
                                     CHARLES AUSTIN
                                     Chief Financial Officer,
                                     Chief Accounting Officer, and
                                     Secretary and Director


                                POWER OF ATTORNEY

The undersigned directors and officers of AVVAA World Health Care Products, Inc. hereby constitute and appoint John Farley, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                 TITLE                                       DATE


/S/ JOHN FARLEY           President, Chief Executive Officer   December 1, 2005
--------------            and Director
JOHN FARLEY

/S/ CHARLES AUSTIN        Secretary, Chief Financial Officer,  December 1, 2005
-----------------         Chief Accounting Officer,
CHARLES AUSTIN            and Director

/S/ DR. MARK ALDEN        Director                             December 1, 2005
------------------
DR. MARK ALDEN

/S/ JAMES MACDONALD       Director                             December 1, 2005
------------------
JAMES MACDONALD


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